UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE TRIZETTO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 27, 2008

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear The TriZetto Group, Inc. Stockholder:

Our board of directors has approved a merger agreement and a merger pursuant to which TriZetto will become a wholly-owned subsidiary of TZ Holdings, L.P., an entity owned by investment vehicles affiliated with Apax Partners, L.P., BlueCross BlueShield of Tennessee, Inc. and Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield, with Apax Partners, L.P. the majority owner and in control of the board.

If the merger is completed, holders of our common stock will be entitled to receive $22.00 in cash, without interest and less applicable withholding taxes, for each share of our common stock that they own at the effective time of the merger. Receipt of the merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

Our stockholders will be asked at a special meeting to approve and adopt the agreement and plan of merger. Our board of directors has approved resolutions (i) approving the merger agreement and the merger, (ii) determining that the merger agreement and the terms and conditions of the merger are advisable, fair to and in the best interests of TriZetto and our stockholders, and (iii) directing that the merger and merger agreement be submitted for approval and adoption at a special meeting of our stockholders. In reaching this determination, our board of directors considered a variety of factors that are discussed in the attached proxy statement. Our board of directors recommends that all of our stockholders vote FOR the approval and adoption of the merger agreement.

Our board of directors also recommends that our stockholders vote FOR approval of adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve and adopt the merger agreement. Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference, will be counted as votes FOR approval and adoption of the merger agreement.

The date, time and place of the special meeting to consider and vote upon the proposal to approve and adopt the merger agreement is as follows:

June 30, 2008

1:00 p.m., local time

The Island Hotel Newport Beach

690 Newport Center Drive

Newport Beach, California 92660

The proxy statement attached to this letter provides you with information about the special meeting of our stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of our common stock, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us. If you attend the special meeting, you may vote in person even if you previously returned your proxy.

Jeffrey H. Margolis

Chairman of the Board and Chief Executive Officer

The proxy statement is dated May 27, 2008, and is first being mailed to our stockholders on or about May 30, 2008.

THE TRIZETTO GROUP, INC.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 30, 2008

Dear The TriZetto Group, Inc. Stockholder:

Notice is hereby given that on June 30, 2008, at 1:00 p.m., local time, The TriZetto Group, Inc. (“TriZetto”) will hold a special meeting of its stockholders (the “special meeting”) at The Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California 92660, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated as of April 11, 2008, by and among TZ Holdings, L.P. (“TZ Holdings”), TZ Merger Sub, Inc. (“Merger Sub”) and TriZetto, and to approve TZ Holdings’ acquisition of TriZetto through a merger of Merger Sub, a wholly-owned subsidiary of TZ Holdings, with and into TriZetto, as contemplated by the merger agreement;

2.	To consider and vote upon a proposal to approve any adjournments of the special meeting, if determined necessary by TriZetto, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve and adopt the merger agreement; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The merger proposal is described more fully in the proxy statement of which this notice forms a part. Please give your careful attention to all of the information in the proxy statement.

Only holders of record of TriZetto common stock at the close of business on May 19, 2008, the record date, or their proxies can vote at the special meeting or any adjournment or postponement of the special meeting. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of TriZetto common stock issued and outstanding on the record date. The list of stockholders entitled to vote at the special meeting is available, upon request, at the TriZetto headquarters, at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, for examination by any TriZetto stockholder.

Your vote is important. Whether or not you expect to attend the special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card at your earliest convenience. Instructions for voting your shares are included on the enclosed proxy card or voting instruction card. If you are a record holder and you send in your proxy and then decide to attend the TriZetto special meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting. If you have any questions about the proposals or about your shares, please contact Morrow & Co., LLC by telephone at (800) 607-0088 (toll-free) or via email at TriZetto.info@morrowco.com.

By Order of the Board of Directors,

/s/ Jeffrey H. Margolis

Jeffrey H. Margolis

Chairman of the Board and Chief Executive Officer

Newport Beach, California

May 27, 2008

i

ii

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements include, among other things, the statements under the heading “The Merger – Projected Financial Data,” statements concerning whether and when the proposed merger will close, whether conditions to the proposed merger will be satisfied, the effect of the proposed merger on our business and operating results, and other statements qualified by words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “should,” and similar words indicating future events. These forward-looking statements are based on our expectations and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements, including, among others:

•	the failure of the merger to be completed;

•	the time at which the merger is completed;

•	approval and adoption of the merger agreement by our stockholders; and

•	failure by us or by TZ Holdings, L.P. or by TZ Merger Sub, Inc. to satisfy the other conditions to the merger.

The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Except to the extent required by applicable law or regulation, we undertake no duty to any person to update the statements made in this proxy statement under any circumstances.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that TriZetto has filed with the Securities and Exchange Commission under “Where You Can Find More Information.”

iv

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about The TriZetto Group, Inc. special meeting of stockholders and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should still carefully read this entire proxy statement, including each of the annexes.

Throughout this proxy statement, “TriZetto,” “we,” “us” and “our” refer to The TriZetto Group, Inc., “TZ Holdings” or “Parent” refers to TZ Holdings, L.P. and “Merger Sub” refers to TZ Merger Sub, Inc. Also, we refer to the merger between TriZetto and Merger Sub as the “merger”; and the Agreement and Plan of Merger, dated as of April 11, 2008, by and among TZ Holdings, Merger Sub and TriZetto as the “merger agreement.”

Q: Why am I receiving the proxy materials?

A: We sent you this proxy statement and the enclosed proxy card because the board of directors of TriZetto is soliciting your proxy to vote at a special meeting of TriZetto stockholders in connection with a proposal to approve and adopt a merger agreement whereby TriZetto would become a wholly-owned subsidiary of TZ Holdings. You may submit a proxy if you complete, date, sign and return the enclosed proxy card. You are also invited to attend the special meeting in person, although you do not need to attend the special meeting to have your shares voted at the special meeting.

Q: What will I receive in the merger?

A: If the merger is completed, you will be entitled to receive $22.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger. For example, if you own 100 shares of our common stock, you will receive $2,200.00 in cash, less any applicable withholding taxes, in exchange for those shares.

Q: What will happen in the merger with any options that I hold to acquire TriZetto common stock under TriZetto’s stock incentive plans?

A: Optionees will be entitled to receive cash for each share of our common stock subject to their options (whether or not vested), as of the effective time of the merger, in an amount equal to the excess of (i) the cash price of $22.00 to be paid with respect to our common stock in the merger, over (ii) the exercise price per share of their options, less applicable withholding taxes.

Q: How does our board of directors recommend I vote?

A: Our board of directors has adopted resolutions approving the merger agreement and the merger, determining that the merger agreement and the terms and conditions of the merger are advisable, fair to and in the best interests of TriZetto and our stockholders and directing that the merger agreement be submitted for approval and adoption at a special meeting of our stockholders. Our board of directors recommends that all of our stockholders vote FOR the approval and adoption of the merger agreement. The reasons for our board of directors’ determination are discussed below in this proxy statement. Our board of directors also recommends that you vote FOR approval of adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

Q: Who will own TriZetto after the merger?

A: After the merger, TriZetto will be a wholly-owned subsidiary of TZ Holdings, an entity owned by investment vehicles of Apax Partners, L.P., and BlueCross BlueShield of Tennessee, Inc. and Regence BlueCross

BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield, with Apax Partners, L.P. the majority owner and in control of the board. Apax Partners, L.P. has the right to sell a portion of its ownership of TZ Holdings, L.P. to other institutional investors. As a result of the receipt of cash in exchange for TriZetto common stock, you will no longer benefit from any increase in TriZetto’s value, nor will you acquire an ownership interest in TZ Holdings or any of the entities that own TZ Holdings.

Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q: What happens if I do not return a proxy card?

A: If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to return your proxy card will have the same effect as voting against the merger.

Q: What vote is needed to approve and adopt the merger agreement?

A: The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve and adopt the merger agreement. Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes FOR approval and adoption of the merger agreement.

Q: May I vote in person?

A: Yes. If your shares are not held in “street name” through a broker, bank or other nominee, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker, bank or other nominee in order to attend the special meeting and vote.

Q: Do I need to attend the special meeting in person?

A: No. You do not have to attend the special meeting in order to vote your shares of our common stock. Your shares can be voted at the special meeting without attending by mailing your completed, dated and signed proxy card in the enclosed return envelope.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your instructions.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q: Should I send in my TriZetto stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $22.00 in cash, less applicable withholding taxes, for each share of our common stock that you own at the effective time of the merger, subject to the terms of the merger agreement.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We currently expect the merger to be completed in the second half of 2008. However, we cannot assure you when or if the merger will occur. In addition to stockholder approval, the other closing conditions contained in the merger agreement must be satisfied or waived. Either TZ Holdings or we may terminate the merger agreement if the merger has failed to occur by October 31, 2008 and the terminating party has not caused that failure by its breach of the merger agreement.

Q: What if the proposed merger is not completed?

A: If the merger is not completed, we will continue our current operations and our status as a publicly held company.

Q: Am I entitled to appraisal rights?

A: Under Delaware law, TriZetto stockholders of record who do not vote in favor of the merger and who properly deliver a written demand for appraisal to TriZetto will be entitled to exercise appraisal rights in connection with the merger and obtain payment in cash for the judicially-determined fair value of their shares of TriZetto common stock if the merger is completed. The provisions of the Delaware General Corporation Law (“DGCL”) relating to appraisal rights are attached as Annex C to this proxy statement. Failure to take all of the steps required under Delaware law may result in the loss of any appraisal rights under Delaware law.

Q: Will the merger be a taxable transaction for me?

A: If you are a U.S. taxpayer, your receipt of cash in the merger will be treated as a taxable sale of your TriZetto common stock for U.S. federal income tax purposes. In general, you will recognize gain or loss in an amount equal to the difference between (i) the amount of cash you receive in the merger in exchange for your shares of our common stock and (ii) the adjusted tax basis of your shares of our common stock. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q: What other matters will be voted on at the special meeting?

A: Our stockholders are also being asked to vote at the special meeting in favor of adjourning the meeting, if adjournments are determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies from our stockholders if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal. This proposal requires the approval of a majority of the votes represented in person or by proxy at the special meeting to be approved. Pursuant to Delaware law and our bylaws, only matters set forth in the notice of meeting may be considered at the special meeting of stockholders.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

(800) 607-0088 (toll-free)

TriZetto.info@morrowco.com

Or you can contact us:

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(949) 719-2225

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the provisions of the merger, you should read carefully this entire proxy statement and the other documents to which we refer you. See “Where You Can Find More Information.” References to captioned sections in this summary and elsewhere in this proxy statement are references to the relevant text of this proxy statement that follows this summary section. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

The Companies

TZ Holdings, L.P.

c/o Apax Partners, L.P.

Citigroup Center

153 East 53rd Street

New York, New York 10022

(212) 753-6300

TZ Holdings, L.P., which we refer to as “TZ Holdings” or “Parent,” is a newly-formed Delaware limited partnership. TZ Holdings was formed solely for the purpose of effecting the merger and the transactions related to the merger. TZ Holdings has not engaged in any business except activities incidental to its formation and in connection with the Agreement and Plan of Merger, dated as of April 11, 2008, by and between TZ Holdings, TZ Merger Sub, Inc. and TriZetto, which we refer to as the “merger agreement.” Following completion of the merger, based on current commitments, TZ Holdings will be owned approximately 75% by investment vehicles affiliated with Apax Partners, L.P., which we refer to as “Apax,” who will be the majority owner and in control of the board, approximately 12.5% by BlueCross BlueShield of Tennessee, Inc., which we refer to as “BCBS of Tennessee,” and approximately 12.5% by Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield, which we refer to collectively as “Regence Group.” We refer to each of Apax, BCBS of Tennessee and Regence as an “Investor” and collectively as the “Investor Group.”

TZ Merger Sub, Inc.

c/o Apax Partners, L.P.

Citigroup Center

153 East 53rd Street

New York, New York 10022

(212) 753-6300

TZ Merger Sub, Inc., which we refer to as “Merger Sub,” is a newly-formed Delaware corporation and a wholly-owned subsidiary of TZ Holdings. Merger Sub was organized solely for the purpose of entering into the merger agreement with TriZetto and completing the merger and has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(949) 719-2200

TriZetto is Powering Integrated Healthcare Management™. With its technology touching nearly half of the U.S. insured population, TriZetto is uniquely positioned to drive the convergence of health benefit administration, care management and constituent engagement. TriZetto provides premier information technology solutions that enable payers and other constituents in the healthcare supply chain to improve the coordination of benefits and care for healthcare consumers. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. TriZetto’s payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting.

Additional information regarding TriZetto is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information.”

The Special Meeting of TriZetto Stockholders

Time, Date and Place. A special meeting of our stockholders will be held on June 30, 2008, at The Island Hotel, Newport Beach, 690 Newport Center Drive, Newport Beach, California 92660 at 1:00 p.m., local time, to consider and vote upon a proposal to approve and adopt the merger agreement. In addition, you may be asked to consider a proposal to approve adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on May 19, 2008, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 43,123,786 shares of our common stock issued and outstanding held by approximately 189 holders of record.

Required Quorum and Votes. The holders of a majority of the issued and outstanding shares of our common stock must be present, in person or by proxy, at the special meeting for a quorum to be present. The proposal to approve and adopt the merger agreement requires the affirmative vote of a majority of the shares of our common stock issued and outstanding at the close of business on the record date.

The proposal to approve adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting.

See “The Special Meeting.”

The Merger

Description of the Merger. The board of directors of TriZetto has approved a merger agreement and a merger whereby TriZetto will become a wholly-owned subsidiary of TZ Holdings upon completion of the merger. If the merger agreement is approved and adopted by TriZetto stockholders, Merger Sub, a newly-formed merger subsidiary of TZ Holdings, will be merged with and into TriZetto, and TriZetto will be the surviving company in the merger.

If the merger is completed, you will be entitled to receive $22.00 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock that you own at the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a stockholder of TriZetto. You will receive your portion of the merger consideration after exchanging your stock certificates representing our common stock in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

Background and Reasons for the Merger. Our board of directors oversaw a process of investigating potential transactions with third parties to maximize value for our stockholders. This process began in November of 2007 and culminated with the execution of the merger agreement on April 11, 2008. For a description of this process, including:

•

the solicitation of interest from a potential buyer list of 19 sophisticated and knowledgeable parties (including both potential private equity and strategic buyers) that would have a potential interest in, and capacity for, paying full value for our long-term prospects and completing a transaction with us without undue delay,

•	the deliberations of our board of directors in connection with that process and its results, and

•	the negotiations with TZ Holdings,

see “The Merger—Background of the Merger.”

At the meeting of our board of directors on April 10, 2008, our board of directors resolved to approve the merger with TZ Holdings and recommend it to our stockholders.

See “The Merger—Background of the Merger” and “The Merger—TriZetto Board of Directors’ Recommendation.”

In making its determination and recommendation set forth above, our board of directors considered, among other things:

•	its knowledge of the current state of our business, including our financial condition, operations, business plans, management, competitive position and prospects; and

•	its belief, based on its knowledge of the matters enumerated above, that our shares were unlikely to trade at prices substantially above their current level for some substantial period.

Our board of directors also considered, among other things, its knowledge of the process that TriZetto had conducted, with the assistance of its management and legal and financial advisors, as described under “The Merger—Background of the Merger,” including:

•	the fact that 19 potential buyers (including both potential financial and strategic buyers) were contacted;

•

the number of those potential buyers that had signed confidentiality agreements and received information about TriZetto, engaged in a due diligence investigation of us, submitted preliminary indications of interest and submitted definitive acquisition proposals; and

•	the fact that 7 of the 19 third parties on the potential buyer list had submitted preliminary indications and TZ Holdings and one additional third party had submitted a final proposal.

In the course of its deliberations, our board of directors also considered, among other things, material positive factors regarding the merger and potentially negative factors regarding the merger.

Based on its review of both the positive and negative factors regarding the merger, our board of directors concluded that the potentially negative factors were substantially outweighed by the opportunity presented by the merger for our stockholders to monetize their TriZetto investment for $22.00 per share in cash within a relatively short period if the merger conditions were satisfied, which the board of directors believed would maximize the value of our shares and eliminate the risk that the inherent uncertainty affecting our future prospects could result in a diminution in the market value of our shares. Accordingly, the board of directors concluded that the merger was in the best interests of our stockholders.

See “The Merger—Reasons for the Merger.”

TriZetto’s Board of Directors’ Recommendation. Our board of directors has approved resolutions:

•	approving the merger agreement and the merger;

•	determining that the merger agreement and the terms and conditions of the merger are advisable, fair to and in the best interests of TriZetto and our stockholders;

•	directing that the merger agreement be submitted for approval and adoption at a special meeting of our stockholders; and

•	recommending that all of our stockholders vote for the approval and adoption of the merger agreement.

See “The Merger—Reasons for the Merger” and “The Merger—TriZetto Board of Directors’ Recommendation.”

Opinion of TriZetto’s Financial Advisor. In connection with the merger, TriZetto’s board of directors received a written opinion, dated April 10, 2008, from TriZetto’s financial advisor, UBS Securities LLC (“UBS”), as to the fairness, from a financial point of view and as of the date of such opinion, of the $22.00 per share consideration to be received in the merger by holders of TriZetto common stock (other than holders of shares of TriZetto common stock, if any, as to which treatment in the merger is separately agreed by TZ Holdings and such holders after the date of the merger agreement, referred to as excluded holders). The full text of UBS’ written opinion, dated April 10, 2008, is attached to this proxy statement as Annex B. UBS’ opinion was provided for the benefit of TriZetto’s board of directors in connection with, and for the purpose of, its evaluation of the $22.00 per share merger consideration from a financial point of view and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to TriZetto or TriZetto’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. Holders of TriZetto common stock are encouraged to read UBS’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS.

See “The Merger—Opinion of TriZetto’s Financial Advisor.”

Interests of TriZetto’s Executive Officers and Directors in the Merger. When TriZetto stockholders consider the recommendation of the TriZetto board of directors that TriZetto stockholders vote in favor of the proposal to approve and adopt the merger agreement, they should be aware that officers and directors of TriZetto may have interests in the merger that may be different from, or in addition to, the interests of TriZetto stockholders generally. These interests include, among others, the acceleration of vesting and removal of restrictions with respect to stock options and other stock awards; and continuation of rights to indemnification and liability insurance. TriZetto’s board of directors was aware of and considered these interests when it approved the merger agreement and the merger.

As of the record date, directors and executive officers of TriZetto, and their affiliates, had the right to vote approximately 4,102,637 shares of TriZetto common stock, or approximately 9.10% of the issued and outstanding TriZetto common stock at that date.

See “The Merger—Interests of TriZetto’s Executive Officers and Directors in the Merger” and “The Special Meeting—Vote Required.”

Material United States Federal Income Tax Consequences of the Merger. The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes. In general, each stockholder will recognize gain or loss in an amount equal to the difference, if any, between the cash payment received and the stockholder’s tax basis in the shares surrendered in the merger.

See “The Merger—Material United States Federal Income Tax Consequences of the Merger.”

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Appraisal Rights. Under Delaware law, TriZetto stockholders of record who do not vote in favor of the merger and who properly deliver a written demand for appraisal to TriZetto will be entitled to exercise appraisal rights in connection with the merger and obtain payment in cash for the judicially-determined fair value of their shares of TriZetto common stock if the merger is completed. The provisions of the DGCL relating to appraisal rights are attached as Annex C to this proxy statement. Failure to take all of the steps required under Delaware law may result in the loss of any appraisal rights under Delaware law.

See “The Merger Agreement—Appraisal Rights.”

Delisting and Deregistration of TriZetto Common Stock. If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered or suspended under the Securities Exchange Act of 1934, as amended.

Regulatory Matters. Under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”), TZ Holdings and TriZetto cannot consummate the merger until we have filed the required notification forms and, if requested, furnished additional information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the specified waiting period expires or is terminated. On April 18, 2008, TriZetto and TZ Holdings filed HSR Act notification forms with the Department of Justice and the Federal Trade Commission, and were granted early termination of the waiting period on April 28, 2008.

Equity Plans

Stock Options. As of the record date, 7,325,440 options to purchase the capital stock of TriZetto were issued and outstanding. At the effective time of the merger, each then outstanding option (except for options as to which the treatment in the merger is separately agreed) to purchase our stock that was granted under TriZetto’s 1998 Long-Term Incentive Plan, First Amended and Restated 1998 Stock Option Plan, RIMS Stock Option Plan and Quality Care Solutions, Inc. Stock Option Plan (whether vested or unvested) will be deemed fully vested and be cancelled, and each holder of such option will be entitled to receive in exchange for such option an amount in cash equal to the product of (a) the number of shares for which such option is exercisable and (b) the excess of the per share price of $22.00 to be paid with respect to our common stock in the merger over the per share exercise price of such option, less any applicable tax withholdings.

Restricted Stock. As of the record date, 473,567 unvested shares of our common stock were issued and outstanding. These unvested shares are referred to as restricted stock and should the holder’s employment with TriZetto be terminated for any reason or if performance targets are not met with respect to certain of these shares, the holder shall forfeit such restricted stock. Under the terms of the merger agreement, as of the effective time of the merger, each issued and outstanding share of restricted stock (except for shares as to which the treatment is separately agreed) will be cancelled and be converted into the right to receive the per share price of $22.00 to be paid with respect to our common stock in the merger, less any applicable tax withholdings.

Employee Stock Purchase Plan. Under the terms of the merger agreement, we have taken or will take all necessary action such that, among other things: (i) participation in TriZetto’s Amended and Restated Employee Stock Purchase Plan (“ESPP”) is limited to those employees who were participants on the date of execution of the merger agreement, (ii) participants may not increase their payroll deduction or purchase elections, (iii) no additional offering period (as that term is defined in the ESPP) will commence after the date of execution of the merger agreement, (iv) the ESPP will terminate effective immediately before the effective time of the merger, and (v) each purchase right under the ESPP outstanding at such time will be automatically exercised by applying the payroll deductions of each current participant in the ESPP for such offering period to the purchase of whole shares of common stock (subject to the provisions of the ESPP regarding the number of shares purchasable per participant) at a purchase price per share equal to 95% of the lower of (A) the fair market value per share of the common stock on the purchase date (as that term is defined in the ESPP) and (B) the fair market value per share of the common stock on the last business day before the effective time of the merger.

See “The Merger Agreement—Equity Plans.”

Performance Unit Awards

As of the record date, TriZetto had outstanding Performance Unit Awards, which are generally cash based awards. The Performance Unit Awards are payable on March 15, 2010, provided that TriZetto: (i) achieves during the period from January 1, 2008 through December 31, 2009 (the “Performance Period”) a minimum of $5.02 cumulative Adjusted EBITDA per outstanding share, and (ii) attains during the Performance Period the cumulative software license revenue and recurring revenue (including revenue from software maintenance) as follows:

Measure	Threshold	Target	Maximum	Weight
Software License Revenue	$205,000,000	$230,000,000	$257,000,000	60%
Recurring Revenue (including software maintenance revenue)	$500,000,000	$520,000,000	$580,000,000	40%

The amount that may be paid on account of the Performance Unit Awards depends upon the degree to which the relevant performance targets are satisfied.

Prior to the Effective Time, TZ Holdings may elect one of the following dispositions of the Performance Unit Awards: (1) cash them out for a value equal to their target amount; or (2) keep them outstanding in accordance with their terms and conditions, subject to adjustment of the performance goals to take into account the Merger, and pay any holder who subsequently vests in the ordinary course the appropriate amount at that time, which will be at least the target amount. If (2) is elected, the holders of Performance Unit Awards who do not have change of control agreements will vest in such awards and be paid their respective target amount if they are terminated without cause before the end of the Performance Period and they execute a release of claims.

Arrangements with the Surviving Corporation

TZ Holdings has previously indicated its belief that the continued involvement of our management team is integral to TriZetto’s future success, however, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with TriZetto or its subsidiaries or with TZ Holdings, Merger Sub or their affiliates regarding employment with, or the right to convert into or reinvest or participate in the equity of, the surviving corporation or TZ Holdings or any of its subsidiaries. Moreover, as of the date of this proxy statement, no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax with respect to any such agreement, arrangement or understanding. TZ Holdings has informed us that it may offer current members of management the opportunity to convert all or a portion of their current equity interests in the Company into, or otherwise invest (on terms that are no more favorable than those applicable to other investors) in, equity in TZ Holdings (and/or a subsidiary of TZ Holdings). Further, TZ Holdings has informed us that it may establish equity-based compensation plans for management of the surviving corporation. It is anticipated that awards granted under any such equity-based compensation plans would generally vest over a number of years of continued employment and would entitle management to share in the future appreciation of the surviving corporation. Although it is likely that certain members of our current management team will enter into arrangements with TZ Holdings or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, TZ Holdings (and/or a subsidiary of TZ Holdings), as of the date of this proxy statement no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax, and there can be no assurance that any parties will reach an agreement. Any new arrangements are currently expected to be entered into at or prior to completion of the merger and would not become effective until after the merger is completed.

Outstanding Debt Securities

As of the record date, $330,000,000 aggregate principal amount of TriZetto’s convertible notes were outstanding. Pursuant to the terms of the convertible notes’ indentures, after the effective time of the merger, each holder of convertible notes will have the opportunity to convert such notes into the right to receive an amount in cash for each $1,000 principal amount held by such holder equal to: (a) with respect to the 2012 Notes, the product of $22.00 multiplied by (45.5114 plus the increase in the conversion rate as determined based on the make whole table) and (b) with respect to the 2025 Notes, the product of $22.00 multiplied by (53.0504 plus the increase in the conversion rate as determined based on the make whole table), subject to deduction for any applicable tax withholdings.

Market Price and Dividend Data

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “TZIX.” On April 10, 2008, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $17.67. On May 23, 2008, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $21.28. We urge stockholders to obtain a current quotation of our common stock.

See “Market Price and Dividend Data.”

The Merger Agreement

General. The following is a summary of certain of the principal provisions of the merger agreement and is qualified in its entirety both by the more detailed description that appears later in this proxy statement and by the full text of the merger agreement contained in Annex A.

The merger agreement contemplates the merger of a wholly-owned subsidiary of TZ Holdings with and into TriZetto, with TriZetto surviving the merger. Upon completion of the merger, TriZetto will become a wholly-owned subsidiary of TZ Holdings. The merger will become effective upon the later of: (i) acceptance by the Delaware Secretary of State of our filing of a certificate of merger, or (ii) a subsequent time of effectiveness that we and TZ Holdings agree to and specify in the certificate of merger. Upon completion of the merger, holders of our common stock will be entitled to receive $22.00 in cash, without interest and less applicable withholding taxes, in exchange for each share of our common stock held at the effective time of the merger.

The merger agreement contains representations and warranties by TriZetto and by TZ Holdings that are customary for agreements of this nature. The merger agreement also contains customary covenants, including TriZetto’s covenant to carry on its business in all material respects in the same manner as it has done prior to the date of the merger agreement and to obtain TZ Holdings’ consent before engaging in certain activities. In addition, TZ Holdings has agreed to use its best efforts to obtain the debt financing required to finance the deal, and to keep TriZetto informed of the status of TZ Holdings’ efforts to secure such financing. Similarly, TriZetto has agreed to cooperate with TZ Holdings in connection with securing the debt financing.

Marketing Period. We have agreed to give TZ Holdings a 30 day “marketing period” in which to secure the required financing. Under the merger agreement, the “marketing period” is defined as the first period of 30 consecutive days after the date of the merger agreement throughout which:

•	TZ Holdings shall have the required financial information that TriZetto is required to provide to TZ Holdings pursuant to the merger agreement; and

•

no event has occurred and no conditions exist that would cause any of the conditions set forth in the merger agreement to fail to be satisfied assuming the closing were to be scheduled for any time during such 30 consecutive day period, and the conditions set forth in the merger agreement have been satisfied (other than conditions that by their nature can only be satisfied at the closing).

The marketing period will terminate on the earlier of the expiration of the 30 day period or the date the debt financing is obtained. However, if the marketing period would not end on or prior to August 1, 2008, the marketing period may not begin prior to September 8, 2008.

The marketing period will not be deemed to have commenced if prior to the completion of the marketing period:

•	Ernst & Young LLP withdraws its audit opinion with respect to any of our financial statements;

•

our financial statements provided to TZ Holdings at the beginning of the marketing period are no longer sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC; or

•	we issue a public statement indicating our intent to restate any of our historical financial statements.

Acquisition Proposals by Third Parties. We have agreed that neither we nor any of our officers, directors, employees agents and representatives, including any investment banker, attorney or accountant retained by us will:

•

initiate, solicit, propose or knowingly encourage (including by providing information) or take any other action knowingly to facilitate any inquiries, proposals, offers, discussions or requests with respect to, or the making or completion of, or that may reasonably be expected to lead to, an acquisition proposal (as defined in the merger agreement and described below in the section captioned “The Merger Agreement—Definitions of Acquisition Proposal and Superior Proposal”);

•

engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to, or afford access to our property, books and records, to any person that has made or, to the knowledge of TriZetto, is considering making, an acquisition proposal, or grant any waiver, amendment or release under any standstill or confidentiality agreement;

•	approve, endorse or recommend any acquisition proposal; or

•

approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.

We have also agreed that we will immediately cease and terminate any existing activities, discussions or negotiations with any persons that were conducted by us prior to the date of the merger agreement with respect to any acquisition or potential acquisition proposal.

Notwithstanding the foregoing restrictions with respect to acquisition proposals by third parties that do not result from a breach by TriZetto of its obligations described above, at any time prior to obtaining stockholder approval and adoption of the merger proposal, we may furnish information with respect to TriZetto and our subsidiaries to any person or entity making such acquisition proposal including furnishing non-public information pursuant to an appropriate confidentiality agreement substantially similar to the confidentiality agreement entered into with Apax, provided that any non-public information furnished has been previously disclosed (or is disclosed contemporaneously) to TZ Holdings, and we may also participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal if:

•

such person or group has, after the date of execution of the merger agreement, submitted an unsolicited bona fide written acquisition proposal which our board determines constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement and described below in the section captioned “The Merger Agreement—Definitions of Acquisition Proposal and Superior Proposal”); and

•

our board has concluded in good faith, after consultation with our outside legal counsel, that the failure of our board to furnish such information or engage in such discussions or negotiations would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law.

Furthermore, we have agreed with TZ Holdings that (a) neither our board nor any committee thereof will (i) change, withdraw, modify or qualify in a manner adverse to TZ Holdings or Merger Sub its recommendation of the merger agreement or the merger or fail to make a reaffirmation requested by TZ Holdings; (ii) approve or recommend, or cause or permit us to enter into, any letter of intent, memorandum of understanding, acquisition agreement or other similar agreement constituting or relating to any acquisition proposal; (iii) make any recommendation in connection with a tender offer or an exchange offer other than a recommendation against such offer; (iv) exempt any person or group from the restrictions contained in any state takeover or similar laws, including Section 203 of the DGCL or otherwise cause such restrictions or provisions not to be applicable to such persons or group; or (v) resolve or publicly propose to take any such actions and (b) TriZetto will not (i) amend or take any action to amend the rights agreement with respect to any person other than TZ Holdings or Merger Sub or (ii) fail to include in this proxy statement the recommendation of the board of directors that the stockholders of TriZetto approve the merger unless, prior to the approval of the merger by TriZetto’s stockholders:

•

TriZetto receives an acquisition proposal that has not been withdrawn and that our board determines in good faith, after consultation with our independent financial advisor and outside legal counsel, constitutes a superior proposal; and

•

our board determines in good faith, after consultation with our outside legal counsel, that the failure to accept such superior proposal in accordance with the terms of the merger agreement would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law.

We may not take any action with respect to a superior proposal until we have provided written notice to TZ Holdings that we intend to take such action, describing the material terms and conditions of the superior proposal that is the basis of such action. Furthermore, during the five business day period following TZ Holdings’ receipt of a notice of a superior proposal, we must negotiate with TZ Holdings and Merger Sub in good faith to make such adjustments in the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal and our board of directors must, following the end of such five business day notice period, have determined in good faith, after consultation with our independent financial advisor and outside legal counsel, taking into account any changes to the terms of the merger agreement proposed by TZ Holdings in response to the notice of superior proposal, that the superior proposal giving rise to the notice of superior proposal continues to constitute a superior proposal.

We have also agreed to promptly advise TZ Holdings orally and in writing of the receipt of an acquisition proposal or any inquiries, proposals or offers regarding any acquisition proposal (including any request for non-public information) and to provide TZ Holdings with copies of all such materials.

Nothing set forth in the merger agreement will prevent us or our board from (i) taking and disclosing to our stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from (ii) making any required disclosure to our stockholders if, in the judgment of the board, concluded in good faith, after consultation with our outside legal counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable law.

Conditions to Completion of the Merger. The merger will be completed only if certain conditions are satisfied or waived, including the following:

•	the stockholders of TriZetto have approved the merger;

•	no court or other legal or regulatory order or statute, rule or regulation is in place which restricts or prohibits the merger;

•	any waiting period (or extension thereof) under the HSR Act shall have expired or been terminated;

•

TriZetto’s representations and warranties contained in the merger agreement with respect to the organization, standing and power of TriZetto, our capital structure and outstanding securities, our authority to enter into the merger agreement and other representations and warranties with respect to state takeover statutes, the rights plan and brokers must be true and correct in all respects both at the time of execution of the merger agreement and as of the closing date of the merger (or in the case of such representations and warranties that are made as of a specified date, such representations and warranties must be true and correct in all respects as of such specified date);

•

TriZetto, TZ Holdings, and Merger Sub’s representations and warranties to each other (other than the representations of TriZetto referenced immediately above) must be true and correct (without reference to any qualification as to materiality) as of the date of the merger agreement and as of the closing date of the merger (or in the case of representations and warranties that are made as of a specified date, such representations and warranties must be true and correct as of such specified date), except for any inaccuracies in the representations and warranties that would not reasonably be expected to have, individually or in the aggregate, a “material adverse effect” (as defined in the merger agreement) on TriZetto or TZ Holdings, respectively;

•

TriZetto, TZ Holdings, and Merger Sub have in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by the merger agreement to be performed or complied with by them prior to or at the closing of the merger;

•	TriZetto must deliver to TZ Holdings a certificate, dated as of the closing date and signed by a senior officer on behalf of TriZetto, certifying that the above conditions have been satisfied; and

•	TZ Holdings must have caused the merger consideration to be deposited with the paying agent.

If applicable law permits, either party could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

Termination of the Merger Agreement. The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by mutual written consent of the parties to the merger agreement, or by either TZ Holdings or us:

•

if the merger has not been completed by October 31, 2008, provided that the right to so terminate the merger agreement is not available to a party whose breach of the merger agreement has resulted in the failure of the closing to occur on or before that date;

•

if any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and non-appealable, provided that the party seeking to terminate the merger shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree or other action; or

•	if our stockholders fail to adopt the merger agreement and approve the merger.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by TZ Holdings if:

•

we have materially breached or failed to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform would result in the failure of a closing condition set forth in the merger agreement and cannot be cured by October 31, 2008; provided, that TZ Holdings has given us written notice, delivered at least thirty days prior to such termination, stating the TZ Holdings’ intention to terminate the merger agreement and the basis for such termination;

•	our board has taken certain actions or determined to accept a superior proposal in accordance with the provisions of the merger agreement;

•	our board has effected an adverse recommendation change, including modifying or withdrawing its recommendation of the merger agreement; or

•	we breached in any material respect any of our obligations under the merger agreement with respect to acquisition proposals, preparation of the proxy statement or tender offers, if applicable.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by us:

•

if TZ Holdings or Merger Sub has materially breached or failed to perform any of their representations, warranties, covenants or agreements set forth in the merger agreement (other than the breach or failure to perform by either of TZ Holdings or Merger Sub of any of its covenants and agreements with respect to financing cooperation, which such breach or failure to perform will permit TriZetto to terminate the merger agreement only on or following October 31, 2008) which breach or failure to perform (A) would result in the failure of a closing condition set forth in the merger agreement and cannot be cured by the October 31, 2008; provided, that we have given TZ Holdings written notice, delivered at least thirty days prior to such termination, stating our intention to terminate the merger agreement and the basis for such termination;

•

in order to enter into a definitive agreement providing for the implementation of a transaction that is a superior proposal, provided that we have complied with the requirements in the merger agreement regarding the accepting of superior proposals and such termination takes place prior to the receipt of the stockholder approval; or

•

if all of our conditions to closing of the merger agreement have been satisfied (other than those conditions that by their terms are to be satisfied at closing) on the final day of the marketing period and TZ Holdings or Merger Sub have failed to consummate the merger no later than five (5) business days after the later of (i) the final day of the marketing period and (ii) the date on which we notify TZ Holdings that all conditions to closing set forth the merger agreement have been satisfied or waived.

See “The Merger Agreement—Termination.”

Termination Fee. The merger agreement requires that we pay TZ Holdings an aggregate termination fee of $50,000,000 in the event that:

•

(a) an acquisition proposal has been publicly disclosed or communicated to us after the date of the merger agreement; (b) the merger agreement is terminated by either TZ Holdings or us, as a result of shareholder approval not being obtained or the merger agreement is terminated by TZ Holdings as the result of our breach or failure to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, after receiving 30 days written notice from TZ Holdings of such breach or failure; and (c) within twelve months after such termination, we have entered into a definitive agreement with respect to, or have consummated, an acquisition proposal;

•

the merger agreement is terminated by us, prior to the receipt of stockholder approval, in order to enter into a definitive agreement providing for the implementation of a transaction that is a superior proposal;

•	the merger agreement is terminated by TZ Holdings as a result of our board of directors having made a recommendation change that is adverse to the proposed merger with TZ Holdings; or

•

the merger agreement is terminated by TZ Holdings as a result of us having breached in any material respect any of our obligations with respect to solicitation/negotiation of acquisitions proposals, preparation of proxy materials or holding of a stockholders’ meeting to approve the merger.

See “The Merger Agreement – Termination Fee.”

TZ Holdings Termination Fee. TZ Holdings will be required to pay us a termination fee equal to $65,000,000 if the conditions to closing the merger agreement have been satisfied on the final day of the marketing period and TZ Holdings or Merger Sub has failed to consummate the merger no later than five business days after the later of (a) the final day of the marketing period or (b) the date on which we notify TZ Holdings that all conditions to closing have been satisfied or waived.

Damages. The maximum aggregate liability of TZ Holdings and Merger Sub for all damages to TriZetto will be limited to $100,000,000 including, to the extent of any payment, the parent termination fee of $65,000,000. The maximum aggregate liability of TriZetto for all damages to TZ Holdings will be limited to $100,000,000 including, to the extent of any payment, the termination fee. TriZetto has agreed not to seek damages in excess of the $100,000,000 cap against TZ Holdings, Merger Sub, Apax, BCBS of Tennessee, the Regence Group or any of their directors, officers, employees, partners, members, affiliates, stockholders or agents. TZ Holdings and Merger Sub have agreed not to seek damages in excess of the $100,000,000 cap against TriZetto, its subsidiaries or any of their directors, officers, employees, partners, members, affiliates, stockholders, or agents.

No Specific Performance against TZ Holdings or Merger Sub. The merger agreement provides that TriZetto will not be entitled to an injunction or injunctions to prevent breaches of the merger agreement by TZ Holdings or Merger Sub, to enforce specifically the terms and provisions of the merger agreement against TZ Holdings or Merger Sub or otherwise to obtain any equitable relief or remedy against TZ Holdings or Merger Sub and that TriZetto’s sole and exclusive remedy with respect to any such breaches, acts or omissions by TZ Holdings or Merger Sub shall be the parent termination fee of $65,000,000 or certain limited guaranties with respect to parties affiliated with TZ Holdings. In the event of a willful breach by either TZ Holdings or Merger Sub of its representations and warranties or covenants under the merger agreement or fraud by TZ Holdings or Merger Sub, TriZetto shall be entitled to seek damages against TZ Holdings or Merger Sub, provided that the maximum aggregate liability (including the parent termination fee of $65,000,000) of TZ Holdings or Merger Sub shall not exceed $100,000,000 (plus certain other amounts that may be owed due to failure to make timely termination fee payments).

No Third Party Beneficiaries. Nothing in the merger agreement, express or implied, is intended to or shall confer upon any person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of the merger agreement, other than certain matters relating to indemnification, exculpation and insurance, which shall inure to the benefit of certain persons who are intended to be third-party beneficiaries thereof.

Amendment of the Merger Agreement. The merger agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors or general partner, as applicable, at any time prior to the effective time of the merger, whether before of after stockholder approval has been obtained. However, after stockholder approval has been obtained, no amendment may be made that pursuant to applicable law or the rules of the Nasdaq Global Select Market requires further approval or adoption by the stockholders of TriZetto without such further approval or adoption. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

We will hold the special meeting at The Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California 92660 at 1:00 p.m., local time, on June 30, 2008.

Purpose of Special Meeting

At the special meeting, we will ask holders of our common stock to approve and adopt the merger agreement. Our board of directors has approved resolutions approving the merger agreement and the merger, determining that the merger agreement and the terms and conditions of the merger are advisable, fair to and in the best interests of TriZetto and our stockholders and directing that the merger and the merger agreement be submitted for approval and adoption at a special meeting of our stockholders. Our board of directors recommends that all of our stockholders vote FOR the approval and adoption of the merger agreement.

Our board of directors also recommends that our stockholders vote FOR approval of adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on May 19, 2008, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date, 43,123,786 shares of our common stock were issued and outstanding and held by approximately 189 holders of record. A quorum will be present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy at the special meeting. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting. Our bylaws provide that if a quorum is not present or represented, the chairman of the meeting shall have the power to adjourn the meeting, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. However, if the adjournment is to a date that is more than 30 days after the original meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. Furthermore, pursuant to the terms of the merger agreement, we have agreed that we will not adjourn the meeting without the prior written consent of TZ Holdings. In addition, pursuant to the terms of the merger agreement, TZ Holdings has a one-time right to postpone or adjourn the meeting.

Votes Required

The proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the merger proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee to vote in accordance with the instructions you have received from your broker, bank or other nominee. Brokers, banks or other nominees who hold shares of our common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against the approval and adoption of the merger agreement.

The proposal to approve adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal, requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the special meeting, even if less than a quorum. Accordingly, not voting at the special meeting will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal. Holders of record of our common stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

As of the record date, directors and executive officers of TriZetto, and their affiliates, had the right to vote 4,102,637 shares of TriZetto common stock, or 9.10% of the issued and outstanding TriZetto common stock at that date.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted FOR the approval and adoption of the merger agreement and FOR approval of adjournments of the special meeting, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal. No proxy that is specifically marked AGAINST approval and adoption of the merger proposal will be voted in favor of the adjournment proposal, unless it is specifically marked FOR the proposal to adjourn the special meeting to a later date.

Pursuant to Delaware law, our bylaws and the merger agreement no matter other than the proposals to approve and adopt the merger agreement and to adjourn the meeting, if determined necessary by TriZetto, will be brought before the special meeting.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	filing with our Secretary a duly executed revocation of proxy;

•	submitting a duly executed proxy to our Secretary bearing a later date; or

•	appearing at the special meeting and voting in person; however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

TriZetto stockholders who require assistance should contact TriZetto or our proxy solicitor, Morrow & Co., LLC, at the respective address or phone number provided on page 4 of this proxy statement.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained Morrow & Co., LLC to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow & Co., LLC will receive a fee for its services of $5,000, fees per call to stockholders and expense reimbursement. In addition, our directors, officers and employees may, without additional compensation, solicit proxies from stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of our board of directors and our officers may have interests in the merger that are different from, or in addition to, yours. See “The Merger—Interests of TriZetto’s Executive Officers and Directors in the Merger.”

To the extent necessary in order to ensure sufficient representation at the special meeting, TriZetto may request the return of proxy cards by telecopy. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

THE MERGER

(Proposal 1)

Description of the Merger

The board of directors of TriZetto has approved a merger agreement and a merger whereby TriZetto will become a wholly-owned subsidiary of TZ Holdings upon completion of the merger. If the merger agreement is approved and adopted by TriZetto stockholders, Merger Sub, a newly-formed merger subsidiary of TZ Holdings will be merged with and into TriZetto, and TriZetto will be the surviving company in the merger. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this proxy statement, because it is the legal document that governs the merger.

If the merger is completed, you will receive the cash merger consideration of $22.00, without interest and less applicable withholding taxes, in exchange for each share of TriZetto common stock that you own at the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of TriZetto. You will receive your portion of the merger consideration after exchanging your stock certificates representing our common stock in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

TriZetto common stock is currently registered under the Securities Exchange Act of 1934 and is designated for trading on the Nasdaq Global Select Market under the symbol “TZIX.” Following the merger, TriZetto common stock will be delisted from the Nasdaq Global Select Market and will no longer be publicly traded, and the registration of TriZetto common stock under the Securities Exchange Act of 1934 will be terminated or suspended.

Please see “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

Background of the Merger

The board of directors and management of TriZetto have continually engaged in a review of TriZetto’s business plans and other strategic opportunities, including the evaluation of the market in which TriZetto competes, the possibility of pursuing strategic alternatives, such as acquisitions, and the possible sale of TriZetto, each with a view towards maximizing stockholder value.

In the months leading up to November of 2007, TriZetto was considering undertaking a potential financing transaction. In November of 2007, TriZetto determined to forego the financing transaction. Deutsche Bank acted as TriZetto’s financial advisor in connection with the potential financing transaction. Following that process, during the month of November 2007, management of TriZetto received several unsolicited preliminary oral expressions of interest from third parties, including Apax Partners L.P. (“Apax”) which was a potential participant in the financing transaction, regarding the acquisition of TriZetto.

On November 26, 2007, the board of directors of TriZetto met via teleconference to discuss various matters, including the preliminary operating budget for 2008 and an update on the expressions of interest. At this meeting, Mr. Margolis reported to the board of directors that management had received several preliminary oral expressions of interest from third parties regarding an acquisition of TriZetto. Mr. Margolis solicited the board of directors’ advice on how TriZetto management should respond to these expressions of interest. The board of directors advised Mr. Margolis that management could meet with interested third parties to preliminarily discuss a potential transaction, but that any serious interest on the part of any third party should be communicated in writing to the board of directors for its review and consideration. The board of directors also instructed

Mr. Margolis to contact TriZetto’s financial advisor, UBS Securities LLC (“UBS”), to request UBS’ assistance in the board of directors’ evaluation of these expressions of interest.

On December 7, 2007, Apax submitted to the board of directors a written non-binding indication of interest in a possible acquisition of TriZetto for $21.00 to $23.00 per share.

On December 11, 2007, another financial firm submitted to the board of directors a written non-binding indication of interest in a possible acquisition of TriZetto for $20.00 to $23.00 per share.

On December 17, 2007, the board of directors met via teleconference. UBS was present for the first portion of the meeting during which TriZetto’s business and financial position were discussed. After UBS was excused from the meeting, Mr. Margolis reported to the board of directors that three financial firms had expressed interest in acquiring TriZetto and that two of the firms had submitted written non-binding indications of interest to the board of directors, copies of which had been previously distributed to the board of directors. Mr. Margolis also informed the board of directors that there might be other interested third parties, including both strategic and financial buyers. After Mr. Margolis concluded his update, TriZetto’s Senior Vice President, General Counsel, and Secretary, James J. Sullivan, led a discussion of the board of directors’ fiduciary duties under Delaware law in connection with the evaluation of the preliminary indications of interest and any subsequent proposals to acquire TriZetto. During this discussion, Mr. Sullivan referenced a memorandum summarizing the board of directors’ fiduciary duties prepared by TriZetto’s outside corporate counsel, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), copies of which had been previously distributed to the board of directors. Mr. Sullivan also advised the board of directors that it should consider whether or not to form a special committee to evaluate the preliminary indications of interest and any subsequent offers to acquire TriZetto. In considering whether to form such a special committee, the board concluded that the members of the board did not have conflicts of interest with respect to any of the transactions being evaluated. After discussion, the board of directors determined (i) that it was not necessary at that time to establish a special committee and (ii) that this issue would be re-evaluated from time to time as the bidding process progressed. At no time during the process did the board of directors conclude it was necessary to establish a special committee.

On December 18, 2007, a third financial firm submitted to the board of directors a written non-binding indication of interest in a possible acquisition of TriZetto for $21.00 to $23.00 per share.

On December 19, 2007, the board of directors met via teleconference to discuss various matters, including approval of the budget for 2008. Also at this meeting, TriZetto’s Lead Independent Director, Paul F. LeFort, reported to the board of directors that a third financial firm had submitted a written non-binding indication of interest to the board of directors, copies of which were received by the board of directors in advance of the meeting. Mr. Margolis reiterated that there might be other interested third parties, including strategic buyers. The board of directors discussed the process it should follow if it decided to move forward and consider indications of interest for the sale of TriZetto. The board of directors determined at its next meeting on December 20, 2007 to discuss the process of soliciting and considering all indications of interest for the potential sale of TriZetto.

On December 20, 2007, the board of directors met via teleconference. At this meeting, Mr. Margolis reported to the board of directors that he had received a call earlier in the day from a potential strategic buyer which orally expressed interest in acquiring TriZetto (“Bidder A”). Representatives of Gibson Dunn and UBS were present for the meeting. Gibson Dunn led a discussion of the board of directors’ fiduciary duties under Delaware law in connection with the potential sale of TriZetto. UBS discussed with the board of directors the mechanics of and timetable for a sale process. After UBS was excused from the meeting, the board of directors discussed the historical trading range of TriZetto’s common stock, TriZetto’s financial condition and prospects, and other factors that made it unlikely that TriZetto’s common stock would trade at prices substantially above its then current level. In light of these factors and in light of the preliminary indications of interest, the board of directors concluded that the timing was appropriate for TriZetto to explore whether other third parties might have an interest in acquiring TriZetto. Mr. Margolis informed the board of directors that he would work with UBS to identify additional potential strategic buyers and solicit additional input from the board of directors as soon as possible.

On December 28, 2007, at the direction of the board of directors, Mr. Sullivan sent a letter to each financial firm that had submitted a written indication of interest informing such firm that TriZetto’s board of directors was reviewing the indication of interest and assessing its response.

On January 10, 2008, management, with the assistance of UBS, developed a list of potential strategic buyers. On the same day, Mr. Margolis provided a written update to the board of directors that included an initial list of twelve potential strategic buyers and the board of directors concurred in including these strategic buyers in the process.

On January 14, 2008, Mr. Margolis provided a written update to the board of directors that outlined the proposed process and timing for contacting potential buyers and soliciting offers.

Through January 22, 2008, 19 potential buyers, which were believed to have the financial wherewithal and interest in completing a transaction (including Bidder A and Apax), were contacted to assess their interest in exploring a potential transaction with TriZetto. The group of potential buyers contacted included twelve strategic and seven financial buyers. TriZetto entered into confidentiality agreements with twelve potential buyers (collectively, the “First Round Participants”), each of which received access to an online data room that included limited non-public due diligence information about TriZetto. First Round Participants were requested in writing to submit written non-binding indications of interest by the close of business on February 4, 2008, including details regarding price, proposed structure, financing, due diligence requirements, and proposed time frame.

On January 29 and 30, 2008, the board of directors, with UBS present, met to discuss various matters, including an update on the process of soliciting offers for the potential sale of TriZetto.

Through February 4, 2008, written non-binding indications of interest were received from seven of the First Round Participants, including both strategic and financial potential buyers. The indications of interest from the various potential buyers proposed purchasing all of the outstanding stock of TriZetto for cash at prices, or ranges of prices, ranging from $21.00 to $26.00 per share, including an indication of interest from Apax and BCBS of Tennessee at a price range of $23.00 to $25.00 per share and Bidder A at a price range of $24.00 to $24.50 per share.

On February 7, 2008, Mr. Margolis received a written communication from an eighth potential buyer (the “Non-conforming Bidder”), a strategic buyer, which was a First Round Participant but failed to submit a price indication and other requested information by the February 4th deadline. The Non-conforming Bidder informed Mr. Margolis that it was interested in pursuing a transaction with TriZetto, but was unwilling to provide any pricing information. This potential buyer was informed that it should submit a formal indication of interest including price and other requisite information.

On February 8, 2008, the board of directors met via teleconference to discuss the seven non-binding indications of interest received to date and the written communication received from the Non-conforming Bidder. Representatives of Gibson Dunn and UBS were present at this meeting. UBS reviewed with the board of directors the indications of interest that had been received, including proposed financial terms and financing, if any, of each of the bids, as well as the premiums and multiples implied by the price or range of prices reflected in each proposal. The board of directors discussed with UBS and Gibson Dunn, among other things, TriZetto’s proposed response to each of the bidders and potential strategies to maximize stockholder value, while limiting potential distractions to TriZetto management and limiting delays to reaching a signed definitive agreement. Based on the price and other terms reflected in the bids, the board of directors agreed to invite four of the seven bidders (including two strategic and two financial bidders) that submitted formal indications of interest, including Bidder A and Apax (together with BCBS of Tennessee), to the second round of the process, which would include access to additional due diligence information via an online data room and meetings with TriZetto management. The three bidders not invited to participate in the second round were not included both because of their proposed prices and perceived inabilities to consummate a transaction. The three bidders that were not invited were all financial bidders. In addition, the board of directors determined that due to its size, reputation and ability to close a potential transaction, the Non-conforming Bidder should also be invited to participate in the second round of the process. The board of directors instructed UBS to invite the four bidders and the Non-conforming Bidder to participate in the second round.

Following the February 8, 2008 board of directors meeting, each of the four remaining bidders, plus the Non-conforming Bidder, were invited to participate in the next round of the process. Each of these parties were permitted to conduct additional due diligence and attend management presentations.

From February 8 through March 7, 2008, the remaining bidders continued their various respective due diligence efforts that included, among other activities, holding meetings and discussions with TriZetto management and gaining additional access to due diligence materials via an online data room.

From February 15, 2008 to February 22, 2008, all five remaining bidders attended management presentations in either Denver, Colorado or in New York, New York. Each management presentation included sessions with various members of TriZetto management.

On February 24, 2008, the five remaining bidders were notified in writing to submit “best and final” bids by March 7, 2008. Each bidder was requested to provide final price, detailed terms of any financing, a markup of a draft merger agreement and information relating to any required approvals, consents or contingencies.

On February 28, 2008, one of the strategic bidders withdrew from the process.

On March 7, 2008, Bidder A submitted a written definitive proposal to purchase all of the outstanding common stock of TriZetto at a purchase price from $24.50 to $26.00 per share together with a markup of the draft merger agreement. On March 8, 2008, Apax (together with BCBS of Tennessee) submitted a written definitive proposal to purchase all of the outstanding common stock of TriZetto at a purchase price of $23.00 per share together with a markup of the merger agreement, and certain financing documentation. The other two remaining bidders (one strategic and one financial) submitted letters expressing continued interest in acquiring TriZetto, but neither complied with the requirement to submit a definitive proposal that included price and terms.

On March 11, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the bids submitted by Bidder A and Apax, copies of which bids had been previously distributed to the board of directors. UBS discussed with the board of directors financial aspects of the two bids while Gibson Dunn discussed legal issues relating to the bidders’ markups of the draft merger agreement and timing issues relating to the bidders’ proposed transaction structures. After discussion, the board of directors determined that the bid submitted by Bidder A was the more favorable of the two bids given that, among other reasons, it offered the highest purchase price and did not require debt financing. The board of directors determined to pursue a transaction with Bidder A while also encouraging Apax (together with BCBS of Tennessee) to increase its offer price if it wanted to continue in the process. The board of directors instructed management, Gibson Dunn and UBS to negotiate the definitive merger agreement with representatives of Bidder A, with an emphasis on certain provisions, including the definition of material adverse effect.

From March 12, 2008 to March 14, 2008, representatives of Bidder A and TriZetto negotiated and exchanged revised drafts of the merger agreement and related schedules while Bidder A performed additional confirmatory due diligence.

On March 14, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the status of the negotiations with Bidder A. Mr. Margolis informed the board of directors that significant progress had been made toward signing a definitive merger agreement with Bidder A and that Bidder A’s board of directors scheduled a meeting for the afternoon of Monday, March 17, 2008, to consider approval of the transaction. TriZetto’s board of directors determined to meet again on the morning of Tuesday, March 18, 2008 to receive an update regarding Bidder A’s decision.

On March 15, 2008, Apax (together with BCBS of Tennessee) sent to the board of directors a revised written definitive proposal to purchase all of the outstanding common stock of TriZetto at its previously communicated purchase price of $23.00 per share subject to TriZetto’s agreement to negotiate exclusively with Apax until March 23, 2008.

From March 14, 2008 to March 17, 2008, representatives of Bidder A and TriZetto negotiated and exchanged final drafts of the merger agreement and related schedules while Bidder A completed its confirmatory due diligence.

On March 17, 2008, the chief executive officer of Bidder A informed Mr. Margolis that Bidder A would not continue with the transaction given that Bidder A’s board of directors determined not to approve the transaction with TriZetto for internal reasons specific to Bidder A. During the evening of March 17, 2008, Mr. Margolis informed the board of directors in writing of the decision of Bidder A’s board of directors. Mr. Margolis also informed the board of directors that the Regence Group desired to join BCBS of Tennessee in financing Apax’s proposed acquisition of TriZetto and the board of directors agreed to allow the Regence Group to join the process with BCBS of Tennessee and Apax.

On March 18, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the decision of Bidder A’s board of directors and next steps in the process. Apax’s latest bid was discussed, including efforts made to encourage Apax and BCBS of Tennessee to increase their $23.00 offer price. The board of directors concluded that it was prepared to continue discussions with Apax, BCBS of Tennessee and the Regence Group to pursue a transaction at $23.00 per share, given that this represented the sole remaining bid received to date. The board of directors instructed management, UBS and Gibson Dunn to negotiate the terms of a transaction with Apax and its representatives (including its legal advisor, Kirkland & Ellis LLP, and its financial advisor, Deutsche Bank), BCBS of Tennessee and, if it determined to join the bid, the Regence Group.

From March 20, 2008 to March 25, 2008, representatives of Apax and TriZetto negotiated and exchanged revised drafts of the merger agreement and related schedules while Apax and BCBS of Tennessee performed additional confirmatory due diligence.

On March 22, 2008, a representative of Apax informed Mr. Margolis that Apax (together with BCBS of Tennessee) was working to provide TriZetto with a revised bid and to extend its revised financing commitment with Royal Bank of Canada which had expired on March 21, 2008. The representative of Apax told Mr. Margolis that the proposed purchase price would likely fall below Apax’s most recent bid of $23.00 per share due to recent increases in the cost of funds and volatility in the capital markets. The Apax representative advised that a revised proposal would be delivered to TriZetto on March 25, 2008.

During the afternoon of March 25, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the status of negotiations with Apax and BCBS of Tennessee. Mr. Margolis updated the board of directors on Apax’s intention to reduce the purchase price below $23.00 per share and its efforts to extend its financing commitment from Royal Bank of Canada. Representatives of Gibson Dunn then led a discussion regarding the remaining open points of negotiation in the merger agreement, including the ability of the board of directors to consider superior proposals from prior participants in the process. After discussion, the board of directors determined to give Apax (together with BCBS of Tennessee) until Thursday, March 27, 2008, to submit a final definitive proposal, including pricing, its financing commitment and a final markup of the merger agreement reflecting, among other things, no undue limitations on the board of directors’ ability to consider written superior proposals from other bidders. The board of directors instructed Mr. Margolis to communicate its decision to representatives of Apax and BCBS of Tennessee.

On March 28, 2008, Apax (together with BCBS of Tennessee) sent to the board of directors a revised written definitive proposal to purchase all of the outstanding common stock of TriZetto for a purchase price of

$21.00 per share. Apax included with its proposal a financing commitment letter and a revised draft of the merger agreement. As justification for the reduction in price, Apax cited significant declines in valuations of healthcare information technology and managed care organizations, which constitute TriZetto’s customer base.

Later on March 28, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the revised proposal of Apax and BCBS of Tennessee. After discussion of the price and terms of the revised proposal, the board of directors concluded that the offer price of $21.00 per share and certain of the terms in its revised draft of the merger agreement, including, among other things, limitations on the board of directors’ ability to consider superior proposals from prior participants in the process and other conditions to the transaction, were unacceptable. Thereafter, in accordance with the board of directors’ directives, UBS advised Apax that its latest proposal was unacceptable.

On March 29, 2008, Mr. Margolis and a representative from Apax exchanged written communications in which Mr. Margolis expressed the board’s disappointment with Apax’s latest proposal. In response, the Apax representative offered to meet with Mr. Margolis in person the next morning.

During the morning of March 30, 2008, Mr. Margolis met with a representative of Apax, who informed Mr. Margolis that Apax and BCBS of Tennessee would be willing to eliminate certain of the terms in its revised draft of the merger agreement, including the limitations on the board of directors’ ability to consider certain superior proposals. Mr. Margolis informed the representative of Apax that in addition to the terms in the merger agreement, Apax would also need to increase its offer price if it wanted to continue negotiations.

During the afternoon of March 30, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the status of negotiations with Apax and BCBS of Tennessee. Mr. Margolis provided the board of directors with an update on his negotiations with Apax earlier in the day, including that Apax had agreed to remove certain conditions to its proposal, including limitations on the board of directors’ ability to consider superior proposals from prior participants in the process, and to provide a redacted copy of the financing fee letter as previously requested by TriZetto. Gibson Dunn and UBS then discussed the milestones and timing required to close a transaction with Apax. UBS also discussed financial aspects of a proposed transaction. After discussion, the board of directors determined to schedule a meeting for the next day to consider any potential increase in the offer price of Apax and BCBS of Tennessee.

On March 31, 2008, a representative of Apax contacted Mr. Margolis and informed him that the offer price of Apax and BCBS of Tennessee remained unchanged at $21.00 per share except that Apax and BCBS of Tennessee dropped certain conditions that the board of directors previously found unacceptable.

During the evening of March 31, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the status of negotiations with Apax and BCBS of Tennessee. Mr. Margolis provided the board of directors with an update on the unwillingness of Apax and BCBS of Tennessee to increase their offer price above $21.00 per share. After discussion regarding the price and terms of the latest offer, the board of directors determined to reject the offer and cease negotiations with Apax and BCBS of Tennessee.

After the board of directors meeting concluded on March 31, 2008, Mr. Margolis communicated the board of directors’ decision to representatives of Apax and BCBS of Tennessee.

On April 3, 2008, TriZetto delivered a written communication to Apax requesting that Apax return or destroy all materials provided to Apax in connection with the proposed transaction pursuant to the terms of the confidentiality agreement between TriZetto and Apax and terminated Apax’s access to the online data room.

On April 5, 2008, Apax (together with BCBS of Tennessee and the Regence Group) sent to the board of directors a revised written definitive proposal to purchase all of the outstanding common stock of TriZetto for a purchase price of $22.00 per share. Apax included with its proposal a revised financing commitment letter, including a redacted copy of the financing fee letter, and a revised draft of the merger agreement.

On April 7, 2008, a representative of Apax informed Mr. Margolis that the latest revised proposal represented its best and final offer.

On April 8, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to discuss the latest revised proposal from Apax, BCBS of Tennessee and the Regence Group. Representatives of Gibson Dunn informed the board of directors that the latest draft of the merger agreement that was included in the revised proposal satisfactorily resolved each of the board of directors’ remaining legal issues. After discussion, the board of directors authorized TriZetto management and Gibson Dunn to negotiate the definitive merger agreement with representatives of Apax, BCBS of Tennessee and the Regence Group at the offer price of $22.00 per share.

From April 8, 2008 until the signing of the definitive merger agreement on April 11, 2008, representatives of Apax, BCBS of Tennessee and the Regence Group and TriZetto negotiated and exchanged revised and final drafts of the merger agreement and related schedules while Apax (together with BCBS of Tennessee and the Regence Group) completed their remaining confirmatory due diligence.

On April 10, 2008, the board of directors met via teleconference with representatives of Gibson Dunn and UBS in attendance to consider whether the terms of the merger agreement and transactions contemplated thereby, including the merger, were advisable, fair to, and in the best interests of, TriZetto stockholders. A representative of Gibson Dunn reviewed with the board of directors the significant terms of the merger agreement. Also at this meeting, UBS reviewed with the board of directors UBS’ financial analysis of the $22.00 per share merger consideration and delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 10, 2008, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $22.00 per share consideration to be received in the merger by holders of TriZetto common stock (other than excluded holders) was fair, from a financial point of view, to such holders. Following these discussions and after careful consideration, the board of directors concluded that the merger and the other transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of, TriZetto stockholders, and that the executive officers were authorized and directed to execute and deliver the merger agreement and to submit the merger agreement and the transactions contemplated thereby to TriZetto stockholders for their approval. After considering the factors described under “Reasons for the Merger,” the board of directors’ approval was by the unanimous vote of the six directors present for the vote. The seventh director, Mr. Donald J. Lothrop, attended substantially all of the meeting, but had to excuse himself prior to the actual vote in order to board a flight. Before his departure, Mr. Lothrop indicated to the board of directors his full support for the merger.

Early on the morning of April 11, 2008, the merger agreement was executed by TriZetto, TZ Holdings, L.P. and TZ Merger Sub, Inc.

On April 11, 2008 at approximately 7:30 a.m. Eastern Standard Time, a joint press release announcing the merger was issued by TriZetto and Apax.

Reasons for the Merger

At the meeting of our board of directors on April 10, 2008, our board of directors resolved to approve the merger with TZ Holdings and recommend it to our stockholders. See “The Merger—Background of the Merger” and “The Merger—TriZetto Board of Directors’ Recommendation.”

In making its determination and recommendation set forth above, our board of directors considered, among other things:

•

its knowledge of the current state of our business, including our financial condition, operations, business plans, management, competitive position and prospects (see “The Merger—Projected Financial Data”); and

•	its belief, based on its knowledge of the matters enumerated above, that our shares were unlikely to trade at prices substantially above their then current level for some substantial period.

Our board of directors also considered, among other things, its knowledge of the process that TriZetto had conducted, with assistance of its management and legal and financial advisors, as described under “The Merger—Background of the Merger,” including:

•	the fact that 19 potential buyers (including both potential financial and strategic buyers) were contacted;

•

the number of those potential buyers, that had signed confidentiality agreements and received information about TriZetto, engaged in a due diligence investigation of us, submitted preliminary indications of interest and submitted definitive acquisition proposals; and

•	the fact that 7 of the 19 third parties on the potential buyer list had submitted preliminary indications and TZ Holdings and one additional third party had submitted a final proposal.

In the course of its deliberations, our board of directors also considered, among other things, the following material positive factors regarding the merger:

•

the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as an independent publicly-owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the merger consideration;

•

historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including our prospects, if we were to remain an independent company (see “The Merger—Projected Financial Data”);

•

the fact that the $22.00 per share merger consideration to be received by our stockholders represented a premium of approximately 25.2% over the closing sales price of our shares as reported on NASDAQ on April 9, 2008 (which was the trading date prior to the date our board of directors approved the merger agreement with TZ Holdings);

•

the opinion of UBS, dated April 10, 2008, to TriZetto’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $22.00 per share consideration to be received in the merger by holders of TriZetto common stock (other than excluded holders), as more fully described below under the caption “The Merger — Opinion of TriZetto’s Financial Advisor;”

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

•	the experience, reputation and financial capabilities of Apax and the other members of the Investor Group;

•

the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, which were negotiated between representatives of TZ Holdings and representatives of TriZetto on an arms-length basis with the assistance of legal and financial advisors;

•	the fact that appraisal rights would be available to TriZetto stockholders. For more information, see the section entitled “Appraisal Rights” beginning on page 40 of this proxy statement;

•

the fact that the merger agreement permits our board of directors, where failing to do so would be reasonably likely to be inconsistent with its fiduciary duties, to authorize us to participate in discussions and negotiations with, and furnish information to, third parties in connection with unsolicited bona fide written acquisition proposals and to change its recommendation in favor of the merger following receipt of a superior unsolicited bona fide written proposal;

•

the fact that TZ Holdings delivered to us debt financing commitment letters from Royal Bank of Canada (“RBC”) indicating RBC’s preliminary commitment to extend to TZ Holdings the debt financing necessary to consummate the merger;

•

the fact that if, among other things, the conditions to TZ Holdings’ obligations to close are satisfied (other than such conditions that are only capable of being satisfied at the closing of the merger) and TZ Holdings is unable to obtain sufficient financing to complete the merger and as a result the merger is not consummated, it will be obligated to pay TriZetto a $65,000,000 reverse termination fee; and

•	a guarantee of certain of TZ Holdings’ and Merger Sub’s payment obligations under the merger agreement by BCBS of Tennessee, the Regence Group and certain affiliates of Apax.

In the course of its deliberations, our board of directors also considered, among other things, the following potentially negative factors regarding the merger:

•	the fact that our stockholders would not benefit from any potential future increase in our value beyond $22.00 per share;

•	the fact that gains from the sale of shares in the merger would be taxable to our stockholders for U.S. federal income tax purposes;

•	the restrictions that the merger agreement would impose on our ability to operate our business until the merger was completed or the merger agreement was terminated;

•

the possibility of disruption to our operations and personnel following the announcement of the execution of the merger agreement and the resulting potentially adverse effect on TriZetto if the merger were not to close;

•

the fact that TZ Holdings and Merger Sub must obtain significant debt financing in order to complete the merger and, particularly in the current market, there is no assurance that TZ Holdings will obtain such financing; and

•

the fact that, under the merger agreement, our board would not be entitled to terminate the merger agreement prior to October 31, 2008 in order to pursue a superior offer without paying TZ Holdings the applicable termination fee.

Our board of directors concluded that these potentially negative factors were substantially outweighed by the opportunity presented by the merger for our stockholders to monetize their TriZetto investment for $22.00 per share in cash within a relatively short period of time if the merger conditions were satisfied, which the board of directors believed would maximize the value of our shares and eliminate the risk that the inherent uncertainty affecting our future prospects could result in a diminution in the market value of our shares. Accordingly, the board of directors concluded that the merger was in the best interests of our stockholders.

In making its determination and recommendation set forth above, our board of directors relied on the business experience of its members and their active role in overseeing, with the assistance of our management and experienced legal and financial advisors, the process of investigating potential transactions that led to the negotiation of the merger agreement with TZ Holdings.

The preceding discussion of the factors considered by our board of directors is not, and is not intended to be, exhaustive, but does set forth the material factors considered. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, nor did it undertake to make any specific determination as to whether any particular factors (or any aspect of any particular factors) was favorable or unfavorable to its ultimate determination. Rather, our board of directors reached its conclusion and recommendation based on its evaluation of the totality of the information presented, considered and analyzed. In considering the factors discussed above, individual directors may have ascribed differing significance to different factors.

TriZetto Board of Directors’ Recommendation

Our board of directors has adopted resolutions approving the merger and the merger agreement, determining that the merger agreement and the terms and conditions of the merger are advisable, fair to and in the best interests of TriZetto and our stockholders and directing that the merger and the merger agreement be submitted for approval and adoption at a special meeting of our stockholders. Accordingly, our board of directors recommends that all of our stockholders vote FOR the approval and adoption of the merger agreement.

Our board of directors also recommends that our stockholders vote FOR approval of adjournments of the special meeting of stockholders, if determined necessary by TriZetto, to facilitate the approval and adoption of the merger proposal by permitting the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

Projected Financial Data

TriZetto does not, as a matter of course, publicly disclose projections as to its future financial performance for periods beyond one year. During our consideration of the bids submitted for the acquisition of TriZetto during the process, as described in “The Merger—Background of the Merger,” we provided TZ Holdings with financial forecasts of our operating performance for fiscal years 2008 through 2012 prepared by our management during the first quarter of 2008, which we refer to as the “Projections.” The Projections were also provided to our financial advisor, UBS, and were utilized by UBS, at the direction of our board of directors, for purposes of its analyses in connection with its opinion.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available, in whole or in part, to TZ Holdings and its financing sources, in connection with their due diligence review of TriZetto. The Projections were not prepared with a view to compliance with published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our auditor has not examined, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on them.

The Projections provided were as follows:

	Fiscal Year Ending December 31,
($ in mm)	2008	2009	2010	2011	2012
Revenue	$495.8	$540.4	$589.2	$642.6	$699.8
Gross Profit	288.1	324.1	359.0	396.9	436.8
Adjusted EBITDA(1)	119.6	134.7	150.5	168.5	188.3
EBITDA	106.1	121.2	135.8	152.4	170.8

(1)	Adjusted EBITDA reflects the add-back of stock-based compensation expense.

The development of the Projections entailed numerous assumptions about TriZetto’s industry, markets, products and services, and TriZetto’s ability to execute on its strategic growth plan. Although the Projections are presented with numerical specificity, the Projections reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared. These Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the merger or any changes to our operations or strategy that may be implemented after completion of the merger. For the foregoing reasons, the inclusion of Projections in this proxy statement should not be regarded as an indication that such Projections will be necessarily predictive of actual future events, and they should not be relied on as such.

No one has made or makes any representation to any stockholder regarding the information included in these Projections. The inclusion of this information should not be regarded as an indication that TriZetto, our board of directors, TZ Holdings, TZ Merger Sub, UBS or any other recipient of this information considered, or now considers, the Projections to be necessarily predictive of actual future results. Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to, update or otherwise revise the Projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events even in the event that any of the assumptions underlying the Projections are shown to be in error.

Opinion of TriZetto’s Financial Advisor

On April 10, 2008, at a meeting of TriZetto’s board of directors held to evaluate the proposed merger, UBS delivered to TriZetto’s board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 10, 2008, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $22.00 per share consideration to be received in the merger by holders of TriZetto common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex B and is incorporated into this proxy statement by reference. UBS’ opinion was provided for the benefit of TriZetto’s board of directors in connection with, and for the purpose of, its evaluation of the $22.00 per share merger consideration from a financial point of view and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to TriZetto or TriZetto’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. Holders of TriZetto common stock are encouraged to read UBS’ opinion carefully in its entirety. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to TriZetto;

•

reviewed certain internal financial information and other data relating to TriZetto’s business and financial prospects that were provided to UBS by TriZetto’s management and not publicly available, including certain financial forecasts and estimates prepared by TriZetto’s management that TriZetto’s board of directors directed UBS to utilize for purposes of its analyses;

•	conducted discussions with members of TriZetto’s senior management concerning TriZetto’s business and financial prospects;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of TriZetto common stock;

•	reviewed an execution form of the merger agreement provided to UBS on April 10, 2008; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of TriZetto’s board of directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of TriZetto’s board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TriZetto, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the direction of TriZetto’s board of directors, that such forecasts and estimates had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of TriZetto’s management as to the future financial performance of TriZetto. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the request of TriZetto’s board of directors, UBS contacted third parties to solicit indications of interest in a possible transaction with TriZetto and held discussions with certain of these parties prior to the date of UBS’ opinion. At the direction of TriZetto’s board of directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $22.00 per share merger consideration to the extent expressly specified in UBS’ opinion, of the merger agreement or the form of the merger. In addition, UBS expressed no opinion as to the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the $22.00 per share merger consideration. In rendering its opinion, UBS assumed, with the consent of TriZetto’s board of directors, that (i) the final executed form of the merger agreement would not differ in any material respect from the form that UBS reviewed, (ii) TriZetto and TZ Holdings would comply with all material terms of the merger agreement and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on TriZetto or the merger. Except as described above, TriZetto imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to TriZetto’s board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to TriZetto or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of TriZetto provided by TriZetto’s management in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of TriZetto. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold.

The merger consideration was determined through negotiation between TriZetto and TZ Holdings and the decision by TriZetto to enter into the merger was solely that of TriZetto’s board of directors. UBS’ opinion and financial analyses were only one of many factors considered by TriZetto’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of TriZetto’s board of directors or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses performed by UBS and reviewed with TriZetto’s board of directors on April 10, 2008 in connection with UBS’ opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses. For purposes of UBS’ financial analyses, implied multiples for TriZetto based on the $22.00 per share merger consideration were calculated assuming the conversion as a result of the merger of all outstanding TriZetto convertible notes, together with make-whole payments relating to such notes, into shares of TriZetto common stock. Financial data of TriZetto were based on TriZetto public filings and certain financial forecasts and estimates prepared by TriZetto’s management that TriZetto’s board of directors directed UBS to utilize for purposes of its analyses. For purposes of the selected companies analysis and selected transactions analysis described below, financial data of TriZetto reflected adjustments to add back stock-based compensation expense in the case of earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and to add back tax-effected convertible interest expense in the case of earnings.

Selected Companies Analysis. UBS compared selected financial and stock market data of TriZetto with corresponding data, to the extent publicly available, of the following 13 publicly traded companies in the health care information technology industry, consisting of five acute care and physician information technology software companies, five information technology services companies, two payor information technology and transaction processing companies and one disease management company:

Acute Care and Physician IT Companies	IT Services Companies	Payor IT and Transaction Processing Companies	Disease Management Company

• Allscripts Healthcare Solutions, Inc.	• Affiliated Computer Services, Inc.	• HMS Holdings Corp.	• Healthways, Inc.
• athenahealth, Inc.	• Cognizant Technology Solutions Corporation	• SXC Health Solutions Corp.
• Cerner Corporation	• Computer Sciences Corporation
• Eclipsys Corporation	• Electronic Data Systems Corporation
• Quality Systems, Inc.	• PEROT Systems Corporation

UBS reviewed, among other things, the enterprise values of the selected companies, calculated as equity market value, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash, as multiples of revenue and EBITDA for calendar year 2007 (or the most recent completed 12-month accounting period otherwise publicly available) and estimated revenue and estimated EBITDA for calendar years 2008 and 2009. UBS also reviewed closing stock prices of the selected companies as a multiple of earnings per share, commonly referred to as EPS, for calendar year 2007 (or the most recent completed 12-month accounting period otherwise publicly available) and estimated EPS for calendar years 2008 and 2009. UBS then compared these multiples, excluding outliers, derived from the selected companies with corresponding multiples implied for TriZetto based on the closing price of TriZetto common stock on April 9, 2008 and the $22.00 per share merger consideration. Equity market value and multiples for the selected companies were based on closing stock prices on April 9, 2008 (or, in the case of Allscripts Healthcare Solutions, Inc., on March 17, 2008, which was the last trading day prior to its public announcement of a proposed merger with a division of Misys plc). Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information and, in the case of EBITDA, reflected adjustment to add back stock-based compensation expense to the extent that the publicly available research analysts’ estimates for the relevant selected company generally were so adjusted. This analysis indicated the following implied high, mean, median and low multiples for the selected companies, as compared to corresponding multiples implied for TriZetto:

	Implied Multiples for Selected Companies				Implied Multiples for TriZetto
	High	Mean	Median	Low	Based on Closing Stock Price on 4/9/08	Based on $22.00 Per Share Merger Consideration

Enterprise Value as Multiple of Revenue:
Calendar Year 2007	7.3x	2.4x	2.1x	0.4x	2.1x	2.8x
Calendar Year 2008	5.6x	2.0x	1.8x	0.4x	1.9x	2.6x
Calendar Year 2009	4.2x	1.7x	1.7x	0.4x	1.8x	2.4x

Enterprise Value as Multiple of EBITDA:
Calendar Year 2007	20.6x	11.7x	11.6x	3.4x	10.0x	13.3x
Calendar Year 2008	17.0x	9.2x	8.3x	3.4x	8.1x	10.8x
Calendar Year 2009	17.3x	7.6x	7.0x	3.1x	7.2x	9.5x

Closing Stock Price as Multiple of EPS:
Calendar Year 2007	29.2x	21.4x	24.2x	12.2x	28.5x	44.9x
Calendar Year 2008	38.4x	18.5x	18.5x	10.0x	20.2x	32.8x
Calendar Year 2009	30.8x	15.7x	15.4x	9.1x	16.6x	27.4x

Selected Transactions Analysis. UBS reviewed transaction values in the following 15 selected transactions announced since June 2001 in the healthcare information technology industry:

Announcement Date	Acquiror	Target

• 11/29/2007	• TELUS Corporation	• Emergis Inc.

• 10/31/2007	• Computer Sciences Corporation	• First Consulting Group, Inc.

• 3/2/2007	• Cegedim SA	• Dendrite International, Inc.

• 11/6/2006	• McKesson Corporation	• Per-Se Technologies, Inc.

• 9/26/2006	• General Atlantic LLC	• Emdeon Corporation (Business Services Business)

• 9/13/2006	• TriZetto	• Quality Care Solutions, Inc.

• 8/8/2006	• Sage Group plc	• Emdeon Corporation (Practice Services Business)

• 1/19/2006	• Allscripts Healthcare Solutions, Inc.	• A4 Health Systems, Inc.

• 9/29/2005	• General Electric Company	• IDX Systems Corporation

• 8/29/2005	• Wolters Kluwer NV	• NDCHealth Corporation (Information Management Business)

• 8/29/2005	• Per-Se Technologies, Inc.	• NDCHealth Corporation

• 11/16/2004	• Cerner Corporation	• VitalWorks Inc. (Medical Division)

• 7/22/2003	• iSOFT Group plc	• Torex plc

• 6/19/2003	• Misys plc	• Per-Se Technologies, Inc. (CPR Division)

• 6/25/2001	• Misys plc	• Sunquest Information Systems, Inc.

UBS reviewed transaction values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash, as multiples of latest 12 months revenue and EBITDA and forward 12 months estimated revenue and estimated EBITDA, in each case to the extent such financial data were publicly available at the time of announcement of the relevant transaction. UBS also reviewed purchase prices in the selected transactions as a multiple of latest 12 months earnings and forward 12 months estimated earnings, in each case to the extent such financial data were publicly available at the time of announcement of the relevant transaction. UBS then compared these multiples, excluding outliers, derived from the selected transactions with multiples of calendar year 2007 revenue, EBITDA and earnings and calendar year 2008 estimated revenue, estimated EBITDA and estimated earnings implied for TriZetto based on the closing price of TriZetto common stock on April 9, 2008 and the $22.00 per share merger consideration. Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for TriZetto:

	Implied Multiples for Selected Transactions				Implied Multiples for TriZetto
	High	Mean	Median	Low	Based on Closing Stock Price on 4/9/08	Based on $22.00 Per Share Merger Consideration

Enterprise Value as Multiple of Revenue:
Latest 12 Months	3.6x	2.3x	2.3x	0.9x	2.1x	2.8x
Forward 12 Months	3.2x	2.1x	2.1x	1.0x	1.9x	2.6x

Enterprise Value as Multiple of EBITDA:
Latest 12 Months	19.7x	13.4x	12.7x	8.9x	10.0x	13.3x
Forward 12 Months	12.7x	10.4x	10.0x	8.7x	8.1x	10.8x

Per Share Price as Multiple of EPS:
Latest 12 Months	42.2x	30.3x	31.0x	15.7x	28.5x	44.9x
Forward 12 Months	34.9x	25.1x	21.6x	20.5x	20.2x	32.8x

Discounted Cash Flow Analysis. UBS performed a discounted cash flow analysis of TriZetto using certain financial forecasts and estimates prepared by TriZetto’s management for fiscal year 2008 through fiscal year 2013 that TriZetto’s board of directors directed UBS to utilize for purposes of its analyses. UBS calculated a range of implied present values as of March 31, 2008 of the stand-alone unlevered, after-tax free cash flows that TriZetto was forecasted to generate from the second quarter, as of March 31, 2008, of fiscal year 2008 through fiscal year 2012 using discount rates ranging from 11.0% to 13.0%. UBS also calculated a range of implied terminal values for TriZetto by applying a range of forward 12 months estimated EBITDA terminal value multiples of 7.0x to 10.0x to TriZetto’s fiscal year 2013 estimated EBITDA, as adjusted to add back stock-based compensation expense. The implied terminal values were then discounted to present value as of March 31, 2008 using discount rates ranging from 11.0% to 13.0%. The discounted cash flow analysis resulted in a range of implied present values of approximately $18.15 to $25.60 per share of TriZetto common stock, as compared to the $22.00 per share merger consideration.

Miscellaneous. Under the terms of UBS’ engagement, TriZetto has agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $11.3 million, a portion of which was payable in connection with UBS’ opinion and a significant portion of which is contingent upon consummation of the merger. In addition, TriZetto has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

In the past, UBS and its affiliates have provided services to TriZetto unrelated to the proposed merger, for which UBS and its affiliates received compensation, including having (i) acted as joint bookrunner in connection with a convertible notes offering by TriZetto in April 2007 and as a counterparty in connection with the related bond hedge and warrant transactions entered into by TriZetto (referred to as the BHW Transaction) and (ii) provided certain cash management services to TriZetto. In addition, an affiliate of UBS is a participant in a credit facility of TriZetto for which it received and continues to receive fees and interest payments, which credit facility is expected to be repaid in connection with the merger. UBS and its affiliates also in the past have provided and currently are providing services to Apax and certain of its affiliates unrelated to the merger, for which UBS and its affiliates received and expect to receive compensation, including acting as financial advisor to Apax and certain of its affiliates in connection with certain acquisition and disposition transactions. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of TriZetto and certain affiliates of Apax and, accordingly, may at any time hold a long or short position in such securities. As of the date of UBS’ opinion, UBS and its affiliates held (i) warrants to acquire TriZetto common stock that were issued by TriZetto as part of the BHW Transaction and (ii) convertible notes of TriZetto (as described above in “Outstanding Debt Securities”), and would be entitled to receive, upon consummation of the merger, cancellation payments relating to such warrants and the conversion value and certain make-whole payments relating to such notes. In addition, as of the date of UBS’ opinion, an affiliate of UBS was a counterparty to an agreement entered into as part of the BHW Transaction pursuant to which, under certain circumstances, UBS would be obligated to deliver shares of TriZetto common stock to TriZetto, which obligation would be triggered upon consummation of the merger and settled by UBS in shares of TriZetto common stock or cash in such event.

TriZetto selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS’ familiarity with TriZetto and its business. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Interests of TriZetto’s Executive Officers and Directors in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and merger, you should be aware that some of our executive officers and directors may have interests in the merger that are in addition to or different from the interests of TriZetto stockholders generally. Our board of directors was aware of and considered these interests in approving the merger agreement and the merger.

Merger Proceeds and Other Payments to be Received by Directors and Executive Officers. Each of our directors and executive officers holds shares of our common stock, restricted stock and/or in-the-money stock options to purchase shares of our common stock. Shares of our common stock and restricted stock will be exchanged for the right to receive $22.00 per share in cash as described in this proxy statement. Options will be cancelled in exchange for a cash payment for each underlying share equal to the positive difference, if any, between (1) the cash price of $22.00 to be paid with respect to our common stock in the merger and (2) the exercise price per share of the options, less applicable withholding taxes. Under the terms of the merger agreement, as of the effective time of the merger, each issued and outstanding share of restricted stock (except for shares as to which the treatment is separately agreed) will be cancelled and be converted into the right to receive the per share price of $22.00 to be paid with respect to our common stock in the merger, less any applicable tax withholdings. See “The Merger Agreement—Equity Plans”.

The following table sets forth the approximate cash proceeds that each of our executive officers and directors will receive, less any applicable withholding taxes, at the completion of the merger on the basis of the shares of TriZetto common stock, restricted stock and in-the-money options to purchase shares of TriZetto common stock that they hold as of May 19, 2008:

Name	Proceeds from Shares of Common Stock Held	Proceeds from In-The-Money Options	Proceeds from Shares of Common Stock Issuable on Vesting of Restricted Stock	Total Payments
Executive Officers:
Jeffrey H. Margolis	$32,368,600	$9,515,200	$1,650,000	$43,533,800
Antonio Bellomo	$1,970,474	$4,353,715	$385,000	$6,709,189
Kathleen Earley	$1,495,054	$2,626,016	$1,622,500	$5,743,570
Timothy M. Hascall	$201,872	$436,512	$313,808	$952,192
John G. Jordan	$177,210	$944,743	$93,500	$1,215,453
Carl J.W. Long II	$0	$83,205	$110,000	$193,205
Daniel J. Spirek	$2,320,956	$4,761,663	$369,600	$7,452,219
James J. Sullivan	$414,788	$705,387	$341,000	$1,461,175
Philip J. Tamminga	$1,342,682	$1,876,575	$935,000	$4,154,257

Directors (other than Mr. Margolis):
Nancy H. Handel	$0	$64,870	$0	$64,870
L. William Krause	$0	$153,455	$0	$153,455
Paul F. LeFort	$899,800	$863,813	$0	$1,763,613
Donald J. Lothrop	$505,560	$723,113	$0	$1,228,673
Jerry P. Widman	$0	$208,495	$0	$208,495

For additional information regarding the nature of each director’s and executive officer’s beneficial ownership of our share of common stock, please see the information below under the caption “Security Ownership of Certain Beneficial Owners and Management.”

Change In Control Payments. Upon completion of the merger and other factors, certain officers may be entitled to a change in control payment pursuant to written agreements with the Company.

The change of control agreement for Mr. Daniel J. Spirek provides that if, within 18 months following the Effective Date (as defined below), TriZetto shall terminate Mr. Spirek’s employment other than for Cause, Death or Disability (all as defined in such Mr. Spirek’s change of control agreement), or if Mr. Spirek terminates his employment for Good Reason (as defined in Mr. Spirek’s change of control agreement), then Mr. Spirek is entitled to receive the following payments and benefits: (i) bi-weekly salary continuation at Mr. Spirek’s annual base salary for 18 months following the Effective Date; (ii) medical and dental coverage continuation at such Mr. Spirek’s benefit level as of the date of termination for 18 months following the Effective Date; (iii) life insurance coverage continuation at Mr. Spirek’s benefit level as of the date of termination for 18 months following the Effective Date; (iv) outplacement services consistent with TriZetto’s outplacement policy, if any; (v) payment of all accrued vacation, holiday and personal leave days; and (vi) payment of Mr. Spirek’s pro-rata bonus under any applicable cash bonus. Also, all awards and equity-based awards granted to Mr. Spirek both under and outside of TriZetto’s 1998 Long-Term Incentive Plan shall immediately vest and, to the extent applicable, become exercisable. The payments under the change of control agreements (including for this purpose the value of the acceleration of any awards) will be reduced to the extent making such payments would result in any amount not being deductible by the Company for federal income tax purposes because of Section 280G of the Code.

The change of control agreements for Mr. Anthony Bellomo, Ms. Kathleen Earley, Mr. James J. Sullivan and Mr. Philip J. Tamminga provide that if, within 2 years following the Effective Date (as defined below), the Company shall terminate such executive officer’s employment other than for Cause, Death or Disability (all as defined in such executive officer’s change of control agreement), or if such executive officer terminates his/her employment for Good Reason (as defined in such executive officer’s change of control agreement), then such executive officer is entitled to receive the following payments and benefits: (i) bi-weekly salary continuation at such executive officer’s annual base salary for 2 years following the Effective Date; (ii) medical and dental coverage continuation at such executive officer’s benefit level as of the date of termination for 2 years following the Effective Date; (iii) life insurance coverage continuation at such executive officer’s benefit level as of the date of termination for 2 years following the Effective Date; (iv) outplacement services consistent with TriZetto’s outplacement policy, if any; (v) payment of all accrued vacation, holiday and personal leave days; and (vi) payment of such executive officer’s pro-rata bonus under any applicable cash bonus. Also, all awards and equity-based awards granted to such executive officer both under and outside of TriZetto’s 1998 Long-Term Incentive Plan shall immediately vest and, to the extent applicable, become exercisable. The payments under the change of control agreements (including for this purpose the value of the acceleration of any awards) will be reduced to the extent making such payments would result in any amount not being deductible by the Company for federal income tax purposes because of Section 280G of the Code.

The change of control agreement for Mr. Jeffrey H. Margolis provides that if, within 3 years following the Effective Date (as defined below), the Company shall terminate such executive officer’s employment other than for Cause, Death or Disability (all as defined in Mr. Margolis’ change of control agreement), or if Mr. Margolis terminates his/her employment for Good Reason (as defined in Mr. Margolis’ change of control agreement), then Mr. Margolis is entitled to receive the following payments and benefits: (i) bi-weekly salary continuation at Mr. Margolis’ annual base salary for 3 years following the Effective Date; (ii) medical and dental coverage continuation at Mr. Margolis’ benefit level as of the date of termination for 3 years following the Effective Date; (iii) life insurance coverage continuation at Mr. Margolis’ benefit level as of the date of termination for 3 years following the Effective Date; (iv) outplacement services consistent with TriZetto’s outplacement policy, if any; (v) payment of all accrued vacation, holiday and personal leave days; and (vi) payment of Mr. Margolis’ pro-rata bonus under any applicable cash bonus. Also, all awards and equity-based awards granted to Mr. Margolis both under and outside of TriZetto’s 1998 Long-Term Incentive Plan shall immediately vest and, to the extent applicable, become exercisable. The payments under the change of control agreements (including for this purpose the value of the acceleration of any awards) will be reduced to the extent making such payments would result in any amount not being deductible by the Company for federal income tax purposes because of Section 280G of the Code.

The use of the term “Effective Date” shall mean the first date on which a Change of Control (as defined in such executive officer’s change of control agreement) occurs within the 2 year period following the date of the change of control agreement. If a Change in Control occurs and if such executive officer’s employment with TriZetto is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by such executive officer that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of the change in control agreement, the Effective Date shall mean the date immediately prior to the date of such termination.

The following table sets forth an estimate of the potential cash change of control payments that would be payable as described above in the event the executive officer becomes entitled to such amount pursuant to his change of control agreement following the merger (assuming, for illustrative purposes, that the executive officer’s employment is terminated immediately following a change of control on June 30, 2008, the base salaries remain at current levels, and in the case of each executive, TriZetto is on track to achieve its performance targets for fiscal year 2008). The table does not include amounts attributable to estimated costs of health and welfare benefits, outplacement services or payment of accrued vacation, holiday and personal leave days to be received by the executive officer following a termination.

Executive Officers:	Salary Continuation	Bonus Payments	Total Salary and Bonus Payments
Jeffrey H. Margolis	$1,806,000	$301,000	$2,107,000
Kathleen Earley	$900,000	$225,000	$1,125,000
Anthony Bellomo	$700,000	$131,250	$831,250
Daniel J. Spirek	$468,000	$117,000	$585,000
Philip J. Tamminga	$700,000	$131,250	$831,250
James J. Sullivan	$626,410	$78,301	$704,711

Performance Unit Awards. As of the record date, TriZetto had outstanding Performance Unit Awards which, are generally cash based awards. The Performance Unit Awards are payable on March 15, 2010, provided that TriZetto: (i) achieves during the period from January 1, 2008 through December 31, 2009 (the “Performance Period”) a minimum of $5.02 cumulative Adjusted EBITDA per outstanding share, and (ii) attains during the Performance Period the cumulative software license revenue and recurring revenue (including revenue from software maintenance) as follows:

Measure	Threshold	Target	Maximum	Weight
Software License Revenue	$205,000,000	$230,000,000	$257,000,000	60%
Recurring Revenue (including software maintenance revenue)	$500,000,000	$520,000,000	$580,000,000	40%

The amount that may be paid on account of the Performance Unit Awards depends upon the degree to which the relevant performance targets are satisfied.

Prior to the Effective Time, TZ Holdings may elect one of the following dispositions of the Performance Unit Awards: (1) cash them out for a value equal to their target amount; or (2) keep them outstanding in accordance with their terms and conditions, subject to adjustment of the performance goals to take into account the Merger, and pay any holder who subsequently vests in the ordinary course the appropriate amount at that time, which will be at least the target amount. If (2) is elected, the holders of Performance Unit Awards who do not have change of control agreements will vest in such awards and be paid their respective target amount if they are terminated without cause before the end of the Performance Period and they execute a release of claims.

Arrangements with the Surviving Corporation. TZ Holdings has previously indicated its belief that the continued involvement of our management team is integral to TriZetto’s future success, however, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with TriZetto or its subsidiaries or with TZ Holdings, Merger Sub or their affiliates regarding employment with, or the right to convert into or reinvest or participate in the equity of, the surviving corporation or TZ Holdings or any of its subsidiaries. Moreover, as of the date of this proxy statement, no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax with respect to any such agreement, arrangement or understanding. TZ Holdings has informed us that it may offer current members of management the opportunity to convert all or a portion of their current equity interests in the Company into, or otherwise invest (on terms that are no more favorable than those applicable to other investors) in, equity in TZ Holdings (and/or a subsidiary of TZ Holdings). Further, TZ Holdings has informed us that it may establish equity-based compensation plans for management of the surviving corporation. It is anticipated that awards granted under any such equity-based compensation plans would generally vest over a number of years of continued employment and would entitle management to share in the future appreciation of the surviving corporation. Although it is likely that certain members of our current management team will enter into arrangements with TZ Holdings or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, TZ Holdings (and/or a subsidiary of TZ Holdings), as of the date of this proxy statement no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax, and there can be no assurance that any parties will reach an agreement. Any new arrangements are currently expected to be entered into at or prior to completion of the merger and would not become effective until after the merger is completed.

Indemnification of Directors and Officers. From and after the effective time of the merger until the sixth anniversary of the merger, TZ Holdings will assume, and will cause TriZetto as the surviving corporation in the merger to fulfill and honor, in all respects our obligations under (i) all indemnification agreements that we have entered into with our current and former directors and officers prior to the closing date of the merger and (ii) the indemnification provisions in our bylaws as in effect as of the effective time of the merger. TZ Holdings is also obligated to maintain no less favorable directors’ and officers’ liability insurance or purchase “tail period” coverage for a period of six years after the completion of the merger; provided the annual cost is not greater than 400% of our current annual premium, in which case TZ Holdings is obligated to provide as much insurance as may be purchased at such cost.

Appraisal Rights

In connection with the merger, record holders of TriZetto common stock will be entitled to appraisal rights if certain procedures are complied with and the merger is completed. Under Section 262 of the DGCL (“Section 262”), in lieu of receiving the merger consideration, TriZetto stockholders whose appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have the “fair value” of their shares of TriZetto common stock at the effective time of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid to them in cash by complying with the provisions of Section 262.

A stockholder who does not vote in favor of the merger and who strictly complies with other applicable procedures of Delaware law as summarized below and set forth in Annex C may exercise statutory appraisal rights under Delaware law.

Summary of Delaware Appraisal Rights.

The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text which is attached to this proxy statement as Annex C.

A TriZetto stockholder who desires to exercise appraisal rights must (a) not vote in favor of the merger and (b) deliver a written demand for appraisal of such stockholder’s shares to the Secretary of TriZetto before the vote to approve and adopt the merger agreement at the special meeting.

A demand for appraisal must be executed by or for the TriZetto stockholder of record, fully and correctly, as the stockholder’s name appears on the certificates representing the shares of TriZetto common stock. If these shares of TriZetto common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares of TriZetto common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a TriZetto stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner. In addition, the TriZetto stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger.

A record owner, such as a broker, who holds shares of TriZetto common stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares of TriZetto common stock as to which the holder is the record owner. In that case, the written demand must set forth the number of shares of TriZetto common stock covered by the demand. Where the number of shares of TriZetto common stock is not expressly stated, the demand will be presumed to cover all shares of TriZetto common stock issued and outstanding in the name of the record owner.

Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the vote on the approval and adoption of the merger agreement at the special meeting. TriZetto stockholders with shares held in “street name” who desire appraisal rights with respect to those shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owners of the shares. Shares of TriZetto common stock held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depositary. Any TriZetto stockholder desiring appraisal rights with respect to such stockholder’s shares held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder and should instruct such firm, bank or institution that the demand for appraisal must be made by the record holder of the shares, which might be the nominee of a central security depositary if the shares of TriZetto common stock have been so deposited.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform TriZetto of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of such shares.

TriZetto stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, Attention: Secretary. The written demand for appraisal should specify the TriZetto stockholder’s name and mailing address, the number of shares owned, and that the stockholder is demanding appraisal of such stockholder’s shares. The written demand must be received by TriZetto prior to the special meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262.

In addition, TriZetto stockholders exercising appraisal rights must not vote their shares of TriZetto common stock in favor of approval and adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of approval and adoption of the merger agreement, a TriZetto stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the approval and adoption of the merger agreement or abstain from voting on the approval and adoption of the merger agreement.

Within 120 days after the effective time of the merger, either the surviving corporation or any TriZetto stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the required conditions of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of TriZetto common stock of all TriZetto stockholders who have properly demanded appraisal. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which TriZetto stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares of TriZetto common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al. , the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation.” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

TriZetto stockholders considering seeking appraisal should bear in mind that the fair value of their shares of TriZetto common stock determined under Section 262 could be more than, the same as or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to, and do not in any way address, fair value under Section 262.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application by a TriZetto stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of TriZetto common stock entitled to appraisal. In the absence of such a determination, each party bears its own expenses.

Except as explained in the last sentence of this paragraph, at any time within sixty (60) days after the effective time of the merger, any TriZetto stockholder who has demanded appraisal shall have the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration. After this sixty (60) day period, the TriZetto stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, TriZetto stockholders’ rights to appraisal shall cease and all TriZetto stockholders shall be entitled only to receive the merger consideration. Inasmuch as the parties to the merger agreement have no obligation to file such a petition, and have no present intention to do so, any TriZetto stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any TriZetto stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, a copy of the text of which is attached hereto as Annex C. Failure to comply with all the procedures set forth in Section 262 will result in the loss of a TriZetto stockholder’s statutory appraisal rights under Delaware law.

Delisting and Deregistration of TriZetto Common Stock

If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered or suspended under the Securities Exchange Act of 1934, as amended.

Material United States Federal Income Tax Consequences of the Merger

General. The following discussion summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to beneficial holders of our common stock upon an exchange of their shares of our common stock for cash in the merger. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may be retroactive, could materially alter the tax consequences described in this proxy statement. This discussion assumes that you hold your shares of our common stock as capital assets for investment.

This section does not discuss all of the U.S. federal income tax considerations that may be relevant to a particular stockholder in light of his or her individual circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	broker-dealers;

•	dealers or traders in securities or foreign currencies;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	tax-exempt organizations;

•	expatriates;

•	S corporations;

•	stockholders treated as partnerships for U.S. federal income tax purposes;

•	stockholders that have a functional currency other than the United States dollar;

•	stockholders who do not hold their TriZetto stock as a capital asset within the meaning of Section 1221 of the Code;

•	banks, mutual funds, financial institutions or insurance companies;

•	stockholders who acquired their TriZetto stock in connection with stock option or stock purchase plans or in other compensatory transactions;

•

stockholders who hold their TriZetto stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale;

•

stockholders who acquired their TriZetto shares through TriZetto’s 401(k) Plan, First Amended and Restated 1998 Stock Option Plan, 1998 Long-Term Incentive Plan, Quality Care Solutions, Inc. Stock Option Plan, RIMS Stock Option Plan or Amended and Restated Employee Stock Purchase Plan; or

•	stockholders whose TriZetto stock is “qualified small business stock” for purposes of Section 1202 of the Code or “small business stock” for purposes of Section 1244 of the Code.

This summary does not address the tax consequences of the merger under state, local and foreign laws or under U.S. federal tax law other than income tax law. In addition, the following discussion does not address the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, the exercise or cancellation of options, warrants or similar rights to purchase stock.

U.S. Holders

As used in this proxy statement, a “U.S. holder” means a beneficial holder of our common stock who is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in the United States or under the law of the United States or any state within the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in place under applicable Treasury Regulations to be treated as a domestic trust.

Consequences of the merger to U.S. holders. The receipt of cash by a U.S. holder in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received (determined before reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in the shares of our common stock exchanged in the merger. Gain or loss will be calculated separately for each block of shares exchanged in the merger, with each block of shares consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss if the U.S. holder held such shares for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

Backup withholding. A U.S. holder may be subject to federal income tax backup withholding at the rate of 28% with respect to a payment of cash in the merger unless the U.S. holder:

•	is a corporation or comes within certain other exempt categories (including financial institutions, tax-exempt organizations) and, when required, demonstrates this fact; or

•

provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

To prevent backup withholding and possible penalties, you should complete and sign the substitute Form W-9 included in the letter of transmittal, which will be sent to you if the merger is completed. Amounts withheld under the backup withholding taxes rules are not additional taxes, and any amount withheld under these rules may be credited against the U.S. holder’s U.S. federal income tax liability, provided such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

As used in this proxy statement, a “Non-U.S. holder” means a beneficial holder of our common stock who is not a U.S. federal income

Consequences of the merger to Non-U.S. holders. Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of our common stock in the merger unless:

•

the gain is effectively connected with a U.S. trade or business of the Non-U.S. holder (and if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. holder), in which case the Non-U.S. holder will, unless an applicable income tax treaty provides otherwise, generally be taxed on its net gain (determined before reduction for any applicable withholding taxes) derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to the branch profits tax; or

•

the Non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the Non-U.S. holder may be subject to a flat 30% tax on the net gain (determined before reduction for any applicable withholding taxes) realized in connection with the merger, which may be offset by certain U.S. capital losses.

Backup withholding. Non-U.S. holders may be subject to federal income tax backup withholding at a rate of 28% with respect to a payment of cash in the merger unless the Non-U.S. holder certifies under penalties of perjury that it is not a U.S. person under the Code (and the payor does not have actual knowledge or reason to know otherwise), usually on an applicable IRS Form W-8, or such holder otherwise establishes an exemption. Amounts withheld under the backup withholding tax rules are not additional taxes, and any amount withheld under these rules may be credited against a Non-U.S. holder’s U.S. federal income tax liability, if any, provided that such Non-U.S. holder furnishes the required information to the IRS in a timely manner.

We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Litigation Related to the Merger

On April 15, 2008, two complaints were filed against us and members of our board of directors seeking to enjoin the proposed merger. In the first case, Plaintiff David P. Simonetti Rollover IRA filed a Verified Class Action Complaint in The Court of Chancery of the State of Delaware, entitled David P. Simonetti Rollover IRA, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Jeffrey H. Margolis, Donald J. Lothrop, Thomas B. Johnson, Paul F. Lefort, Jerry P. Widman, Nancy H. Handel, L. William Krause, Apax Partners, L.P., TZ Holdings, L.P., TZ Merger Sub, Inc., and The TriZetto Group Inc., Defendants, Case No. 3694. The complaint seeks certification of a class of all common stockholders of TriZetto who are allegedly harmed by the defendants’ actions challenged in the complaint, a declaration that the defendants have breached their fiduciary and other duties, entry of an order requiring defendants to take certain steps in connection with the proposed transaction, compensatory damages, costs and disbursements, including plaintiff’s counsel’s fees and experts’ fees, and other relief. On May 20, 2008, Plaintiff filed a First Amended Complaint, which adds allegations that the defendants allegedly failed to disclose material facts regarding the merger.

In the second case, Plaintiff City of Fort Lauderdale Police and Firefighters’ Retirement System filed a Complaint Based Upon Self-Dealing and Breach of Fiduciary Duty in the Superior Court of the State of California, County of Orange, entitled City of Fort Lauderdale Police and Firefighters’ Retirement System, on Behalf of Itself and All Others Similarly Situated, Plaintiff, v. Jeffrey H. Margolis, Paul F. Lefort, Nancy H. Handel, Thomas N. Johnson, L. William Krause, Donald J. Lothrop, Jerry P. Widman, The TriZetto Group, Inc., and Apax Partners, Defendants, Case No. 30-2008-00061215. The complaint seeks certification of a class of all holders of TriZetto’s stock who are allegedly harmed by the defendants’ actions challenged in the complaint, a declaration that the Agreement and Plan of Merger was entered into in breach of defendants’ fiduciary duties and is therefore unlawful and unenforceable, injunctive relief enjoining defendants and others from consummating the proposed transaction, rescission, a constructive trust, and costs and disbursements, including attorneys’ and experts’ fees, among other requested relief.

On May 7, 2008, a third complaint was filed against us and members of our board of directors seeking to enjoin the proposed merger. In the third case, Plaintiff Police and Fire Retirement System of the City of Detroit filed a Complaint Based Upon Self-Dealing and Breach of Fiduciary Duties in the Superior Court of the State of California, County of Orange, entitled Police and Fire Retirement System of the City of Detroit, on Behalf of Itself and All Others Similarly Situated, Plaintiff, v. The TriZetto Group Inc., Jeffrey H. Margolis, Donald L. Lothrop, Thomas B. Johnson, Paul F. Lefort, Jerry P. Widman, Nancy H. Handel, L. William Krause, Apax Partners, L.P., TZ Holdings, L.P., and TZ Merger Sub, Inc., Defendants, Case No. 30-2008-00180024. The complaint seeks certification of a class of all holders of TriZetto’s stock who are allegedly harmed by the defendants’ actions challenged in the complaint, a declaration that the Agreement and Plan of Merger was entered into in breach of defendants’ fiduciary duties, injunctive relief enjoining defendants from disenfranchising the proposed class and consummating the proposed transaction, and costs and disbursements, including attorneys’ fees, among other requested relief. On May 16, 2008, Plaintiff filed a First Amended Complaint, which adds allegations that the defendants allegedly failed to disclose material facts regarding the merger. On May 21, 2008, Plaintiff filed a motion seeking to set a schedule for a preliminary injunction hearing and requesting that the court allow expedited discovery.

THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex A. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about TriZetto or TZ Holdings. Such information can be found elsewhere in this proxy statement and in other public filings made by TriZetto and TZ Holdings, if any, with the Securities and Exchange Commission, which are available without charge at www.sec.gov or as more fully described in the section titled “Where You Can Find Additional Information.” Our stockholders are urged to read the full text of the merger agreement in its entirety.

The Merger. Under the terms of the merger agreement, Merger Sub will merge with and into TriZetto with TriZetto surviving the merger and following completion of the merger, TriZetto will be a wholly-owned subsidiary of TZ Holdings.

Effective Time. The closing of the merger will take place as soon as practicable, but in no event later than the second business day following the satisfaction or waiver of the closing conditions set forth in the merger agreement. However, the parties will not be required to close until the earlier of (a) a date during the marketing period (as defined below) specified by TZ Holdings on no less than three business days’ notice to us and (b) the final day of the marketing period. The merger will become effective either (1) upon the filing of a certificate of merger, as soon as practicable on or after the closing date, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL or (2) at such other date or time as the parties shall agree in writing and shall specify in the certificate of merger. We are working with TZ Holdings to complete the merger as soon as practicable and are targeting completion of the merger in the second half of calendar year 2008. However, we cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Merger Consideration. At the effective time of the merger, except as otherwise provided in the merger agreement, each share of our common stock issued and outstanding prior to the effective time of the merger (other than (i) treasury shares which will be cancelled under the merger agreement, (ii) dissenting shares and (iii) any shares as to which the treatment in the merger is separately agreed after the date of the merger agreement by TZ Holdings and the holder thereof), together with the associated rights provided for by our rights agreement, will be automatically converted into and thereafter represent the right to receive $22.00 in cash, without interest, subject to deduction for any required withholding of tax, and will be automatically canceled and cease to exist. The per share merger consideration will be equitably adjusted in the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to our common stock that occurs prior to the effective time of the merger.

Arrangements with the Surviving Corporation. TZ Holdings has previously indicated its belief that the continued involvement of our management team is integral to TriZetto’s future success, however, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with TriZetto or its subsidiaries or with TZ Holdings, Merger Sub or their affiliates regarding employment with, or the right to convert into or reinvest or participate in the equity of, the surviving corporation or TZ Holdings or any of its subsidiaries. Moreover, as of the date of this proxy statement, no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax with respect to any such agreement, arrangement or understanding. TZ Holdings has informed us that it may offer current members of management the opportunity to convert all or a portion of their current equity interests in the Company into, or otherwise invest (on terms that are no more favorable than those applicable to other investors) in, equity in TZ Holdings (and/or a subsidiary of TZ Holdings). Further, TZ Holdings has informed us that it may establish equity-based compensation plans for management of the surviving corporation. It is anticipated that awards granted under any such equity-based compensation plans would generally vest over a number of years of continued employment and would entitle management to share in the future appreciation of the surviving corporation. Although it is likely that certain members of our current management team will enter into arrangements with TZ Holdings or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, TZ Holdings (and/or a subsidiary of TZ Holdings), as of the date of this proxy statement no discussions have occurred between members of our current management and representatives of TZ Holdings or Apax, and there can be no assurance that any parties will reach an agreement. Any new arrangements are currently expected to be entered into at or prior to completion of the merger and would not become effective until after the merger is completed.

Equity Plans. As of the record date, 7,325,440 options to purchase the capital stock of TriZetto were issued and outstanding. Except for options as to which the treatment in the merger is separately agreed, at the effective time of the merger, each outstanding option (or similar right) to purchase shares or other capital stock granted under any employee, director or compensatory stock option, stock purchase or equity compensation plan, arrangement or agreement (whether vested or unvested) will be cancelled, and each holder of such option will be entitled to receive in exchange for such option an amount in cash equal to the product of (a) the number of shares for which such option is exercisable and (b) the excess of the per share price of $22.00 to be paid with respect the common stock in the merger over the exercise price per share of such option, less any applicable tax withholdings.

Pursuant to the terms under which they were granted, all shares of TriZetto common stock issued pursuant to vesting restrictions will have such vesting restrictions accelerated and such shares of stock will be cancelled at the effective time of the merger in exchange for the per share merger consideration in the same manner as shares of common stock otherwise outstanding at the effective time of the merger except for shares as to which the treatment is separately agreed.

At the effective time of the merger, any right outstanding immediately prior to the effective time of the merger to purchase or acquire capital stock of TriZetto pursuant to any compensatory arrangement (other than a stock option) will be cancelled and terminated without payment of consideration.

Performance Unit Awards. As of the record date, TriZetto had outstanding Performance Unit Awards which generally are cash based awards. The Performance Unit Awards are payable on March 15, 2010, provided that TriZetto: (i) achieves during the period from January 1, 2008 through December 31, 2009 (the “Performance Period”) a minimum of $5.02 cumulative Adjusted EBITDA per outstanding share, and (ii) attains during the Performance Period the cumulative software license revenue and recurring revenue (including revenue from software maintenance) as follows:

Measure	Threshold	Target	Maximum	Weight
Software License Revenue	$205,000,000	$230,000,000	$257,000,000	60%
Recurring Revenue (including software maintenance revenue)	$500,000,000	$520,000,000	$580,000,000	40%

The amount that may be paid on account of the Performance Unit Awards depends upon the degree to which the relevant performance targets are satisfied.

Prior to the Effective Time, TZ Holdings may elect one of the following dispositions of the Performance Unit Awards; (1) cash them out for a value equal to their target amount; or (2) keep them outstanding in accordance with their terms and conditions, subject to adjustment of the performance goals to take into account the Merger, and pay any holder who subsequently vests in the ordinary course the appropriate amount at that time, which will be at least the target amount. If (2) is elected, the holders of Performance Unit Awards who do not have change of control agreements will vest in such awards and be paid their respective target amount if they are terminated without cause before the end of the Performance Period and they execute a release of claims.

Outstanding Debt Securities. As of the record date, $330,000,000 in convertible notes were outstanding. Pursuant to the terms of the convertible notes’ indentures, after the effective time of the merger, each holder of convertible notes will have the opportunity to convert such notes into the right to receive an amount in cash for each $1,000 principal held by such holder equal to: (a) with respect to the notes maturing in 2012, the product of $22.00 multiplied by (45.5114 plus the increase in the conversion rate as determined based on the make whole table) and (b) with respect to the notes maturing in 2025, the product of $22.00 multiplied by (53.0504 plus the increase in the conversion rate as determined based on the make whole table), subject to deduction for any required withholding tax.

Exchange and Payment. As promptly as practicable following the effective time of the merger and in any event not later than two business days thereafter, the surviving corporation of the merger is required to cause the paying agent to mail to each holder of record of our common stock and convertible notes that were issued and outstanding immediately prior to the effective time of the merger a form of letter of transmittal and instructions for use in effecting the surrender of certificates or book-entry shares in exchange for the merger consideration payable or the certificated notes or global notes for the convertible note consideration payable. Until surrendered, each stock certificate or book-entry share will be deemed to represent only the right to receive, upon its surrender, the merger consideration into which the shares of our common stock previously represented by such certificate have been converted. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate or book-entry shares.

Dissenting Shares. Notwithstanding anything in the merger agreement to the contrary, shares issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has not voted in favor of the merger and who is entitled to demand and properly demands, exercises, and perfects his or her demand for appraisal of such shares pursuant to Section 262 of the DGCL will not be converted into the right to receive the merger consideration, unless and until such holder shall have effectively withdrawn or lost such holder’s right to appraisal under the DGCL. Shares subject to a demand for appraisal will be treated in accordance with Section 262 of the DGCL and will be entitled to receive such consideration thereunder. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such holder’s shares will be converted into and become exchangeable only for the right to receive, as of the later of the effective time of the merger and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the merger consideration.

Representations and Warranties. The merger agreement contains representations and warranties of TriZetto, TZ Holdings and Merger Sub customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the merger. The representations made by us relate to the following:

•	our corporate organization and standing and other corporate matters;

•	our capital structure and outstanding securities;

•	the authorization, execution, delivery and performance of the merger agreement;

•	the enforceability of the merger agreement;

•	required consents, approvals, orders and authorizations of governmental or regulatory authorities or other persons relating to the merger agreement and related matters;

•

documents filed by us with governmental and regulatory authorities, including the SEC, the accuracy of the financial statements and other information contained in those documents, our disclosure and internal controls and procedures;

•	the absence of certain liabilities;

•	the accuracy of the information included in this proxy statement;

•	absence of changes or certain events involving TriZetto since December 31, 2007, including any occurrence of a “material adverse effect” (as that term is defined in the merger agreement and described below in the section captioned “The Merger Agreement—Definition of Material Adverse Effect”) on TriZetto;

•	pending or threatened litigation, or claims that could give rise to litigation, involving us;

•	our compliance with laws including certain health information laws and our receipt of and compliance with governmental permits and licenses to hold our assets and conduct our business;

•

our employee benefit plans, matters relating to the Employee Retirement Income Security Act and other matters concerning employee benefits (including certain foreign employee benefits) and employment agreements;

•	labor matters;

•	environmental matters;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our compliance with material contracts, and the extent of our obligations thereunder;

•	our insurance policies;

•	our leases for real property;

•	our intellectual property;

•	the inapplicability of anti-takeover statutes and regulations and the inapplicability of our stockholder rights plan to the merger agreement and the merger;

•	any interest of our officers, directors or stockholders in transactions to which we are or were a party or in entities that compete against us;

•	the absence of brokers other than TriZetto’s financial advisor; and

•	the receipt by our board of directors of an opinion from TriZetto’s financial advisor.

In the merger agreement, TZ Holdings and Merger Sub made representations and warranties to us relating to the following:

•	their respective corporate organization and other corporate matters;

•	their respective authorization, execution, delivery and performance and the enforceability of, the merger agreement and the merger;

•	required consents, approvals, orders and authorizations of governmental or regulatory authorities or other persons relating to the merger agreement and related matters;

•	the accuracy of the information that they have supplied to us for inclusion in this proxy statement or other company disclosure documents;

•	pending or threatened litigation involving them that could prevent or impede the completion of the merger;

•	the ownership, operations and capitalization of Merger Sub and the purpose of its formation;

•

the receipt, disclosure and enforceability of debt and equity commitment letters sufficient to satisfy their obligations under the merger agreement and the delivery of certain limited guarantees to us;

•	the absence of any vote or consent required to approve the merger by any class of capital stock of TZ Holdings;

•	the absence of ownership by TZ Holdings or Merger Sub of any of our stock;

•	the absence of brokers other than Deutsche Bank and Cain Brothers & Company, LLC;

•	the access to certain information regarding TriZetto; and

•	the absence of certain contracts or understandings related to the transaction with any of our management or directors.

The assertions embodied in our representations and warranties summarized above are qualified by information contained in a confidential disclosure schedule that we provided TZ Holdings in connection with the signing of the merger agreement. The disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties of TriZetto contained in the merger agreement, including certain nonpublic information. Accordingly, you should not rely on our representations and warranties as characterizations of the actual state of facts, since they are modified in part by the underlying disclosure schedule. Moreover, information concerning the subject matter of our representations and warranties may have changed since the date of the merger agreement and the representations and warranties will not reflect any such subsequent changes in facts.

Definition of Material Adverse Effect. Several of the representations and warranties made by TriZetto and TZ Holdings in the merger agreement and certain conditions to TZ Holdings’ performance of its obligations under the merger agreement are qualified by reference to whether the item in question would have a “material adverse effect” on us or TZ Holdings, as the case may be.

The merger agreement provides that a “material adverse effect,” with respect to TriZetto, means any event, change, circumstance, effect or state of facts that is, materially adverse to (A) the business, financial condition or results of operations of TriZetto and its subsidiaries, taken as a whole or (B) the ability of TriZetto to perform, in all material respects, its obligations under the merger agreement or to consummate the transactions contemplated thereby; provided, however, that “material adverse effect” will not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination:

(1)	the industry and markets in which TriZetto and our subsidiaries operate generally;

(2)	general economic or political conditions (including, but not limited to, those affecting the securities markets, credit markets or interest rates);

(3)	the public announcement or pendency of the merger agreement or the consummation of the transactions contemplated thereby including, but not limited to, the identity of the acquiror (including any delays or cancellations of orders, contracts or payments for TriZetto’s products or services or any loss of customers or suppliers or changes in such relationships or any loss of employees or labor disputes or employee strikes, slowdowns, job actions or work stoppages or labor union activities);

(4)	any shareholder or derivative litigation arising from allegations of a breach of fiduciary duty relating to the merger agreement or the transactions contemplated thereby;

(5)	acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events (such as natural disasters, acts of God or other events not within the reasonable control of TriZetto) occurring after the date of the merger agreement;

(6)	any changes in applicable laws, regulations or accounting rules, or interpretations thereof by courts or governmental agencies;

(7)	the failure of TriZetto to meet its projections or the issuance of revised projections that are more pessimistic than those at the time of this agreement;

(8)	any increase in the cost or availability of financing to the Merger Sub or TZ Holdings; or

(9)	the taking of any action expressly contemplated by the merger agreement or consented to by TZ Holdings or Merger Sub.

In the cases of paragraphs (1), (2), and (5) above, any change, event, occurrence or effect referred to in such clauses will be taken into account in determining a material adverse effect to the extent of any disproportionate effect on TriZetto and our subsidiaries, taken as a whole, relative to other companies operating in the same industries as TriZetto and our subsidiaries.

Covenants Relating to the Conduct of Our Business. During the period between the date of the merger agreement and the effective time of the merger, we have agreed with TZ Holdings that we will conduct our business in the ordinary course in all material respects (except as expressly contemplated by the merger agreement, disclosed prior to the signing of the merger agreement, required by applicable law or otherwise consented to by TZ Holdings), and that we will use our commercially reasonable efforts to preserve intact, in all material respects, our business organization, our present relationships with customers, suppliers, and other persons with which we have material business relations, and to keep available the services of those of its present officers, employees, and consultants who are integral to the operation of the business as presently conducted.

Prior to the effective time of the merger, we have agreed not to do any of the following, nor to permit our subsidiaries to do any of the following (except as contemplated by the merger agreement, disclosed prior to the signing of the merger agreement, required by applicable law or consented to in writing by TZ Holdings):

•	amend or otherwise change our certificate of incorporation or bylaws or equivalent organizational documents;

•

issue or sell any shares of our capital stock, any right to acquire any shares of our capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, except in connection with the exercise of stock options, issuances in accordance with our rights agreement, the grant of stock options under any company plans in the ordinary course of business, pursuant to the conversion or settlement of convertible notes outstanding as of the date of the merger agreement, or pursuant to the exercise or settlement of the warrants outstanding as of the date of the merger agreement;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, or make any other payment on or with respect to any of our capital stock, except for dividends by any of our subsidiary to us or to other subsidiaries;

•

adjust, split, combine, redeem, repurchase or otherwise acquire any shares of our capital stock (except in connection with the cashless exercises or similar transactions pursuant to the exercise of stock options or obligations outstanding as of the date of the merger agreement or permitted to be granted after the date of the merger agreement), or reclassify, combine, split, subdivide or otherwise amend the terms of our capital stock;

•

acquire any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to us and our subsidiaries taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts;

•

sell, license or otherwise dispose of any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to us and our subsidiaries taken as a whole, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing contracts and in no event sell, pledge, dispose of or encumber any of our auction rate securities;

•

other than in the ordinary course of business, enter into, materially modify or amend or terminate any material contract or any contract that would be a material contract if in effect on the date of the merger agreement or which contains a change of control provision in favor of the other party or parties thereto or would otherwise require a payment or give rise to any rights to such other party or parties in connection with the merger and/or the transactions contemplated by the merger agreement;

•

make or authorize, or enter into any agreements or arrangements to make or authorize, any material new capital expenditures which are, in the aggregate, in excess of our annual capital expenditure budget as provided to TZ Holdings;

•	purchase any real property;

•	make any loans, advances or capital contributions to, or investments in, any other person (except our subsidiaries), other than in the ordinary course of business;

•	incur any indebtedness for borrowed money or issue any debt securities (except pursuant to our existing credit facility);

•

assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by us on behalf of our subsidiaries), other than in the ordinary course of business;

•	become party to any hedging, derivatives or similar contract or arrangement;

•

except pursuant to pre-existing arrangements or as expressly permitted by the merger agreement or to the extent required by applicable law, increase the compensation or benefits of any of our directors or executive officers or employees;

•

except pursuant to pre-existing arrangements or as expressly permitted by the merger agreement or to the extent required by applicable law, establish, enter into, amend or adopt any company plan or compensation or benefit plan, collective bargaining agreement, plan, trust, fund, policy or arrangement or amend or establish any performance bonus targets, including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan with or for the benefit or any of our current or former employees, officers, directors or any of their beneficiaries; accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other equity-related award;

•

except pursuant to pre-existing arrangements or as expressly permitted by the merger agreement or to the extent required by applicable law, terminate (other than in a manner which does not give rise to any severance or termination payments) the employment or service of any of our directors, officers or employees or any directors, officers or employees of any of our subsidiaries;

•

except pursuant to pre-existing arrangements or as expressly permitted by the merger agreement or to the extent required by applicable law, enter into any employment agreement with any of our employees or employees of any of our subsidiaries (except for employment agreements terminable on less than thirty (30) days’ notice without penalty and for extension of employment agreements in the ordinary course of business);

•

except pursuant to pre-existing arrangements or as expressly permitted by the merger agreement or to the extent required by applicable law, make any change to any contract, agreement, arrangement or understanding, enter into any contract, agreement, arrangement or understanding with any officer, director, employee or consultant of TriZetto or our subsidiaries or take any action or fail to take any action which would (with the passage of time, the consummation of the transactions contemplated hereby or otherwise) require a payment or give rise to any rights of such parties in connection with the change of control of TriZetto contemplated by the merger agreement;

•	implement or adopt any material changes in our method of accounting;

•

compromise, settle, or agree to compromise or settle any litigation, except in the ordinary course of business and not exceeding $500,000 individually or $1,000,000 in the aggregate, or consent to the same;

•

take, or fail to take, an action which would constitute an event of default under our credit agreement with Wells Fargo Foothill, the indentures for our outstanding convertible notes or increase our obligations under, or decrease our rights or benefits under the warrants or call options, as applicable;

•	make or change any material tax election, adopt or change any accounting method for tax purposes or change an annual accounting period for tax purposes; or

•

file an amendment to any material tax return, enter into any closing agreement, settle or compromise any material tax claim or assessment or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment (except for extensions routinely granted during the course of an examination or audit that is ongoing as of the date of the merger agreement).

Debt Financing. Pursuant to the merger agreement, TZ Holdings and Merger Sub have agreed to use reasonable best efforts to arrange debt financing on the terms and conditions described in the debt commitment letter from Royal Bank of Canada dated April 11, 2008, including using reasonable best efforts to:

•	negotiate definitive agreements with respect to the debt financing on the terms and conditions contained in the debt commitment letter or on other terms no less favorable to TZ Holdings or Merger Sub;

•	satisfy on a timely basis all conditions applicable to TZ Holdings and/or Merger Sub in such definitive agreements;

•

not permit any amendment or modification to be made to, or any waiver of any material provision or remedy under the debt commitment letter if such amendment, modification or waiver reduces the aggregate amount of the debt financing without a corresponding increase in the amount of the committed equity financing and/or the amount of cash on our balance sheet as of the closing date (as compared to the amount of cash on TriZetto’s balance sheet as of the date of the merger agreement) or amends the conditions precedent to the debt financing in a manner that would reasonably be expected to delay or prevent the closing or make the funding of the debt financing less likely to occur;

•

promptly notify us and use reasonable best efforts to secure alternative financing as promptly as practicable in the event that financing cannot be provided in accordance with the terms of the debt commitment letter on terms no less favorable in the aggregate to TZ Holdings and Merger Sub than those in the debt commitment letter;

•	cause their representatives to comply with the terms of the debt commitment letter, any alternate commitment letter, financing agreements and any related fee and engagement letters;

•	furnish complete, correct and executed copies of the financing agreements promptly upon their execution (for information purposes only); and

•	otherwise keep us reasonably informed of the status of their efforts to arrange the debt financing.

We have agreed to use our reasonable best efforts to, prior to the effective time of the merger, cause our subsidiaries and respective representatives to, provide TZ Holdings and Merger Sub with all cooperation reasonably requested in connection with the debt financing, including, among other things, to:

•

participate in a reasonable number of meetings, presentations, road shows, due diligence sessions with prospective lenders and sessions with rating agencies, and participation in a reasonable number of meetings and negotiating sessions with respect to the definitive financing arrangements for the debt financing;

•

assist with the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank and mezzanine information memoranda, prospectuses and similar customary documents required in connection with the debt financing;

•

as promptly as practical, furnish TZ Holdings and its debt financing sources with all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in a registration statement on Form S-1 under the Securities Act;

•

obtain accountants’ comfort letters, legal opinions, appraisals, surveys, engineering reports, title insurance and other documentation and items relating to the debt financing, as reasonably requested by TZ Holdings;

•

provide financial and other information regarding us and our subsidiaries as may be reasonably requested by TZ Holdings, including monthly financial statements (excluding footnotes) within 30 days of the end of each month prior to the closing date;

•	take all actions required to be taken by us prior to the effective time of the merger with respect to our convertible notes and facilitating the settlement of our call options and warrants;

•

execute and deliver any pledge and security documents, other definitive financing documents, or other certificates, or documents as may be reasonably requested by TZ Holdings (including a certificate of our Chief Financial Officer with respect to solvency matters) and otherwise reasonably facilitate the pledging of collateral; provided, that no obligation of ours or any of our subsidiaries under such executed documents will be effective until the effective time of the merger;

•

take all corporate actions, subject to the occurrence of the effective time of the merger, required to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the surviving corporation immediately after the effective time of the merger;

•

provide payoff letters, UCC termination statements, releases and similar evidences of termination with respect to any indebtedness that is being repaid at or prior to the effective time of the merger; and

•

provide a non-United States real property holding corporation affidavit dated as of the closing date signed under penalty of perjury and in the form and substance required under the Treasury Regulations issued pursuant to Section 1445(f) and Section 897 of the Internal Revenue Code, so that TZ Holdings is exempt from withholding any portion of the aggregate merger consideration thereunder.

Marketing Period. We have agreed to give TZ Holdings a 30 day “marketing period” in which to secure the financing required under the merger agreement. Under the merger agreement, the “marketing period” is defined as the first period of 30 consecutive days after the date of the merger agreement throughout which:

•	TZ Holdings shall have the required financial information that TriZetto is required to provide to TZ Holdings pursuant to the merger agreement;

•

no event has occurred and no conditions exist that would cause any of the conditions set forth in the merger agreement to fail to be satisfied, assuming the closing were to be scheduled for any time during such 30 consecutive day period, and the conditions set forth the merger agreement have been satisfied (other than conditions that by their nature can only be satisfied at the closing);

•	TriZetto’s stockholders have approved the merger;

•

no temporary restraining order or permanent injunction or other judgment, order or decree or other legal restraint is in effect, and no law has been enacted that, prohibits or makes illegal the consummation of the merger; and

•	any waiting period (and any extension thereof) applicable to the merger under the HSR Act has expired or been terminated.

Under the merger agreement, the marketing period terminates after the expiration of the 30 day period or on any earlier date that is the date on which the debt financing is otherwise obtained; provided, however, that if the marketing period would not end on or prior to August 1, 2008, the marketing period will commence no earlier than September 8, 2008.

The marketing period will not be deemed to have commenced if prior to the completion of the marketing period:

•	Ernst & Young LLP withdraws its audit opinion with respect to any of our financial statements;

•

our financial statements provided to TZ Holdings at the beginning of the marketing period are no longer sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC; or

•	we issue a public statement indicating our intent to restate any of our historical financial statements.

Acquisition Proposals by Third Parties. We have agreed that neither TriZetto nor any of our subsidiaries will, and that we will direct our respective officers, directors, employees agents and representatives including any investment banker, attorney or accountant retained by us not to, directly or indirectly:

•

initiate, solicit, propose or knowingly encourage (including by providing information) or take any other action knowingly to facilitate any inquiries, proposals, offers, discussions or requests with respect to, or the making or completion of, or that may reasonably be expected to lead to an acquisition proposal (as defined in the merger agreement and described below in the section captioned “The Merger Agreement—Definitions of Acquisition Proposal and Superior Proposal”);

•

engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to, or afford access to our property, books and records, to any person that has made or, to the knowledge of TriZetto, is considering making, an acquisition proposal, or grant any waiver, amendment or release under any standstill or confidentiality agreement;

•	approve, endorse or recommend any acquisition proposal; or

•

approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.

We have also agreed that we will immediately cease and terminate any existing activities, discussions or negotiations with any persons that were conducted by us prior to the date of the merger agreement with respect to any acquisition or potential acquisition proposal.

Notwithstanding the foregoing restrictions with respect to acquisition proposals by third parties that do not result from a breach by TriZetto of its obligations described above, at any time following the date of the execution of merger agreement and prior to our receipt of stockholder approval, we may, in response to an unsolicited bona fide written acquisition proposal: (i) furnish information with respect to TriZetto and our subsidiaries to the person making such acquisition proposal (if and only if, prior to providing such information such person has executed a confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between us and TZ Holdings), provided, however, that any material non-public information provided to such person has previously been provided to TZ Holdings, or is provided to TZ Holdings contemporaneously as it is provided to such person; or (ii) participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal. Provided, that, with respect to both (i) and (ii) above, our board determines that such proposal constitutes or is reasonably likely to lead to a superior proposal and our board has concluded in good faith, after consultation with our outside legal counsel, that the failure of our board to furnish such information or engage in such discussions or negotiations would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law.

Furthermore, we have agreed with TZ Holdings that (a) neither our board nor any committee thereof will (i) change, withdraw, modify or qualify in a manner adverse to TZ Holdings or Merger Sub its recommendation of the merger agreement or the merger or fail to make a reaffirmation requested by TZ Holdings; (ii) approve or recommend, or cause or permit us to enter into, any letter of intent, memorandum of understanding, acquisition agreement or other similar agreement constituting or relating to any acquisition proposal; (iii) make any recommendation in connection with a tender offer or an exchange offer other than a recommendation against such offer; (iv) exempt any person or group from the restrictions contained in any state takeover or similar laws, including Section 203 of the DGCL or otherwise cause such restrictions or provisions not to be applicable to such persons or group; or (v) resolve or publicly propose to take any such actions unless, prior to the approval of the merger by TriZetto’s stockholders and (b) TriZetto will not (i) amend or take any action to amend the rights agreement with respect to any person other than TZ Holdings or Merger Sub or (ii) fail to include in this proxy statement the recommendation of the board of directors that the stockholders of TriZetto approve the merger unless, prior to the approval of the merger by TriZetto’s stockholders:

•

TriZetto receives an acquisition proposal that has not been withdrawn and that our board determines in good faith, after consultation with our independent financial advisor and outside legal counsel, constitutes a superior proposal; and

•

the our board determines in good faith, after consultation with our outside legal counsel, that the failure to accept such superior proposal in accordance with the terms of the merger agreement would reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law.

We have also agreed not to amend our rights agreement or take any action to amend, modify or waive the rights agreement with respect to any person other than TZ Holdings and Merger Sub or fail to include in this proxy statement the recommendation of the board of directors that the stockholders of TriZetto approve the merger.

However, we may not take any such action with respect to a superior proposal until we have provided written notice to TZ Holdings that we intend to take such action, describing the material terms and conditions of the superior proposal that is the basis of such action. Furthermore, during the five business day period following TZ Holdings’ receipt of a notice of a superior proposal, we must negotiate with TZ Holdings and Merger Sub in good faith to make such adjustments in the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal and our board of directors must, following the end of such five business day notice period, determined in good faith, after consultation with our independent financial advisor and outside legal counsel, taking into account any changes to the terms of the merger agreement proposed by TZ Holdings in response to the notice of superior proposal, that the superior proposal giving rise to the notice of superior proposal continues to constitute a superior proposal.

We have agreed to promptly advise TZ Holdings orally and in writing of the receipt of an acquisition proposal, any inquiries, proposals or offers regarding any acquisition proposal, any request for non-public information relating to us or our subsidiaries, other than requests for information not reasonably expected to be related to an acquisition proposal and any inquiry or request for discussion or negotiation regarding an acquisition proposal and to provide TZ Holdings with copies of all such materials.

Nothing set forth in the merger agreement will prevent us or our board from (i) taking and disclosing to our stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from (ii) making any required disclosure to our stockholders if, in the judgment of the board, concluded in good faith, after consultation with our outside legal counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable law;

Definitions of Acquisition Proposal and Superior Proposal. For purposes of the merger agreement (and this summary), “acquisition proposal” means any bona fide inquiry, proposal or offer from any person or group of persons other than TZ Holdings or one of its subsidiaries relating to, in a single transaction or series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (or any subsidiary or subsidiaries of us whose business constitutes 20% or more of the net revenues, net income or assets of TriZetto and our subsidiaries, taken as a whole) (B) the acquisition of twenty percent (20%) or more of the outstanding shares of any class of capital stock of TriZetto or twenty percent (20%) or more of the voting power represented by the outstanding voting securities of TriZetto, (C) a tender offer or exchange offer that, if consummated, would result in any person or group of persons beneficially owning twenty percent (20%) or more of our outstanding common stock, or (D) the acquisition in any manner, directly or indirectly, of over 20% of the consolidated total assets of TriZetto and our subsidiaries (or to which twenty percent (20%) or more of our revenues or earnings on a consolidated basis are attributable) including, for this purpose, the outstanding assets and equity securities of our subsidiaries, in each case other than the merger.

For purposes of the merger agreement (and this summary), “superior proposal” means any acquisition proposal (A) on terms which our board determines in good faith, after consultation with our independent financial advisor and outside legal counsel, to be more favorable from a financial point of view to the holders of shares than the merger, taking into account all of the terms, conditions and impact of such proposal (including the likelihood, ability to finance, conditionality and timing of consummation of such proposal and taking into account any and all antitrust review or other regulatory process aspects as well as potential litigation), and the merger agreement and (B) that TriZetto’s board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal and the merger agreement (including any changes to the terms of the merger agreement committed to by TZ Holdings to us in response to such proposal or otherwise); provided that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of acquisition proposal will be deemed to be references to “50%” and any transaction described in clause (A) of the definition of acquisition proposal must result in a third party acquiring more than 50% of the outstanding shares of our common stock or all or substantially all of the assets of us and our subsidiaries taken as a whole.

Access to Information. We have agreed that until the effective time of the merger or the earlier termination of the merger agreement, upon reasonable prior written notice, we will, and will use our reasonable best efforts to cause our subsidiaries, officers, directors and representatives to: (i) afford to TZ Holdings reasonable access during normal business hours, consistent with applicable law, to our officers, employees, financing sources and representatives, properties, offices, other facilities, documents, agreements, contracts and books and records; (ii) promptly furnish TZ Holdings with all financial, operating and other data and information as TZ Holdings may reasonably request; and (iii) promptly upon request by TZ Holdings, furnish TZ Holdings with a copy of each report, schedule and other document filed or received by us or any of our subsidiaries after the date of execution of the merger agreement pursuant to the requirements of the federal or state securities or tax laws.

Regulatory Approvals. The merger agreement obligates TriZetto and TZ Holdings to use reasonable best efforts to make appropriate filings under and take all reasonable steps as may be necessary to receive approval from, or to avoid an action or proceeding under, any antitrust law and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act, and to obtain all approvals, consents, registrations, licenses, permits, authorizations and other confirmations from any governmental entity or third party necessary, proper or advisable to consummate the transactions contemplated in the merger agreement and to preserve the benefits of any contracts or agreements to which we or any of our subsidiaries are a party after the consummation of the transactions contemplated by the merger agreement.

On April 18, 2008, TriZetto and TZ Holdings filed HSR Act notification forms with the Department of Justice and the Federal Trade Commission, and were granted early termination of the waiting period on April 28, 2008.

We are not aware of any other regulatory approvals or actions that are required for completion of the merger.

Employee Matters. TZ Holdings has agreed for a period of one year following the effective time of the merger that, except as otherwise agreed in writing between TZ Holdings or any of its affiliates and a company employee, TZ Holdings will cause the surviving corporation and each of its subsidiaries to maintain the severance-related provisions of existing company benefit plans and provide 100% of the severance payments and benefits required thereunder to be provided to any company employee terminated during that twelve month period. TZ Holdings will cause the surviving corporation to maintain for a period of one year for any company employee (i) cash compensation levels that are in the aggregate no less favorable than, and (ii) benefits provided under company benefit plans that in the aggregate are no less favorable than, the overall cash compensation levels and benefits (other than any equity-based compensation or benefits) maintained for and provided to such company employees immediately prior to the effective time of the merger. TZ Holdings will, or will cause the surviving corporation to, give company employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of company employees as of or after the effective time (other than any equity-based plans or arrangements or any non-qualified deferred compensation plans or arrangements) to the same extent recognized by us immediately prior to the effective time of the merger under an analogous company plan. And except as otherwise agreed in writing between TZ Holdings or any of its affiliates and a company employee or as otherwise provided in the merger agreement, TZ Holdings will honor, and will cause its subsidiaries to honor, in accordance with its terms, (a) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between us or any of our subsidiaries and any of our officers, directors or employees (b) all obligations in effect as of the effective time of the merger under any non equity-based bonus or bonus deferral plans, programs or agreements of TriZetto or our Subsidiaries and (iii) all obligations in effect as of the effective time of the merger pursuant to outstanding restoration plans, programs or agreements, and all vested and accrued benefits under any non equity-based employee benefit, employment compensation or similar plans, programs, agreements or arrangements of TriZetto or our subsidiaries

TZ Holdings has also agreed that for a period of ninety (90) days after the date of the merger agreement it will not, and will cause the surviving corporation and each of its subsidiaries to not, effectuate a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 without complying with all provisions thereof or any similar provision of applicable foreign law.

With respect to the ESPP, pursuant to the terms of the merger agreement, we have taken and will take all actions as are necessary to provide that (i) participation in the ESPP will be limited to those employees who were participants on the date of the merger agreement, (ii) such participants may not increase their payroll deduction election or purchase elections from those in effect on the date of the merger agreement, (iii) the ESPP will terminate, effective immediately before the effective time of the merger, (iv) each purchase right under the ESPP outstanding immediately before the effective time of the merger will be automatically exercised by applying the payroll deductions of each current participant in the ESPP for such offering period, as defined in the ESPP to the purchase of whole shares of common stock (subject to the provisions of the ESPP regarding the number of shares purchasable per participant) at a purchase price per share equal to 95% of the lower of (A) the fair market value per share of the common stock on the Purchase Date (as defined in the ESPP) and (B) the fair market value per share of the common stock on the last business day before the effective time of the merger and (v) there will not be any additional offering period commencing following the date of the merger agreement under the ESPP.

Director’s and Officer’s Indemnification. From and after the effective time of the merger for a period of six years, TZ Holdings has agreed that it will, and will cause the surviving corporation in the merger to (i) indemnify and hold harmless each present (as of the effective time of the merger) and former officer and director of TriZetto and our subsidiaries, (ii) cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by TriZetto and our subsidiaries or cause to be provided substitute policies or purchase or cause the surviving corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time of the merger.

However, after the effective time of the merger, TZ Holdings will not be required to pay, with respect to such insurance policies, in respect of any one policy year, annual premiums in excess of 400% of the last annual premium paid by us prior to the date of the merger agreement, but in such case will purchase as much coverage as reasonably practicable for such amount; provided further, that if the surviving corporation purchases a “tail policy” and the coverage thereunder costs more than 400% of such last annual premium, the surviving corporation will purchase the maximum amount of coverage that can be obtained for 400% of such last annual premium.

Except as may be required by applicable law, TZ Holdings and TriZetto have also agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the certificate of incorporation or bylaws of TriZetto and our subsidiaries or in any indemnification agreement between such indemnified party and TriZetto or any of our subsidiaries will survive the merger and continue in full force and effect for a period of six years from the effective time of the merger.

Public Announcements. Each of TZ Holdings and Merger Sub, on the one hand, and TriZetto, on the other hand, will consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger agreement, the merger and the other transactions contemplated thereby and will not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable law.

Termination of Indebtedness. Prior to the effective time of the merger, we have agreed to deliver to TZ Holdings copies of payoff letters, in commercially reasonable form, from the administrative agent under our credit agreement with Wells Fargo Foothill, Inc. and to make arrangements for the release of all liens and the release of all obligations and guarantees over our and our subsidiaries’ properties and assets securing such obligations.

Settlement of Related Actions. We and our subsidiaries have agreed not to compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any action relating to the merger agreement, or the transactions contemplated thereby or consent to the same unless TZ Holdings has otherwise consented in writing; provided, that with respect to any action involving monetary damages only, such consent shall not be unreasonably withheld or delayed.

Resignation of Directors. We have agreed to cause each of our directors and the directors of our subsidiaries, to the extent requested by TZ Holdings no less than ten business days prior to the closing date, to submit a letter of resignation or otherwise be removed, effective on the closing date.

Termination of Affiliate Arrangements. Prior to the effective time of the merger, we have agreed to terminate all contracts and other arrangements with all officers, directors and shareholders of TriZetto, without any monetary or other liability being incurred or satisfied by us or any of our subsidiaries under such contracts or other arrangements, on or after the date of the merger agreement.

Conditions to the Closing of the Merger. The merger will be completed only if certain conditions are satisfied or waived, including the following:

•	the stockholders of TriZetto have approved the merger;

•	no court or other legal or regulatory order or statute, rule or regulation is in place which restricts or prohibits the merger; and

•	any waiting period (or extension thereof) under the HSR Act has expired or been terminated.

Additional Conditions to the Obligation of TZ Holdings and Merger Sub. The obligations of TZ Holdings and Merger Sub to complete the merger are subject to the satisfaction or waiver, on or prior to the closing date of the merger, of each of the following additional conditions:

•

TriZetto’s representations and warranties contained in the merger agreement with respect to the organization standing and power of TriZetto, our capital structure and outstanding securities, our authority to enter into the merger agreement and other representations and warranties with respect to state takeover statutes, the rights plan and brokers must be true and correct in all respects both at the time of execution of the merger agreement and as of the closing date of the merger (or in the case of such representations and warranties that are made as of a specified date, such representations and warranties must be true and correct in all respects as of such specified date);

•

TriZetto’s other representations and warranties contained in the merger agreement (without giving effect to any materiality, “material adverse effect” or dollar threshold qualifications therein) must be true and correct both when made and as of the closing date of the merger (or in the case of representations and warranties that are made as of a specified date, such representations and warranties must be true and correct as of such specified date), except where the failure to be so true and correct would not, individually or in the aggregate, have a “material adverse effect” on TriZetto;

•

TriZetto must have performed, in all material respects, all obligations and agreements and complied with all covenants and conditions required by the merger agreement to be performed or complied with by us prior to or at the closing of the merger; and

•	TriZetto must deliver to TZ Holdings a certificate, dated as of the closing date and signed by a senior officer on behalf of TriZetto, certifying that the above conditions have been satisfied.

Additional Conditions to TriZetto’s Obligation. Our obligation to effect the merger is further subject to the satisfaction or waiver, on or prior to the closing date of the merger, of each of the following conditions:

•

the representations and warranties of TZ Holdings and Merger Sub contained in the merger agreement must be true and correct both when made and as of the closing date of the merger (or in the case of representations and warranties that are made as of a specified date, such representations and warranties must be true and correct as of such specified date) except where the failure to be so true and correct would not, individually or in the aggregate, result in any event, change, circumstance, effect or state of facts that is, or would reasonably be expected to be, materially adverse to the ability of Merger Sub to perform, in all material respects, their respective obligations under the merger agreement or to consummate the transactions contemplated thereby;

•

TZ Holdings and Merger Sub must have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by the merger agreement to be performed or complied with by them prior to or at the closing of the merger; and

•	TZ Holdings must have caused the merger consideration to be deposited with the paying agent.

Termination. The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, notwithstanding approval by our stockholders, by mutual written consent of the parties to the merger agreement, or by either TZ Holdings or us:

•

if the merger has not been completed by October 31, 2008, provided that the right to so terminate the merger agreement is not available to a party whose breach of the merger agreement has resulted in the failure of the closing to occur on or before that date;

•

if any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable; or

•	if our stockholders fail to adopt the merger agreement and approve the merger.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time, by TZ Holdings if:

•

we have materially breached or failed to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform would result in the failure of a closing condition set forth in the merger agreement and cannot be cured by October 31, 2008; provided, that TZ Holdings has given us written notice, delivered at least thirty days prior to such termination, stating the TZ Holdings’ intention to terminate the merger agreement and the basis for such termination;

•	our board has taken certain actions or determined to accept a superior proposal in accordance with the provisions of the merger agreement;

•	our board has effected an adverse recommendation change, including modifying or withdrawing its recommendation of the merger agreement; or

•	we breached in any material respect any of our obligations under the merger agreement with respect to acquisition proposals, preparation of the proxy statement or tender offers, if applicable.

The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time of the merger, by us:

•

if TZ Holdings or Merger Sub has materially breached or failed to perform any of their representations, warranties, covenants or agreements set forth in the merger agreement (other than the breach or failure to perform by either of TZ Holdings or Merger Sub of any of its covenants and agreements with respect to financing cooperation, which such breach or failure to perform will permit TriZetto to terminate the merger agreement only on or following October 31, 2008) which breach or failure to perform (A) would result in the failure of a closing condition set forth in the merger agreement and cannot be cured by the October 31, 2008; provided, that we have given TZ Holdings written notice, delivered at least thirty days prior to such termination, stating our intention to terminate the merger agreement and the basis for such termination;

•

in order to enter into a definitive agreement providing for the implementation of a transaction that is a superior proposal, provided that we have complied with the requirements in the merger agreement regarding the accepting of superior proposals and such termination takes place prior to the receipt of the stockholder approval; or

•

if all of our conditions to closing of the merger agreement have been satisfied (other than those conditions that by their terms are to be satisfied at closing) on the final day of the marketing period and TZ Holdings or Merger Sub have failed to consummate the merger no later than five business days after the later of (i) the final day of the marketing period and (i) the date on which we notifies TZ Holdings that all conditions to closing set forth the merger agreement have been satisfied or waived.

Termination Fee. The merger agreement requires that we pay TZ Holdings or an affiliate of TZ Holdings an aggregate termination fee of $50,000,000 in the event that (a) an acquisition proposal has been publicly disclosed or communicated to us after the date of the merger agreement; (b) the merger agreement is terminated by either TZ Holdings or us, as a result of shareholder approval not being obtained or the merger agreement is terminated by TZ Holdings as the result of our breach or failure to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, after receiving 30 days written notice from TZ Holdings of such breach or failure; and (c) within twelve months after such termination, we have entered into a definitive agreement with respect to, or have consummated, an acquisition proposal (in which case our termination fee will be payable upon earlier of execution or consummation of such agreement).

We will also be required to pay TZ Holdings a termination fee of $50,000,000 if (i) the merger agreement is terminated by us, prior to the receipt of stockholder approval, in order to enter into a definitive agreement providing for the implementation of a transaction that is a superior proposal (in which case our termination fee is payable upon termination); (ii) the merger agreement is terminated by TZ Holdings as a result of our board of directors having made a recommendation change that is adverse to the proposed merger with TZ Holdings (in which case our termination fee is payable within 2 business days from termination by TZ Holdings); or (iii) the merger agreement is terminated by TZ Holdings as a result of us having breached in any material respect any of our obligations with respect to solicitation/negotiation of acquisition proposals, preparation of proxy materials or tender offers, as applicable (in which case our termination fee is payable within 2 business days from termination by TZ Holdings).

TZ Holdings Termination Fee. TZ Holdings will be required to pay us a termination fee equal to $65,000,000 if the conditions to closing the merger agreement have been satisfied on the final day of the marketing period and TZ Holdings or Merger Sub has failed to consummate the merger no later than five business days after the later of (a) the final day of the marketing period and (b) the date on which we notify TZ Holdings that all conditions to closing have been satisfied or waived. The termination fee to be paid by TZ Holdings has been guaranteed pursuant to certain limited guaranties executed by parties affiliated with TZ Holdings.

Expenses. Except for the termination fee payable by either party under certain circumstances in a termination of the merger agreement, whether or not the merger is completed, TZ Holdings and TriZetto are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated in the merger agreement.

Damages. The maximum aggregate liability of TZ Holdings and Merger Sub for all damages to TriZetto will be limited to $100,000,000 including, to the extent of any payment, the parent termination fee of $65,000,000. The maximum aggregate liability of TriZetto for all damages to TZ Holdings will be limited to $100,000,000 including, to the extent of any payment, the termination fee. TriZetto has agreed not to seek damages in excess of the $100,000,000 cap against TZ Holdings, Merger Sub, Apax, BCBS of Tennessee, the Regence Group or any of their directors, officers, employees, partners, members, affiliates, stockholders or agents. TZ Holdings and Merger Sub have agreed not to seek damages in excess of the $100,000,000 cap against TriZetto, its subsidiaries or any of their directors, officers, employees, partners, members, affiliates, stockholders or agents.

No Specific Performance against TZ Holdings or Merger Sub. The merger agreement provides that TriZetto will not be entitled to an injunction or injunctions to prevent breaches of the merger agreement by TZ Holdings or Merger Sub, to enforce specifically the terms and provisions of the merger agreement against TZ Holdings or Merger Sub or otherwise to obtain any equitable relief or remedy against TZ Holdings or Merger Sub and that TriZetto’s sole and exclusive remedy with respect to any such breaches, acts or omissions by TZ Holdings or Merger Sub shall be the parent termination fee of $65,000,000 or certain limited guaranties with respect to parties affiliated with TZ Holdings. In the event of a willful breach by either TZ Holdings or Merger Sub of its representations and warranties or covenants under the merger agreement or fraud by TZ Holdings or Merger Sub, TriZetto shall be entitled to seek damages against TZ Holdings or Merger Sub, provided that the maximum aggregate liability (including the parent termination fee of $65,000,000) of TZ Holdings or Merger Sub shall not exceed $100,000,000 (plus certain other amounts that may be owed due to failure to make timely termination fee payments).

No Third Party Beneficiaries. Nothing in the merger agreement, express or implied, is intended to or shall confer upon any person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of the merger agreement, other than certain matters relating to indemnification, exculpation and insurance, which shall inure to the benefit of certain persons who are intended to be third-party beneficiaries thereof.

Purchases of TriZetto’s Securities. TZ Holdings, Merger Sub and their affiliates are permitted to purchase any debt or equity securities of TriZetto at any time, and from time to time, following the filing of this proxy statement with the SEC.

Tender Offer. TZ Holdings has the right but not the obligation to commence, or to cause Merger Sub or another one of its affiliates to commence, a cash tender offer for 100% of the issued and outstanding shares of our common stock at a purchase price per share of $22.00.

Amendment, Extension and Waiver. The merger agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors or general partner, as applicable, at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained; provided, however, that after stockholder approval has been obtained, no amendment may be made that, pursuant to applicable law or the rules of the Nasdaq Global Select Market, requires further approval or adoption by the stockholders of TriZetto without such further approval or adoption. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.

At any time prior to the effective time of the merger, the parties may, by action taken or authorized by their respective boards of directors or general partner, as applicable, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in the merger agreement or any document delivered pursuant hereto or (c) subject to applicable law, waive compliance with any of the agreements or conditions of the other parties contained therein; provided, however, that after stockholder approval has been obtained, no waiver may be made that pursuant to applicable law or the rules of the Nasdaq Global Select Market requires further approval or adoption by the stockholders of TriZetto without such further approval or adoption.

ADJOURNMENT OF THE SPECIAL MEETING

(Proposal 2)

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve any adjournments of the special meeting if there are not sufficient votes to approve and adopt the merger agreement at the time of the special meeting or any adjournment or postponement of that meeting. Even though a quorum may be present at the special meeting or any such adjournment or postponement, it is possible that we may not have received sufficient votes to approve and adopt the merger agreement by the time of the special meeting or such adjournment or postponement. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if determined necessary by TriZetto, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval and adoption of the merger agreement proposal in the event that there are insufficient votes to approve and adopt that proposal. Our board retains full authority to the extent set forth in our bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

MARKET PRICE AND DIVIDEND DATA

Our common stock is currently quoted on the Nasdaq Global Select Market under the symbol “TZIX.” This table shows, for the periods indicated, the range of high and low sale prices for our common stock as quoted on the Nasdaq Global Select Market:

	Price Per Share
	High	Low
Fiscal Year ended December 31, 2005
March 31, 2005	$9.94	$8.00
June 30, 2005	$14.40	$8.60
September 30, 2005	$17.34	$13.61
December 31, 2005	$17.49	$12.77
Fiscal Year ended December 31, 2006
March 31, 2006	$19.74	$16.11
June 30, 2006	$17.89	$12.69
September 30, 2006	$15.53	$11.89
December 31, 2006	$18.95	$14.25
Fiscal Year ending December 31, 2007
March 31, 2007	$21.93	$17.70
June 30, 2007	$20.37	$17.00
September 30, 2007	$20.00	$15.19
December 31, 2007	$18.64	$14.52

On April 10, 2008, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $17.67. On May 23, 2008, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $21.28.

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of May 19, 2008 by (i) each person (or group of affiliate persons) who is known by us to beneficially own 5% or more of our outstanding common stock (based solely upon Schedules 13D and 13G and amendments thereto filed with the Securities and Exchange Commission or SEC), (ii) each of our directors, (iii) each of the named executive officers listed in the Summary Compensation Table contained in the Form 10-K/A that we filed with the SEC on April 28, 2008, and (iv) all of our current directors and executive officers as a group. The information in the table is based upon information available to us as of May 20, 2008.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	% of Class
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	6,260,469	14.52%
Fallaron Capital Management, L.L.C.(4) One Maritime Plaza, Suite 2100 San Francisco, CA 94111	3,210,500	7.44%
AXA Financial, Inc.(5) 1290 Avenue of the Americas New York, NY 10104	3,096,310	7.18%
Jeffrey H. Margolis(6)	2,213,268	5.05%
Anthony Bellomo(7)	505,168	1.16%
Kathleen Earley(8)	284,272	<1%
Philip J. Tamminga(9)	192,632	<1%
Paul F. LeFort(10)	105,650	<1%
Donald J. Lothrop(11)	84,605	<1%
Jerry P. Widman(12)	22,125	<1%
L. William Krause(13)	20,250	<1%
Robert G. Barbieri(14)	10,700	<1%
Nancy H. Handel(15)	6,500	<1%
James C. Malone(16)	0	<1%
All current directors and executive officers as a group (15 persons)(17)	4,102,637	9.10%

(1)	Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

(2)	The beneficial ownership is calculated based on 43,123,786 shares of our common stock outstanding as of May 19, 2008. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of May 19, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws and as otherwise set forth below, the persons named in the table have sole voting and dispositive power with respect to the shares set forth opposite such person’s name.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2008. In its role as an investment adviser to multiple clients, Wellington Management Company, LLP is deemed to have beneficial ownership of 6,260,469 shares. Of that amount, it has shared voting power with respect to 4,739,169 shares and shared dispositive power with respect to 6,197,369 shares.

(4)

This information is based on a Schedule 13D filed with the SEC on May 12, 2008. The Schedule 13D was filed jointly by: (i) Farallon Capital Management, L.L.C. (the “Management Company”); (ii) Noonday G.P.

(U.S.), L.L.C., Noonday Asset Management, L.P. and Noonday Capital, L.L.C. (the “Noonday Sub-adviser Entities”); (iii) David I. Cohen, Saurabh K. Mittal and Andrew J. M. Spokes (the “Noonday Individual Reporting Persons”); (iv) Noonday Capital Partners, L.L.C. (the “Noonday Fund”); (v) Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and Farallon Capital Offshore Investors II, L.P. (the “Farallon Funds”); (vi) Farallon Partners, L.L.C. (the “Farallon General Partner”); and (vii) William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J. M. Spokes, Thomas F. Steyer and Mark C. Wehrly (the “Farallon Managing Members”). The entities listed in this footnote above collectively are deemed to have beneficial ownership of 3,210,500 shares. The voting and dispositive power with respect to these shares is set forth in the Schedule 13D. Each of the Noonday Sub-advisers Entities, the Management Company, the Farallon General Partner and the Individual Reporting Persons disclaim any beneficial ownership to the shares.

(5)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2008. The Schedule 13G/A was filed jointly by AXA Financial, Inc. (“AXA Financial”), AXA, which owns AXA Financial, and AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, which as a group control AXA (each of the entities listed in this footnote above are collectively referred to as the “AXA Entities”). The AXA Entities collectively are deemed to have beneficial ownership of 3,096,310 shares. The voting and dispositive power held by each of the AXA Entities with respect to these shares is set forth in detail in the Schedule 13G/A. Of the 3,096,310 shares reported on the Schedule 13G/A, 2,771,310 shares are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P. and AXA Equitable Life Insurance Company, both of which are investment advisors registered under Section 203 of the Investment Advisers Act of 1940 and wholly owned subsidiaries of AXA Financial.

(6)	Includes 1,458,800 shares held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting and dispositive power. Also includes 75,000 shares of unvested restricted common stock and Mr. Margolis’ options to purchase 679,468 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(7)	Includes 17,500 shares of unvested restricted common stock and options for 398,101 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(8)	Includes 73,750 shares of unvested restricted common stock and options for 142,565 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(9)	Includes 42,500 shares of unvested restricted common stock and options for 89,101 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(10)	Includes 21,000 shares held by Mr. LeFort’s wife, as trustee of a trust for which she is the sole beneficiary; Mr. LeFort disclaims beneficial ownership of such shares. Also includes options for 64,750 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(11)	Includes options for 61,625 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(12)	Includes options for 22,125 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(13)	Includes options for 20,250 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(14)	Mr. Barbieri, Chief Financial Officer of the Company, departed the Company effective April 29, 2008.

(15)	Includes options for 6,500 shares of common stock, which are exercisable within 60 days of May 19, 2008.

(16)	Mr. Malone resigned as Executive Vice President and Chief Financial Officer of the Company effective July 31, 2007.

(17)	Includes 264,564 shares of unvested restricted common stock and options for 1,955,255 shares of common stock, which are exercisable within 60 days of May 19, 2008.

STOCKHOLDER PROPOSALS

We will not hold an annual meeting of stockholders in 2008 if the merger is completed because we will no longer be a publicly held company. However, if the merger agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2008.

Under SEC rules, if a stockholder desired for us to include a proposal in our proxy statement (and form of proxy) for presentation at our 2008 annual meeting of stockholders, the proposal was required to be received by us, marked to the attention of TriZetto’s Corporate Secretary, at our corporate offices by January 1, 2008. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our bylaws, nominations of persons for election to our board of directors and the proposal of business to be considered at an annual meeting of stockholders may be made by any TriZetto stockholder who (i) is a stockholder of record at the time such stockholder gives the required notice described below, (ii) is entitled to vote at the annual meeting and (iii) complies with the notice procedures described below. For nominations or business proposals to be properly brought by a stockholder before an annual stockholders meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary of TriZetto, at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, no later than the close of business on the 120th calendar day before the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the proposal must be received by us no later than the close of business on the 10th day following the day on which notice of the annual meeting date is first mailed or publicly announced. For nominations or a business proposal to be properly brought by a stockholder before the 2008 annual meeting of stockholders, written notice thereof must have been received by the Corporate Secretary of TriZetto no later than January 1, 2008, assuming that the date of such meeting is within 30 days of May 25, 2008. The notice must have set forth (a) as to each proposed director nominee, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required pursuant to the federal securities laws, (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving notice and the beneficial owner, if any, the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and the class and number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement and including any matter other than adoption of the merger agreement and the transactions contemplated thereby would require the prior written consent of TZ Holdings, L.P. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

TZ Holdings has supplied all information contained in this proxy statement relating to TZ Holdings and Merger Sub, Inc. and we have supplied all such information relating to us and the merger.

Our stockholders should not send in their certificates for our common stock until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash following the completion of the merger should call the paying agent, whose contact information will be included in the letter of transmittal.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 27, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

TZ HOLDINGS, L.P.,

TZ MERGER SUB, INC.

and

THE TRIZETTO GROUP, INC.

Dated as of April 11, 2008

i

INDEX OF DEFINED TERMS

Definition	Location
2005 Indenture	9.3(a)
2007 Indenture	9.3(b)
2012 Notes	9.3(c)
2025 Notes	9.3(d)
Acquisition Proposal	6.4(g)(i)
Action	4.9
Adverse Recommendation Change	6.4(c)
Affiliate	9.3(e)
Agreement	Preamble
Alternative Commitment Letter	6.2(b)
Alternative Financing	6.2(b)
Antitrust Law	6.7(e)
Apax Guarantors	Recitals
Book-Entry Shares	3.4(b)
Business Day	9.3(f)
Call Options	4.2
Certificate of Merger	2.3
Certificated Note	3.4(b)
Certificates	3.4(b)
Closing	2.2
Closing Date	2.2
Closing Date Notice	6.2(c)
Code	3.5
Company	Preamble
Company Board	Recitals
Company Bylaws	4.1(b)
Company Charter	4.1(b)
Company Damages	8.3(e)
Company Disclosure Documents	4.7
Company Disclosure Letter	Article IV
Company Employee	6.8(a)
Company Equity Plans	3.2(a)
Company Intellectual Property	4.18(a)
Company Liability Limitation	8.3(g)
Company Parties	9.3(g)
Company Plans	4.11(a)
Company Product Software	4.18(d)
Company Registered IP	4.18(a)
Company SEC Documents	4.5(a)
Company Stock Option	3.2(a)
Company Stockholder Approval	4.3
Company Stockholders Meeting	6.5(b)
Confidentiality Agreement	9.3(h)
Contract	4.15(a)
control	9.3(i)
Convertible Notes	9.3(j)
Costs	6.11(a)
Credit Agreement	6.1(b)(ix)
Debt Commitment Letter	5.7(a)

Definition	Location
Debt Financing	5.7(a)
Delaware Secretary of State	2.3
DGCL	Recitals
Dissenting Shares	3.6
DOJ	6.7(b)
Effective Time	2.3
Environmental Laws	4.13(c)
Environmental Permits	4.13(c)
Equity Commitment Letters	5.7(b)
Equity Financing	5.7(b)
ERISA	4.11(a)
ESPP	6.8(g)
Exchange Act	4.4(b)
Financing	5.7(b)
Financing Agreements	6.2(b)
Financing Commitment Letters	5.7(b)
Foreign Antitrust Laws	4.4(b)
FTC	6.7(b)
GAAP	4.5(b)
Global Note	3.4(b)
Governmental Entity	4.4(b)
Guarantors	Recitals
Health Information Laws	4.10(b)
HIPAA	4.10(b)
HSR Act	4.4(b)
Indemnified Parties	6.11(a)
Indentures	9.3(k)
Intellectual Property Rights	4.18(e)
IRS	4.11(a)
knowledge	9.3(l)
Law	4.4(a)
Liens	4.2
Limited Guarantees	Recitals
Marketing Period	6.2(c)
Material Adverse Effect	4.1(a)
Material Contract	4.15(a)
Materials of Environmental Concern	4.13(c)
Merger	Preamble
Merger Consideration	3.1(a)
Merger Sub	Preamble
Minimum Condition	6.14
Nonqualified Deferred Compensation Plan	4.11(b)(ix)
Notice of Superior Proposal	6.4(c)
Offer	Annex II
Offering Period	6.8(g)
Open Source Software	4.18(e)
Outside Date	8.1(b)(i)
Owned Software	4.18(e)
Parent	Preamble
Parent Damages	8.3(f)
Parent Disclosure Letter	Article V

v

Definition	Location
Parent Liability Limitation	8.3(g)
Parent Material Adverse Effect	5.1(a)
Parent Parties	9.3(m)
Parent Plan	6.8(c)
Parent Termination Fee	8.3(c)
Paying Agent	3.4(a)
Payment Fund	3.4(a)
PBGC	4.11(b)(iii)
Permits	4.10(a)
Person	9.3(n)
Preferred Stock	4.2
Proxy Statement	4.7
Recommendation	6.5(b)
Regence Guarantors	Recitals
Representatives	6.4(a)
Rights	4.2
Rights Agreement	Recitals
Rights Plan Amendment	Recitals
SEC	9.3(o)
Securities Act	4.5(a)
Shares	3.1(a)
Software	4.18(e)
SOX	4.5(a)
Subsidiary	9.3(p)
Superior Proposal	6.4(g)(ii)
Surviving Corporation	2.1
Takeover Laws	4.19
Tax Returns	4.14(j)
Taxes	4.14(j)
Tender Offeror	6.14
Termination Fee	8.3(b)(iii)
Transaction Litigation	6.10
WARN	6.8(e)
Warrants	4.2

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 11, 2008, between TZ Holdings, L.P., a Delaware limited partnership (“Parent”), TZ Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”) and The TriZetto Group, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend to effect an acquisition of the Company by Parent through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in furtherance of the acquisition of the Company by Parent, the board of directors of the Company (the “Company Board”) has (i) determined that it is advisable and in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and conditions set forth in this Agreement and in accordance with the DGCL, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the board of directors of Merger Sub and the general partner of Parent (as the sole stockholder of Merger Sub) have each unanimously (i) approved this Agreement and declared it advisable and in the best interests of Parent and Merger Sub for Parent and Merger Sub, respectively, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and conditions set forth in this Agreement and in accordance with the DGCL;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Merger Sub have delivered to the Company the Limited Guarantees (the “Limited Guarantees”) of Apax U.S. VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P. (the “Apax Guarantors”), BlueCross BlueShield of Tennessee, Inc. and Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield (the “Regence Guarantors” and together with the Apax Guarantors and BlueCross BlueShield of Tennessee, Inc., the “Guarantors”), dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent under this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company and Computershare Trust Company, N.A. (as successor in interest to U.S. Stock Transfer Corporation) are entering into an amendment, dated as of the date hereof and in the form attached hereto as Annex I (the “Rights Plan Amendment”), to that certain Rights Agreement, dated as of October 2, 2000 (the “Rights Agreement”), so as to render the rights issued thereunder inapplicable to this Agreement and the transactions contemplated hereby; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

AGREEMENT

ARTICLE I

[INTENTIONALLY OMITTED]

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 11:00 a.m., eastern time, as soon as practicable, but in no event later than the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, NY 10022, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”; provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII as of any date, the parties shall not be required to effect the Closing until the earlier of (a) a date during the Marketing Period specified by Parent on no less than three (3) Business Days’ notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the Debt Financing or Alternative Financing, as the case may be) and (b) the final day of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VII as of the date determined pursuant to this provision.

Section 2.3 Effective Time. Prior to the Closing Date, Parent and the Company shall prepare, and upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (as applicable, the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Certificate of Incorporation; Bylaws.

(a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, except that Article I thereof shall read as follows: “The name of the Corporation is The TriZetto Group, Inc.”

(b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, except that such bylaws shall be amended to reflect that the name of Surviving Corporation shall be The TriZetto Group, Inc.

Section 2.6 Directors. Each of the parties hereto shall take all necessary action to ensure that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation effective as of, and immediately following, the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 2.7 Officers. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Except as otherwise provided in this Agreement, each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with Section 3.l(b), (ii) any Dissenting Shares and (iii) any Shares as to which treatment in the Merger is separately agreed by Parent and the holder thereof after the date of this Agreement, which Shares shall be treated in the manner so agreed), together with the associated Rights, shall thereupon be converted automatically into and shall thereafter represent the right to receive $22.00 in cash, without interest, subject to deduction for any required withholding of Tax pursuant to Section 3.5 (the “Merger Consideration”), and shall be automatically cancelled and cease to exist.

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and constitutes the only outstanding share of the capital stock of Surviving Corporation.

(d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change.

Section 3.2 Treatment of Options, Other Equity-Based Awards and Performance Unit Awards.

(a) At the Effective Time, each option or similar right (each, a “Company Stock Option”) to purchase or acquire Shares or other capital stock of the Company or its Subsidiaries granted under any employee, director or compensatory stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Equity Plans”), whether vested or unvested (except for Company Stock Options as to which treatment in the Merger is separately agreed by Parent and the holder thereof after the date of this Agreement, which Company Stock Options shall be treated in the manner so agreed), that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option as soon as practicable following the Effective Time an amount in cash (without interest, subject to deduction for any required withholding of Tax pursuant to Section 3.5) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option; provided that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof. At the Effective Time, any right outstanding or existing immediately prior to the Effective Time to purchase or acquire capital stock of the Company or its Subsidiaries pursuant to any compensatory arrangement (other than a Company Stock Option) shall be canceled and terminated without payment of any consideration so that after the Effective Time no current or former director, officer, employee, consultant or independent contractor of the Company or its Subsidiaries shall have any right to acquire any capital stock of the Company or its Subsidiaries.

(b) (i) With respect to each Performance Unit Award disclosed on Section 4.11(d) of the Company Disclosure Letter and each other Performance Unit Award (or substantially similar award) that is not required to be canceled pursuant to clause (ii)(A), below (collectively, the “Eligible Awards”), the Company shall, prior to the Effective Time, take such actions as may be necessary or appropriate to either, as elected by Parent, (1) pay out promptly after the Effective Time to each holder of an Eligible Award the Target Amount (or other similar term) of such Eligible Award, as shown on Section 4.11(d) of the Company Disclosure Letter with respect to Eligible Awards disclosed thereon, and terminate each such holder’s right to receive any amount in respect of the Eligible Awards in excess of such Target Amount or (2) keep the Eligible Awards outstanding in accordance with their current terms and conditions (subject to appropriate adjustment to the performance goals applicable to such Eligible Awards to reflect the consummation of the transactions contemplated by this Agreement and the number of shares of stock of the Surviving Corporation outstanding after the Effective Time); provided that if this alternative (2) is elected by Parent, (X) holders of Eligible Awards shall not vest in any right to receive payment in respect of such Eligible Awards by virtue of the consummation of the transactions contemplated by this Agreement, (Y) each holder of an Eligible Award who is not party to a CIC Agreement (as defined below) shall be promptly paid an amount equal to the Target Amount (or other similar term) of such Eligible Award, as shown on Section 4.11(d) of the Company Disclosure Letter with respect to Eligible Awards disclosed thereon, in the event such Holder is terminated by the Company and its subsidiaries without “Cause” (as such term is defined under the Company’s 1998 Long-Term Incentive Plan as in effect on the date hereof) prior to the date such Eligible Award would have been paid in the ordinary course and such Holder executes and does not revoke a standard release of claims and (Z) the amount ultimately payable to any holder of an Eligible Award who subsequently vests in the ordinary course in the right to receive a payment in respect of such Eligible Award shall be the Target Amount of such Eligible Award, as shown on Section 4.11(d) of the Company Disclosure Letter with respect to Eligible Awards disclosed thereon or, if greater, the amount payable pursuant to such Eligible Award based on the degree to which the performance goals (as modified as set forth above) applicable to such Eligible Award are achieved as of the date such holder becomes so vested.

(ii) In furtherance of Section 3.2(b)(i) above, the Company shall use its reasonable best efforts to take such actions as may be reasonably requested by Parent in good faith (which may include obtaining appropriate written consents of holders of Performance Unit Awards or adjusting performance goals applicable to any Performance Unit Award) to (A) cancel for no payment Performance Unit Awards (or other substantially similar award) not disclosed on Section 4.11(d) of the Company Disclosure Letter to the extent the aggregate “Target Amount” (or other similar term) of all such awards exceeds $250,000, (B) limit the aggregate amount of the Target Amounts for all Eligible Awards to an amount that does not exceed $6,467,408, (C) terminate, in the event alternative (1), above, is elected by Parent, any right any holder of Eligible Award may have to receive an amount in excess of the Target Amount of such Eligible Award, as shown on Section 4.11(d) of the Company Disclosure Letter, (D) eliminate, in the event alternative (2), above, is elected by Parent, any right a holder of an Eligible Award may otherwise have to accelerated vesting of such Eligible Award as a result of the transactions contemplated hereby, and (E) otherwise implement the provisions of Section 3.2(b). Section 3.2(b) shall not require the Company to amend or modify any Change in Control Agreement by and between the Company and any employee (a “CIC Agreement”).

(c) Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 3.2.

Section 3.3 Treatment of Convertible Notes.

Pursuant to the terms of the Indentures and after the Effective Time, each holder of the 2012 Notes and the 2025 Notes will have the opportunity to convert such holder’s Convertible Notes into the right to receive an amount in cash for each $1,000 principal amount of Convertible Notes held by such holder) equal to: (a) with respect to the 2012 Notes, the product of $22.00 multiplied by (45.5114 plus the increase in the conversion rate as determined based on the make whole table set forth in section 4.13(b) of the 2007 Indenture) and (b) with respect to the 2025 Notes, the product of $22.00 multiplied by (53.0504 plus the increase in the conversion rate as determined based on the make whole table set forth in section 4.13(b) of the 2005 Indenture (in each case, subject to any deduction for any required withholding of Tax pursuant to the terms of the Indentures) (collectively, the “Convertible Note Consideration”). The Surviving Corporation shall pay to each holder that so converts the Convertible Note Consideration as soon as practicable following the Effective Time in accordance with the terms of the Indentures.

Section 3.4 Exchange and Payment.

(a) Prior to the Effective Time and subject to the terms of the Indentures, Merger Sub shall enter into an agreement with the Company’s transfer agent to act as agent for the stockholders and Convertible Note holders of the Company in connection with the Merger (the “Paying Agent”) to receive the Merger Consideration and the Convertible Note Consideration to which stockholders and Convertible Note holders, respectively, of the Company shall become entitled pursuant to this Article III. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to this Article III (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article III, except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration, the surrender of Convertible Notes for the Convertible Note Consideration and other amounts contemplated by this Article III.

(b) As promptly as practicable following the Effective Time and in any event not later than the second Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of (i) an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares, (ii) uncertificated Shares represented by book-entry (“Book-Entry Shares”) which, in each case, were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 3.1(a), (iii) an outstanding certificated Convertible Note (“Certificated Note”) or (iv) Convertible Note in global form (“Global Note”), (A) a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates, Book-Entry Shares, Certificated Notes or Global Notes held by such Person shall pass, only upon proper delivery of the Certificates or Certificated Notes to the Paying Agent or, in the case of Book-Entry Shares or Global Notes, upon adherence to the procedures set forth in the letter of transmittal) and (B) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 3.1(a) or Certificated Notes or Global Notes for the Convertible Note Consideration payable with respect thereto pursuant to Section 3.3. Upon surrender of a Certificate, Book-Entry Share, Certificated Note or Global Note to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate, Book-Entry Share, Certificated Note or Global Note shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share or the Convertible Note Consideration for each Certificated Note or Global Note, as applicable, (in each case, subject to deduction for any required withholding of Tax pursuant to Section 3.5), to be mailed within five (5) Business Days following the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate, Book-Entry Share, Certificated Note or Global Note, and such Certificate, Book-Entry Share, Certificated Note or Global Note shall forthwith be cancelled. No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate, Book-Entry Share, Certificated Note or Global Note. In the event that the Merger Consideration or Convertible Note Consideration is to be paid to a Person other than the Person in whose name any Certificate or Certificated Note is registered, it shall be a condition of payment that the Certificate or Certificated Note so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on such Certificate or any related stock power or Certificated Note shall be properly guaranteed and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate or Certificated Note or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.4, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or transfer the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 3.1(a), without any interest thereon.

(c) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares, together with the associated Rights, formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such Shares formerly represented thereby, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(d) The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.

(e) At any time following the date that is twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates, Book-Entry Shares, Certificated Notes or Global Notes, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration, without any interest, payable upon due surrender of their Certificate or Book-Entry Shares or to the Surviving Corporation as the successor to the Company with respect to the rights of the Convertible Notes pursuant to the Indentures.

(f) If any Certificate or Certificated Note shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate or Certificated Note to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate or Certificated Note, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate or Certificated Note the Merger Consideration payable or Convertible Note Consideration payable, as applicable, in respect thereof pursuant to this Agreement.

(g) Notwithstanding the foregoing, nothing in this Section 3.4 shall be deemed to modify the Company or the Surviving Corporation’s rights and obligations under the Indentures and in the event that there is any conflict between the terms of this Agreement and the Indentures regarding the Convertible Notes, the terms of the Indentures shall control.

Section 3.5 Withholding Rights. Parent, Merger Sub, the Company, the Surviving Corporation, and the Paying Agent shall deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options or otherwise pursuant to this Agreement such amounts as such Person is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands, exercises, and perfects his or her demand for appraisal of such Shares pursuant to Section 262 of the DGCL (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have effectively withdrawn or lost such holder’s right to appraisal under the DGCL. Dissenting Shares shall be treated in accordance with Section 262 of the DGCL and shall be entitled to receive such consideration thereunder. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Merger Consideration in accordance with Section 3.1(a). The Company shall serve prompt notice to Parent of any demands for appraisal of any Shares, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to appraisal or the right to be paid the “fair value” of Dissenting Shares, as provided in Section 262 of the DGCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed or reflected in the Company SEC Documents filed on or after January 1, 2007 (other than disclosures in “Risk Factors” and “Note Regarding Forward Looking Statements” sections thereof and any other disclosures that are predictive or forward-looking in nature) or (ii) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization, Standing and Power

(a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, change, circumstance, effect or state of facts that is, materially adverse to (A) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) the ability of the Company to perform, in all material respects, its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination: (1) the industry and markets in which the Company and its Subsidiaries operate generally, (2) general economic or political conditions (including, but not limited to, those affecting the securities markets, credit markets or interest rates), (3) the public announcement or pendency of this Agreement or the consummation of the transactions contemplated hereby including, but not limited to, the identity of the acquiror (including any delays or cancellations of orders, contracts or payments for the Company’s products or services or any loss of customers or suppliers or changes in such relationships or any loss of employees or labor disputes or employee strikes, slowdowns, job actions or work stoppages or labor union activities), (4) any shareholder or derivative litigation arising from allegations of a breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby, (5) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events (such as natural disasters, acts of God or other events not within the reasonable control of the Company) occurring after the date hereof, (6) any changes in applicable Laws, regulations or accounting rules, or interpretations thereof by courts or governmental agencies, (7) the failure of the Company to meet its projections or the issuance of revised projections that are more pessimistic than those at the time of this Agreement, (8) any increase in the cost or availability of financing to the Merger Sub or Parent, or (9) the taking of any action expressly contemplated by this Agreement or consented to by Parent or Merger Sub; provided, further, however, that any change, event, occurrence or effect referred to in clauses (1), (2), and (5) above shall be taken into account in determining a Material Adverse Effect to the extent of any disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industries as the Company and its Subsidiaries.

(b) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s certificate of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), and the equivalent organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. None of the Company or any of its Subsidiaries is in violation of any provision of the Company Charter or Company Bylaws, or equivalent organizational documents for each Subsidiary, except where any such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for ownership of equity interests in its Subsidiaries and other than as set forth in Section 4.1(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

Section 4.2 Capital Stock. The authorized capital stock of the Company consists of (i) 95,000,000 Shares and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), 1,000,000 of which shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of the rights (the “Rights”) distributed to the holders of Shares pursuant to the Rights Agreement. As of March 31, 2008, (A) 43,100,410 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (B) 10,271,305 Shares were held in treasury, (C) no shares of Preferred Stock were outstanding, (D) an aggregate of 7,956,271 Shares were subject to or otherwise deliverable in connection with outstanding equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the 1998 Long-Term Incentive Plan, dated March 25, 2004, as amended (of which 7,408,666 Shares were subject to Company Stock Options and 547,605 Shares were outstanding and subject to vesting or forfeiture restrictions), (E) an aggregate of 49,880 Shares were subject to or otherwise deliverable in connection with outstanding equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the RIMS Stock Option Plan, dated November 30, 2000 (of which 49,880 Shares were subject to Company Stock Options), (F) an aggregate of 120,000 Shares were subject to or otherwise deliverable in connection with outstanding equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the QCSI Stock Option Plan, dated January, 11 2007 (of which 120,000 Shares were subject to Company Stock Options), (G) an aggregate of 5,305,040 Shares (subject to increase as determined based on the make whole table set forth in section 4.13(b) of the 2005 Indenture) were subject to or otherwise deliverable in connection with the 2025 Notes, (H) an aggregate of 10,467,622 Shares (subject to increase as determined based on the make whole table set forth in section 4.13(b) of the 2007 Indenture) were subject to or otherwise deliverable in connection with the 2012 Notes, (I) an aggregate of 10,467,622 Shares (subject to increase pursuant to the terms of the Warrants (as defined below)) were subject to or otherwise deliverable in connection with the warrants evidenced by the Confirmation Agreement by and between the Company and UBS AG, London Branch, dated April 11, 2007, as amended, the Confirmation Agreement by and between the Company and Deutsche Bank AG, London Branch, dated April 11, 2007, as amended, and the Confirmation Agreement by and between the Company and Goldman Sachs & Co., dated April 11, 2007, as amended (collectively, the “Warrants”), and (J) an aggregate of 10,467,622 Shares were subject to the call options evidenced by the Confirmation Agreement by and between the Company and UBS AG, London Branch, dated April 11, 2007, the Confirmation Agreement by and between the Company and Deutsche Bank AG, London Branch, dated April 11, 2007 and the Confirmation Agreement by and between the Company and Goldman Sachs & Co., dated April 11, 2007 (the “Call Options”). Except as set forth above and except for changes since March 31, 2008 resulting from the exercise of Company Stock Options outstanding on such date or the vesting of Shares outstanding on such date subject to vesting or forfeiture restrictions, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (3) subscriptions, options, warrants, calls or other similar rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character, including, for the avoidance of doubt any profits, interests, stock appreciation rights, equity equivalents or phantom stock or any other right to receive payment relating to the issued or unissued capital stock or voting securities of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (collectively, “Liens”) of any nature whatsoever. Section 4.2 of the Company Disclosure Letter sets forth, as of March 31, 2008, a list of all holders of outstanding Company Stock Options under any Company Plans, the date of grant, the number of Shares subject to such Company Stock Option, the price per share at which such Company Stock Option may be exercised, the expiration date and the status of any Option granted as qualified or nonqualified under Section 422 of the Code.

Section 4.3 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, if required by applicable Law, to the adoption and approval of this Agreement by the holders of at least a majority in voting power of the outstanding Shares in accordance with the DGCL and the rules and regulations of the Nasdaq Global Select Market (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger and if required by applicable Law, to obtaining the Company Stockholder Approval and to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). As of the date hereof, the Company Board has, at a meeting duly called and held in which all directors are present, (i) approved and declared fair to, advisable, and in the best interests of the Company’s stockholders, this Agreement and the transactions contemplated hereby, (ii) directed that this Agreement be submitted to the Company’s stockholders for their adoption, and (iii) subject to Section 6.4, has resolved to recommend that the Company’s stockholders approve this Agreement and the transactions contemplated hereby. In the event that Section 253 of the DGCL is inapplicable and unavailable to effectuate the Merger, the Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The approval of this Agreement by the Company Board constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 does not and will not apply to the execution and delivery of this Agreement or the consummation of the Merger.

Section 4.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law (including common law), rule, regulation, order, judgment or decree (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or (iii) subject to obtaining the consents listed in Section 4.4(a)(iii) of the Company Disclosure Letter, result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as required under applicable requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and under state securities and “blue sky” laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any filings required under the applicable requirements of antitrust or other competition Laws of jurisdictions other than the United States or investment Laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) such filings as necessary to comply with the applicable requirements of the Nasdaq Global Select Market, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5 SEC Reports; Financial Statements.

(a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2006 (all such forms, reports, statements, certificates and other documents filed since January 1, 2006 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. Except to the extent that information in any Company SEC Document has been revised or superseded by a subsequently filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act. The Company has made available to Parent copies of all material written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand since January 1, 2006. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents. Except as set forth in Section 4.5(a) of the Company Disclosure Letter, to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since September 30, 2007 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX.

(d) The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant roles in the Company’s internal controls over financial reporting. Except as set forth in Section 4.5(d) of the Company Disclosure Letter, as of the date hereof, to the knowledge of the Company, the Company has not identified any material weaknesses in internal controls. To the knowledge of the Company, the Company is not aware of any facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due. As of the date hereof, neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of SOX.

Section 4.6 No Undisclosed Liabilities. Except as set forth in Section 4.6 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued or contingent, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2007 (or the notes thereto) included in the Company SEC Documents, (b) incurred in the ordinary course of business since the date of such balance sheet, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement, and (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.7 Certain Information. None of the documents required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the transactions contemplated by this Agreement (the “Company Disclosure Documents”), including the Solicitation/Recommendation Statement on Schedule 14D-9, including any amendments or supplements thereto, the proxy or information statement of the Company (including any related documents required to be filed by the Exchange Act in connection with the Merger or the transactions contemplated hereby) (the “Proxy Statement”), to be filed with the SEC for use in connection with the solicitation of proxies from the Company’s stockholders in connection with the Merger and the Company Stockholders Meeting, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company Disclosure Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Company Disclosure Documents.

Section 4.8 Absence of Certain Changes or Events. Since December 31, 2007 through the date of this Agreement, except as set forth in Section 4.8 of the Company Disclosure Letter and except as otherwise contemplated or permitted by this Agreement, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) none of the Company or any of its Subsidiaries shall have taken any action that if such action had occurred after the date hereof would not have been permitted under Section 6.1 without Parent consent, and (c) there has not been any event, development or state of circumstances that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.9 Absence of Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 4.10 Compliance with Laws; HIPAA.

(a) Except with respect to the Securities Act and the Exchange Act, Health Information Laws, ERISA and foreign employment matters, Environmental Laws and Laws with respect to Taxes, which are the subject of Sections 4.5, 4.10(b), 4.11, 4.13 and 4.14 respectively, the Company and each of its Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective properties or assets are bound or affected, except where any non-compliance would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect. Except with respect to Environmental Laws (which are the subject of Section 4.13), the Company and its Subsidiaries have in effect all permits, licenses, exemptions, authorizations, franchises, grants, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company threatened, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are in compliance with all applicable Health Information Laws, in each case to the extent such Health Information Laws require compliance by the Company, and have implemented all measures required for them to comply with the Health Information Laws and all other applicable data protection or privacy Laws and healthcare Laws; (ii) the Company and each of its Subsidiaries, as applicable, have entered into Business Associate (as defined in HIPAA) agreements, where required, and are in compliance with the terms of such agreements to which the Company or any of its Subsidiaries is a party or otherwise bound; (iii) the Company and each of its Subsidiaries have not received any written inquiries, complaints or notices from the U.S. Department of Health and Human Services or any other Governmental Entity regarding the Company’s or any of its Subsidiaries’ compliance with the Health Information Laws, and no security breach or other incident has occurred that could reasonably be expected to result in any such inquiries, complaints or notices; and (iv) to the knowledge of the Company, no Business Associate of the Company or any of its Subsidiaries is in violation of Health Information Laws. For purposes of this Agreement, “Health Information Laws” means all federal and state law relating to patient, medical or individual healthcare information, including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, and any rules or regulations promulgated thereunder.

Section 4.11 Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “multiemployer plan” (within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, retention, material fringe benefit, bonus, incentive, deferred compensation and all other material benefit or compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee, officer, director or contractor of the Company or any of its Subsidiaries has any present or future right to benefits, or with respect to which the Company or any of its Subsidiaries has had or has any present or future material liability or obligation. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.” With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description and (iv) if applicable, for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

(b) With respect to the Company Plans

(i) each Company Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code and any other applicable Laws, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Company Plan except to the extent that the inaccuracy of any of the representations set forth in this clause (i) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and nothing has occurred that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant or beneficiary or fiduciary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions except to the extent that the inaccuracy of any of the representations set forth in this clause (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iv) no Company Plan is subject to Title IV of ERISA or subject to Section 412 of the Code and neither the Company nor any of its Subsidiaries has any current or potential liability or obligation under Title IV of ERISA or Section 412 of the Code;

(v) no Company Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA and neither the Company nor any of its Subsidiaries has any current or potential liability or obligation under or with respect to any such “multiemployer plan”;

(vi) neither the Company nor any of its Subsidiaries has any current or potential liability or obligation as a result of at any time being treated as a single employer with any other Person under Section 414 of the Code;

(vii) neither the Company nor any of its Subsidiaries has any liability or obligation under any plan or arrangement that provides for post-retirement or post-termination health, life insurance or other welfare-type benefits except as required by Section 4980B of the Code or any similar state or local law and the Company and its Subsidiaries do not maintain any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the Company and its Subsidiaries are not subject to any material liability, including additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation;

(viii) except as set forth in Section 4.11(b)(viii) of the Company Disclosure Letter, none of the Company Plans provides for payment of a benefit or compensation, the increase of a benefit or compensation amount, the payment of a contingent benefit or compensation or the acceleration of the payment or vesting of a benefit or compensation determined or occasioned, in whole or in part (or in combination with any other event), by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby; and

(ix) each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in good faith, reasonable compliance with Section 409A of the Code since January 1, 2005.

(c) The deduction of amounts deducted within the past three years by the Company or any of its Subsidiaries or to be deducted by the Company or any of its Subsidiaries with respect to the 2007 calendar year is not reasonably expected to be disallowed as a result of Code § 162(m) (or any corresponding provision of state, local or foreign tax law).

(d) Section 4.11(d) of the Company Disclosure Letter lists all outstanding Performance Unit Awards, the performance period and performance measures used to determine qualification for a payment under the Performance Unit Awards, and the range in amounts of cash that would be payable under each Performance Unit Award upon satisfaction of the relevant performance measures, including the threshold, target, and maximum payment ranges.

Section 4.12 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union or labor organization. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.13 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries have complied and are in compliance with all applicable Environmental Laws, and have obtained and complied with and are in compliance with all applicable Environmental Permits required under such Environmental Laws, including all those to operate as they presently operate; (ii) there are no Materials of Environmental Concern at any property currently or to the knowledge of the Company formerly owned or operated by the Company or any of its Subsidiaries, except under circumstances that have not resulted and would not result in liability (contingent or otherwise) for the Company or any of its Subsidiaries under any applicable Environmental Law, and neither the Company nor any of its Subsidiaries (nor any of their respective predecessors or Affiliates) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released, or exposed any Person to, any Materials of Environmental Concern, or owned or operated its business or any property or facility, so as to give rise to any liabilities (contingent or otherwise) pursuant to Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved, including with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither the Company nor any of its Subsidiaries has received any written claim, notice or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities (contingent or otherwise) pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.13 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, codes, Laws, or decrees concerning public health and safety, worker health and safety, or pollution or protection of the environment (including the quality of the ambient air, soil, surface water or groundwater), in effect as of or prior to the Closing Date.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such, or any other material, substance or waste for which liability or standards of conduct can be imposed, under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

Section 4.14 Taxes. Except for failures, violations, inaccuracies, omissions or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true, correct and complete;

(b) neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, except with respect to Taxes contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries included in the most recent Company SEC Documents in accordance with GAAP;

(c) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent; and

(d) as of the date of this Agreement, there is no audit, judicial proceeding or other examination now pending, or to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries with respect to any Tax;

(e) except as set forth in Section 4.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement including, without limitation, this Agreement, which has resulted in or could give rise to the payment of any amount that is not deductible or upon which a penalty or excise tax could be imposed pursuant to sections 280G or 4999 of the Code.

(f) the Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries included in the most recent Company SEC Documents in accordance with GAAP;

(g) neither the Company nor any Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any present or former Subsidiary) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign Law);

(h) during the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction that was purported or intended to governed by section 355 or section 361 of the Code;

(i) neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury regulations thereunder; and

(j) As used in this Agreement:

“Taxes” means all United States federal, state or local or non United States taxes, assessments, charges, duties, levies or other similar governmental charges, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for Taxes of a predecessor entity; and

“Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

Section 4.15 Contracts.

(a) Except for this Agreement and except as set forth in Section 4.15 of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any note, bond, mortgage, indenture, contract, agreement, arrangement, lease, license, permit or other instrument or obligation (each, a “Contract”) that (i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; or (ii) is material to the business or operations of the Company and its Subsidiaries (each such Contract as described in this Section 4.15, a “Material Contract”).

(b) Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no breach of nor any default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

Section 4.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company and its Subsidiaries are in full force and effect, all premiums due thereon have been paid, and such policies provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

Section 4.17 Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries (a) has good title to all the properties and assets reflected in the audited balance sheet of the Company as at December 31, 2007 included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except (i) statutory Liens securing payments not yet due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (iii) Liens permissible under any applicable loan agreements and indentures and (iv) such imperfections or irregularities or title, easements, rights of way and other Liens, whether or not of record, that do not materially affect the use of the properties or assets subject thereto for the purposes for which they are currently being used. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries is the lessee of all leasehold estates reflected in the audited balance sheet of the Company as at December 31, 2007 included in the Company SEC Documents or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of the Company, the lessor.

Section 4.18 Intellectual Property.

(a) Section 4.18(a) of the Company Disclosure Letter sets forth a true and complete list of all registered trademarks, service marks or tradenames, applications to register trademarks and service marks, patents, patent applications, registered copyrights, applications to register copyright and domain names owned or filed by or on behalf of the Company or any of its Subsidiaries on the date hereof (collectively, “Company Registered IP”). No Company Registered IP is the subject of any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all right, title and interest in and to all Company Registered IP, and all other Intellectual Property Rights necessary for or used in the business or operations of the Company and its Subsidiaries as presently conducted, (collectively, “Company Intellectual Property”) is owned by the Company or one of its Subsidiaries free and clear of all Liens, except for Liens listed in Section 4.18(a) of the Company Disclosure Letter, or used or held for use in the business or operations of the Company and its Subsidiaries pursuant to a valid and enforceable license. Neither the Company nor any of its Subsidiaries has received any written notice or claim in the year prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect the Company Intellectual Property, including the confidentiality of all information of the Company or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks; provided, however, Parent and Merger Sub agree and acknowledge that neither the Company nor its Subsidiaries were under any obligation to file or apply for protection of, or register, any Intellectual Property.

(c) To the knowledge of the Company: (i) the Company and its Subsidiaries are not infringing upon or misappropriating any Intellectual Property Rights of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received in the two years prior to the date hereof any written notice or claim asserting that any such infringement or misappropriation is occurring, which notice or claim remains pending or unresolved, (ii) no third party is misappropriating or infringing any Intellectual Property Rights owned by the Company or any of its Subsidiaries and (iii) no Intellectual Property

Rights owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect: (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the Company or any of its Subsidiaries granting to any Person any rights or licenses to any material Owned Software included in the Company’s products, as set forth in Section 4.18(d)(i) of the Company Disclosure Letter (the “Company Product Software”), including any source code therefor; (ii) the Company and its Subsidiaries are in actual possession of or have necessary control over the source code and object code for all Company Product Software, and neither the Company nor any of its Subsidiaries has disclosed source code to the Company Product Software to any Person other than pursuant to written confidentiality terms that reasonably protect the Company’s rights in such Company Product Software or pursuant to a written escrow agreement; and (iii) except as set forth in Section 4.18(d)(iii) of the Company Disclosure Letter, except in connection with a deposit into escrow pursuant to a written escrow agreement, neither the Company nor any of its Subsidiaries has a duty or obligation (whether present, contingent or otherwise) under any Material Contract to deliver, license or make available the source code for the Company Product Software to any Person, and no event has occurred, and no circumstance or condition exists under any Material Contract or any Contract granting license rights to Open Source Software that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of the source code for any Company Product Software to any Person.

(e) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Intellectual Property Rights” means any and all of the following in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, whether arising by operation of law, contract, license or otherwise: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents and industrial designs, patent and industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, and all other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all works of authorship (whether or not copyrightable), copyrights (including “look-and-feel”), database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets, know-how, technologies, processes, techniques, protocols, methods, formulae, algorithms, compositions, industrial models, architectures, layouts, designs, drawings, plans, specifications, methodologies, ideas, research and development, and confidential information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, systems, tools, data, databases, firmware, and related documentation); (f) all other proprietary and intellectual property rights; (g) all rights to collect royalties, products and proceeds in connection with any of the foregoing; (h) all rights to sue and bring other claims for past, present and future infringement, misappropriation or other violation of any of the foregoing, and all rights to recover damages (including attorneys’ fees and expenses) or lost profits in connection therewith; and (i) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Open Source Software” means any software that is generally available to the public in source code form under licenses substantially similar to the GNU General Public License, the GNU Lesser General Public License, the BSD License and the Apache License, or any other license that contains terms that may require, whether or not conditionally, disclosure of any source code (other than the unmodified third party source code made available under such license).

“Owned Software” means all Software used, licensed or otherwise exploited by the Company and its Subsidiaries that is owned or purported to be owned by the Company or its Subsidiaries.

“Software” means computer software or firmware in any form, including but not limited to computer instructions, commands, programs, modules, routines, procedures, rules, libraries, macros, algorithms, tools, and scripts, and all documentation of or for any of the foregoing.

Section 4.19 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.9, no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under of any state Laws in the United States apply to this Agreement, the consummation of the Merger, or any of the other transactions contemplated hereby.

Section 4.20 Rights Plan. The Company Board has approved, and the Company has delivered, concurrently with the execution of this Agreement, the Rights Plan Amendment which will (a) render the Rights Agreement inapplicable to the transaction contemplated by this Agreement and (b) cause the Rights to expire immediately prior to the Effective Time, and such Rights Plan Amendment is in full force and effect.

Section 4.21 Related Party Transactions. No executive officer or director of the Company or any Person owning 5% or more of the Shares or any Affiliate or family member of any such officer, director or owner is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property or assets owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve (12) months, in each case, that is of a type that would be required to be disclosed in the Company SEC Reports pursuant Item 404 of Regulation S-K that has not been so disclosed.

Section 4.22 Brokers. No broker, investment banker, financial advisor or other Person, other than UBS Securities LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true and correct copy of its engagement letter with UBS Securities LLC.

Section 4.23 Opinion of Financial Advisor. UBS Securities LLC has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing) to the effect that, as of the date of such opinion specified therein, the Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than as set forth in such opinion). A complete copy of the written opinion will be made available to Parent solely for informational purposes as soon as practicable after the date of this Agreement. As of the date of this Agreement, such opinion has not been withdrawn or revoked or otherwise modified in any material respect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), Parent and the Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 5.1 Organization, Standing and Power.

(a) Parent is a limited partnership and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (i) and (ii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby.

(b) Parent has previously furnished to the Company a true and complete copy of the certificate of formation and limited partnership agreement of Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of formation, limited partnership agreement, certificate of incorporation or bylaws, as applicable, in any material respect.

Section 5.2 Authority. Each of Parent and Merger Sub has all necessary partnership or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the general partner of Parent and the board of directors of Merger Sub, and no other partnership or corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 5.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of formation or limited partnership agreement of Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and the waiting periods referred to therein have expired and any condition precedent to such consent, approval, authorization or waiver has been satisfied and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and “blue sky” laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, (iii) such filings as necessary to comply with the applicable requirements of the Nasdaq Global Select Market, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Certain Information.

(a) None of the information supplied or to be supplied by Parent or Merger Sub with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

Section 5.5 Absence of Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 5.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 5.7 Financing.

(a) Section 5.7(a) of the Parent Disclosure Letter sets forth true, accurate and complete copies of an executed commitment letter from Royal Bank of Canada (the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the lender parties thereto have committed to lend the amounts set forth therein to Merger Sub for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”). A true, accurate and complete copy of the fee letter related to the Debt Commitment Letter has been made available to the Company in redacted form.

(b) Section 5.7(b) of the Parent Disclosure Letter sets forth true, accurate and complete copies of executed commitment letters from the Guarantors (collectively, the “Equity Commitment Letters”, pursuant to which, and subject to the terms and conditions thereof, the parties thereto have committed to fund the amounts set forth therein to Parent for the purpose of funding in part, the Merger Consideration at the Closing as contemplated by this Agreement (the “Equity Financing”, and together with the Debt Financing, the “Financing”). The Debt Commitment Letter and Equity Commitment Letters are collectively referred to herein as the “Financing Commitment Letters”.

(c) As of the date hereof, the Commitment Letters are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. Each of the Commitment Letters, in the form so delivered, is a legal, valid and binding obligation of Parent and/or Merger Sub, as applicable, and the other parties thereto. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Commitment Letters. Parent is unaware of any fact or occurrence existing on the date hereof that (with or without notice, lapse of time, or both) would reasonably be expected to (w) make any of the assumptions or any of the statements set forth in the Commitment Letters inaccurate, (x) result in any of the conditions in the Commitment Letters not being satisfied, (y) cause any of the Commitment Letters to be ineffective, or (z) otherwise result in the funding contemplated in the Commitment Letters not being available on a timely basis in order to consummate the transactions contemplated by this Agreement. Parent and/or Merger Sub have fully paid any and all commitment fees or other fees required by the Commitment Letters to be paid on or before the date of this Agreement, if any. The Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent and/or Merger Sub on the terms therein.

(d) Concurrently with the execution of this Agreement, Parent has delivered to the Company the Limited Guarantees with respect to certain matters on the terms specified therein. The Limited Guarantees are in full force and effect and are the valid, binding and enforceable obligation of the Guarantors, (except to the extent that enforceability may be limited to by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditor’s rights generally or by general principals of equity), and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Limited Guarantees.

Section 5.8 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

Section 5.9 Ownership of Shares. As of the date hereof, neither Parent nor Merger Sub nor any of Parent’s Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

Section 5.10 Brokers. No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc. and Cain Brothers & Company, LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.11 No Other Representations or Warranties. Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to the Company or any of its Subsidiaries, except as expressly set forth in Article V, and that the Company hereby specifically disclaims any such other representations or warranties.

Section 5.12 Access to Information. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records of the Company, the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review, and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on an representation or warranty by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article V.

Section 5.13 Certain Actions. Except as set forth in Section 5.13 of the Parent Disclosure Letter, there are no Contracts or understandings between Parent, Merger Sub or the Guarantors, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof, that relate in any way to the Company or the transactions contemplated hereby. Prior to the Company Board approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the DGCL, neither Parent nor Merger Sub, alone or together with any other Person, was at any time, or became, an “interested stockholder” thereunder or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement, the Merger, or any of the transactions contemplated hereby.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as expressly permitted by this Agreement, (ii) as disclosed in Section 6.1(b) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to conduct its business in the ordinary course of business, and the Company shall, and cause its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its business organization, to preserve its present relationships with customers, suppliers and other Persons with which it has material business relations and to keep available the services of those of its present officers, employees and consultants who are integral to the operation of the businesses as presently conducted; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 6.1(b).

(b) Between the date of this Agreement and the Effective Time, except (i) as expressly permitted by this Agreement, (ii) as disclosed in Section 6.1(b) of the Company Disclosure Letter, (iii) as required by applicable Law, or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change its certificate of incorporation or bylaws or any similar governing instruments;

(ii) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, or grant to any Person any right to acquire any shares of its capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock, except (1) pursuant to the exercise of Company Stock Options outstanding as of the date hereof and in accordance with the terms of such instruments, (2) issuances in accordance with the Rights Agreement, (3) the grant of Company Stock Options or other awards under any Company Equity Plan set forth in Section 6.1(b)(ii) of the Company Disclosure Letter and in effect on the date hereof (and issuances of Shares pursuant thereto) made in the ordinary course of business, (4) pursuant to the conversion or settlement of the Convertible Notes outstanding as of the date hereof and in accordance with the terms of such instruments, or (5) pursuant to the exercise or settlement of the Warrants outstanding as of the date hereof and in accordance with the terms of such instruments;

(iii) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries;

(iv) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with the cashless exercises or similar transactions pursuant to the exercise of Company Stock Options or obligations outstanding as of the date hereof or permitted to be granted after the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(v) (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to the Company and its Subsidiaries taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (B) sell, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to the Company and its Subsidiaries taken as a whole, other than sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts and in no event shall the Company sell, pledge, dispose of or encumber any of the auction rate securities disclosed in Section 4.8 of the Company Disclosure Letter;

(vi) other than in the ordinary course of business consistent with past practice, enter into, materially modify or amend or terminate any Material Contract or any Contract that (A) would be a Material Contract if in effect on the date hereof or (B) which contains a change of control provision in favor of the other party or parties thereto or would otherwise require a payment or give rise to any rights to such other party or parties in connection with the Merger and/or the transactions contemplated in this Agreement;

(vii) make or authorize, or enter into any agreements or arrangements to make or authorize, any material new capital expenditures which are, in the aggregate, in excess of the Company’s annual capital expenditure budget as set forth in Section 6.1(b)(vii) of the Company Disclosure Letter;

(viii) purchase any real property;

(ix) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur any indebtedness for borrowed money or issue any debt securities (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries), or (D) become party to any hedging, derivatives or similar contract or arrangement, in the case of clauses (A) and (C), other than in the ordinary course of business consistent with past practice, including pursuant to the Company’s Amended and Restated Credit Agreement, dated October 1, 2007, by and among the Company, each of its Subsidiaries and Wells Fargo Foothill, Inc. (the “Credit Agreement”);

(x) except to the extent required by applicable Law (including Section 409(A) of the Code), any arrangement in effect as of the date hereof or as expressly permitted by this Agreement, (A) increase the compensation or benefits of any director or executive officer or employee of the Company or any of its Subsidiaries, except in the case of employees who are not officers, in the ordinary course of business consistent with past practice, (B) establish, enter into, amend or adopt any Company Plan or compensation or benefit plan, collective bargaining agreement, plan, trust, fund, policy or arrangement or amend or establish any performance bonus targets, including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan with or for the benefit or any of its current or former employees, officers, directors or any of their beneficiaries, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any Company Stock Options or other equity-related award, (D) terminate (other than in a manner which does not give rise to any severance or termination payments) the employment or service of any director, officer or employee of the Company or any of its Subsidiaries, (E) enter into any employment agreement with any employee of the Company or any of its Subsidiaries (except (x) for employment agreements terminable on less than thirty (30) days’ notice without penalty and (y) for extension of employment agreements in the ordinary course of business consistent with past practice) or (F) make any change to any Contract, agreement, arrangement or understanding, enter into any Contract, agreement, arrangement or understanding with any officer, director, employee or consultant of the Company or its Subsidiaries or take any action or fail to take any action which would (with the passage of time, the consummation of the transactions contemplated hereby or otherwise) require a payment or give rise to any rights of such parties in connection with the change of control of the Company contemplated by this Agreement;

(xi) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xii) compromise, settle, come to an arrangement regarding or agree to compromise settle or come to an arrangement regarding any Action, or consent to the same, other than compromises, settlements arrangements or agreements with respect to Actions not relating to this Agreement or the transactions contemplated hereby in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $500,000 individually or $1,000,000 in the aggregate; provided, that any Action relating to this Agreement or the transactions contemplated hereby shall be governed exclusively by Section 6.16.

(xiii) take, or fail to take, an action which would (A) constitute an event of default under the Credit Agreement, the 2005 Indenture or the 2007 Indenture or (B) increase the obligations of the Company or any of its Subsidiaries under, or decrease the rights or benefits of the Company or any of its Subsidiaries under the Warrants or the Call Options, as applicable;

(xiv) (A) make, change or rescind any material Tax election adopt or change any accounting method for Tax purposes, (B) change an annual accounting period for Tax purposes, (C) file an amendment to any material Tax Return, (D) enter into any closing agreement, settle or compromise any material Tax claim or assessment relating to the Company or any of its Subsidiaries (except with respect to the settlement or compromise of any Tax liability for an amount that is not in excess of the amount reserved in respect thereof on the financial statements of the Company and its Subsidiaries included in the Company SEC Documents), (E) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries (except for extensions routinely granted during the course of an examination or audit that is ongoing as of the date hereof and set forth in Section 4.14 of the Company Disclosure Letter), if any such action would have the effect of materially increasing the Tax liability of the Company or any of its Subsidiaries or decreasing any Tax attribute of the Company or any of its Subsidiaries (except to the extent that any such action is required by Law).

Section 6.2 Financing Cooperation.

(a) Each of Parent and Merger Sub shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letters in a timely manner, including using its reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter or on other terms no less favorable to Parent or Merger Sub (including with respect to the conditionality thereof), (ii) satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions applicable to Parent and/or Merger Sub in such definitive agreements, and (iii) not permit any amendment or modification to be made to, or any waiver of any material provision or remedy under the Debt Commitment Letter, if such amendment, modification or waiver reduces the aggregate amount of the Debt Financing without a corresponding increase in the amount of the committed Equity Financing and/or the amount of cash on the Company’s balance sheet as of the Closing Date (as compared to the amount of cash on the Company’s balance sheet as of the date hereof) or amends the conditions precedent to the Debt Financing in a manner that would reasonably be expected to delay or prevent the Closing Date or make the funding of the Debt Financing less likely to occur; provided, however, that Parent and/or Merger Sub may replace or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, agents or similar entities who did not execute the Debt Commitment Letter as of the date hereof, or otherwise, so long as the terms would not expand upon the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letter as of the date hereof or otherwise delay the Closing.

(b) In the event that all or any portion of the Debt Financing is not provided in accordance with the terms of the Debt Commitment Letter, (i) Parent shall promptly notify the Company and (ii) Parent and Merger

Sub shall use their reasonable best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event (taking into account the expected timing of the Marketing Period), on terms no less favorable in the aggregate to Parent and Merger Sub (as determined in the reasonable judgment of Parent and Merger Sub) than those in the Debt Commitment Letter (the “Alternative Financing”) and, to obtain a new financing commitment letter related to such Alternative Financing (the “Alternative Commitment Letter”). To the extent applicable, each of Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and things necessary, proper or advisable to arrange promptly and consummate the Alternative Financing on the terms and conditions described in the Alternative Commitment Letter in a timely manner, including using reasonable best efforts to (i) negotiate definitive agreements with respect to the Alternative Financing (such definitive agreements, or any definitive agreements entered into under Section 6.2(a), the “Financing Agreements”), (ii) satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions applicable to Parent and Merger Sub in such definitive agreements, and (iii) upon satisfaction of such conditions, to use its reasonable best efforts to cause the funding of such Alternative Financing; provided, that Parent and Merger Sub may replace or amend the Alternative Commitment Letter to add lenders, lead arrangers, bookrunners, agents or similar entities who did not execute the Alternative Commitment Letter as of the date hereof, or otherwise, so long as the terms would not expand upon the conditions precedent to the Alternative Financing as set forth in the Alternative Commitment Letter as of the date hereof or otherwise delay the Closing.

(c) Parent and Merger Sub shall, and shall use their reasonable best efforts to cause their Representatives to, comply with the terms of the Debt Commitment Letter, the Alternative Commitment Letter, the Financing Agreements and any related fee and engagement letters. Parent shall (i) furnish complete, correct and executed copies of the Financing Agreements promptly upon their execution for information purposes only, and (ii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or the Alternative Financing). For purposes of this Agreement, unless otherwise agreed among the parties hereto, the “Marketing Period” shall mean the first period of 30 consecutive days after the date hereof throughout which (i) (A) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 6.2(d) and (B) no event has occurred and no conditions exist that would cause any of the conditions set forth in Section 7.3 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 30 consecutive day period, and (ii) the conditions set forth in 7.1 have been satisfied (other than conditions that by their nature can only be satisfied at the Closing); provided, that (x) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing otherwise is obtained and (y) if the Marketing Period would not end on or prior to August 1, 2008, the Marketing Period shall commence no earlier than September 8, 2008, and (z) the Marketing Period shall not be deemed to have commenced if, (1) after the date hereof and prior to the completion of the Marketing Period, Ernst & Young LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Company SEC Documents, (2) if the financial statements included in the Required Financial Information that is available to Parent on the first day of any such 30 consecutive day period would not be sufficiently current on any day during such 30 consecutive day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of the 30 consecutive day period or (3) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company. During the Marketing Period, subject to the satisfaction of the conditions set forth in Article VII as described in Section 2.2, Parent shall be entitled to deliver written notice to the Company on no less than three (3) Business Days’ notice of its intention to effect a Closing (a “Closing Date Notice”); provided that (I) any Closing Date Notice may be withdrawn and a new Closing Date Notice may be delivered with respect to a later Closing Date on no less than three (3) Business Days’ notice, and (II) the Closing Date specified in the Closing Date Notice may be conditioned upon the simultaneous completion of the Debt Financing or the Alternative Financing, as the case may be; provided, that if such Debt Financing is not completed for any reason at any time such Closing Date Notice shall automatically be deemed withdrawn.

(d) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide to Parent and Merger Sub all cooperation reasonably requested by Parent in connection with the Debt Financing or the Alternative Financing, including (i) participation in a reasonable number of meetings, presentations, road shows, due diligence sessions with prospective lenders and sessions with rating agencies, and participation in a reasonable number of meetings and negotiating sessions with respect to the definitive financing arrangements for the Debt Financing or the Alternative Debt Financing, (ii) assisting with the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank and mezzanine information memoranda, prospectuses and similar customary documents required in connection with the Debt Financing or the Alternative Financing, including execution and delivery of customary representation letters reasonably satisfactory in form and substance to the Company in connection with bank information memoranda, (iii) as promptly as practical, furnishing Parent and its Debt Financing or Alternative Financing sources with all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in a registration statement on Form S-1 (or any applicable successor form) under the Securities Act for a public offering to consummate the offering(s) of debt securities contemplated by any Alternative Commitment Letter, if applicable, assuming that such offering(s) were consummated at the same time during the Company’s fiscal year as the offering(s) of debt securities contemplated by such Alternative Commitment Letters, or as otherwise required in connection with the Debt Financing or Alternative Financing and the transactions contemplated by this Agreement (all such information in this clause (iii), the “Required Financial Information”), (iv) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, appraisals, surveys, engineering reports, title insurance and other documentation and items relating to the Debt Financing or the Alternative Financing, as reasonably requested by Parent, (v) providing financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including monthly financial statements (excluding footnotes) within 30 days of the end of each month prior to the Closing Date, (vi) taking all actions required to be taken by the Company prior to the Effective Time with respect to the Convertible Notes and facilitating the settlement of the Call Options and Warrants, (vii) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates, or documents as may be reasonably requested by Parent (including a certificate of the Chief Financial Officer of the Company or any of its Subsidiaries with respect to solvency matters) and otherwise reasonably facilitating the pledging of collateral (including cooperation in connection with the pay off of existing indebtedness and the release of related Liens, if any); provided, that no obligation of the Company or any Subsidiary under such executed documents shall be effective until the Effective Time, and (viii) taking all corporate actions, subject to the occurrence of the Effective Time, required to permit the consummation of the Debt Financing or the Alternative Debt Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time. The Company will cause to be provided (1) with respect to any indebtedness of the Company or any of its Subsidiaries that is being repaid at or prior to the Effective Time, payoff letters, UCC termination statements, releases and similar evidences of termination with respect to such indebtedness and (2) a non-United States real property holding corporation affidavit dated as of the Closing Date signed under penalty of perjury, and in form and substance required under the Treasury Regulations issued pursuant to Section 1445(f) and Section 897 of the Code, so that Parent is exempt from withholding any portion of the aggregate Merger Consideration thereunder.

(e) The Company hereby consents to the use of its and its Subsidiaries’ logos as may be reasonably necessary in connection with the Debt Financing or Alternative Financing; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks.

(f) Parent acknowledges and agrees that the Company and its Affiliates and their respective directors, officers, employees, agents and Representatives shall not have any responsibility for, or incur any liability to, any Person under, any financing that Parent may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.2 and that Parent and Merger Sub shall indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees, agents and Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any Alternative Financing and any information utilized in connection therewith. Upon termination of this Agreement in accordance with Article VIII, Parent shall promptly reimburse the Company for any expenses and costs incurred in connection with the Company’s or its Affiliates’ obligations under this Section 6.2(f). Notwithstanding anything in this Agreement to the contrary, none of the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Debt Financing or the Alternative Financing prior to the Effective Time.

Section 6.3 No Control of Other Party’s Business. Except as set forth in Section 6.1, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.4 Acquisition Proposals.

(a) Subject to Sections 6.4(b)-(g), the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney, consultant or accountant retained by the Company or any of its Subsidiaries (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, propose or knowingly encourage (including by providing information) or take any other action knowingly to facilitate any inquiries, proposals, offers, discussions or requests with respect to, or the making or completion of, or that may reasonably be expected to lead to an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to, or afford access to the property, books and records of, the Company or any of its Subsidiaries, to any Person that has made or, to the knowledge of the Company, is considering making, an Acquisition Proposal, or grant any waiver, amendment or release under any standstill or confidentiality agreement, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Company Board permitted under Sections 6.4(b) or (c) or Section 8.1(c)(ii) shall not be deemed to be a breach of this Section 6.4(a). The Company agrees that in the event any of its Representatives takes any action which, if taken by the Company would constitute a breach of this Section 6.4, then the Company shall be deemed to be in breach of this Section 6.4. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.4(a), at any time following the date of this Agreement and prior to the Company’s receipt of the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of Section 6.4(a) and that the Company Board determines constitutes or is reasonably likely to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal if and only if, prior to providing such information such Person has executed a confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement, except that a confidentiality agreement with any such Person shall not be required to include paragraph 8 of the Confidentiality Agreement or any similar provision; provided, however, that any material non-public information provided to such Person has previously been provided to Parent, or is provided to Parent contemporaneously as it is provided to such Person, and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal, if, but only if, in the case of both clause (i) and clause (ii) above, the Company Board has concluded in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to furnish such information or engage in such discussions or negotiations would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law.

(c) Neither the Company Board nor any committee thereof shall (i) change, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub its recommendation of this Agreement or the Merger or fail to make a reaffirmation requested by Parent pursuant to Section 6.5(b), (ii) approve or recommend, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, acquisition agreement or other similar agreement constituting or relating to any Acquisition Proposal (other than a confidentiality agreement pursuant to the terms and conditions of Section 6.4(b)), (iii) except in connection with a tender offer contemplated by Section 6.14, make any recommendation in connection with a tender offer or an exchange offer other than a recommendation against such offer, (iv) exempt any Person or group from the restrictions contained in any state takeover or similar laws, including Section 203 of the DGCL or otherwise cause such restrictions or provisions not to be applicable to such Persons or group or (v) resolve or publicly propose to take any such actions, and the Company shall not (I), except as expressly set forth herein with respect to Parent and Merger Sub, amend the Rights Agreement or take any action to amend, modify or waive the Rights Agreement with respect to any Person other than Parent and Merger Sub or (II) fail to include the Proxy Statement in the Recommendation (any of the foregoing actions of the Company Board or committee thereof described in clauses (i) through (v) above or by the Company described in clauses (I) and (II) above, an “Adverse Recommendation Change”). Notwithstanding anything to the contrary in this Section 6.4, prior to obtaining the Company Stockholder Approval, the Company Board or any committee thereof may effect an Adverse Recommendation Change, (A) if (1) the Company receives an Acquisition Proposal that has not been withdrawn and that the Company Board determines in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel, constitutes a Superior Proposal, (2) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable law, and (3) the Company is in compliance with the terms and conditions of this Section 6.4 including the following sentences of this Section 6.4(c); provided, that the Company shall not enter into a definitive agreement with respect to such Superior Proposal unless this Agreement shall have been validly terminated by the Company in accordance with Section 8.1(c)(ii) (including the payment of the Termination Fee in accordance with the provisions of Section 8.3(b)), or (B) other than in response to an Acquisition Proposal, if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law. The Company shall not be entitled to effect an Adverse Recommendation Change with respect to a Superior Proposal unless (i) the Company has complied with the terms and conditions of Section 6.4, (ii) the Company has provided written notice (a “Notice of Superior Proposal”) to Parent that the Company intends to take such action and describing the material terms and conditions of the Superior Proposal that is the basis of such action, including with such Notice of Superior Proposal all information required to be provided pursuant to Section 6.4(d), (iii) during the five (5) Business Day period following Parent’s receipt of the Notice of Superior Proposal, the Company shall, and shall cause its applicable Representatives including its financial and legal advisors, to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and (iv) following the end of such five (5) Business Day notice period, the Company Board shall have determined in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel, taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require, at the end of the applicable notice period, a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.4(c); provided, that in any such event, references to the five (5) Business Day notice period above shall be deemed to be references to a forty-eight (48) hour notice period.

(d) The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of (i) the receipt of an Acquisition Proposal, any inquiries, proposals or offers regarding any Acquisition Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal and (iii) any inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal (and, if known, the identity of each of the debt and equity financing sources), inquiry, proposal or offer and the material terms of any such Acquisition Proposal, inquiry, proposal or offer and, in the case of written materials provided to the Company (including all financing letters), provide Parent copies of such materials as promptly as reasonably practical. The Company shall keep Parent informed on a current basis of the status, terms and substance of any discussions or negotiations including amendments and proposed amendments of any such Acquisition Proposal, inquiry, proposal or offer. The Company agrees that none of it or its Subsidiaries shall enter into any confidentiality or other agreement with any Person after the date hereof which prohibits the Company from complying with its obligations under this Section 6.4.

(e) Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to the Company’s stockholders if, in the judgment of the Company Board, concluded in good faith, after consultation with the Company’s outside legal counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law; provided, that any disclosure permitted by this Section 6.4(e) (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board (or any committee thereof) expressly reaffirms the Recommendation by the Company Board within three (3) Business Days (and at least two (2) Business Days prior to the Company Stockholders Meeting).

(f) No Adverse Recommendation Change, termination of this Agreement under Section 8.1(c)(ii) or Section 8.1(d)(ii) or any similar action shall in any event change, or be deemed to otherwise eliminate, the approval of this Agreement by the Company Board and the transactions contemplated hereby for purposes of causing the Rights Agreement, Takeover Laws or other state law (including Section 203 of the DGCL) to become applicable to any of Parent, Merger Sub, any of their respective Affiliates, this Agreement, the Merger or the other transactions contemplated hereby.

(g) As used in this Agreement:

(i) “Acquisition Proposal” means any bona fide inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries relating to, in a single transaction or series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) (B) the acquisition of twenty percent (20%) or more of the outstanding shares of any class of capital stock of the Company or twenty percent (20%) or more of the voting power represented by the outstanding voting securities of the Company, (C) a tender offer or exchange offer that, if consummated, would result in any Person or group of Persons beneficially owning twenty percent (20%) or more of the outstanding Common Stock of the Company, or (D) the acquisition in any manner, directly or indirectly, of over 20% of the consolidated total assets of the Company and its Subsidiaries (or to which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are attributable) including, for this purpose, the outstanding assets and equity securities of the Subsidiaries of the Company, in each case other than the Merger.

(ii) “Superior Proposal” means any Acquisition Proposal (A) on terms which the Company Board determines in good faith, after consultation with the Company’s independent financial advisor and outside legal counsel, to be more favorable from a financial point of view to the holders of Shares than the Merger, taking into account all of the terms, conditions and impact of such proposal (including the likelihood, ability to finance, conditionality and timing of consummation of such proposal and taking into account any and all antitrust review or other regulatory process aspects as well as potential litigation), and this Agreement and (B) that the Company Board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%” and any transaction described in clause (A) of the definition of Acquisition Proposal must result in a third party acquiring more than 50% of the outstanding shares of common stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.

Section 6.5 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable (and in any event within twenty (20) Business Days after the date of this Agreement), the Company shall, with the assistance and approval (not to be unreasonably withheld or delayed) of Parent, prepare and shall cause to be filed with the SEC the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement and in responding to any comments of the SEC staff thereon. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall (i) promptly notify Parent and Merger Sub of the receipt of any comments from the SEC or its staff with respect to the Proxy Statement and any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information, (ii) supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement, and (iii) provide Parent with an opportunity to review and comment on any such document filing or response prior to their submission and to include in such document filing or response any comments reasonably proposed by Parent. Each of Parent, Merger Sub and the Company agree to correct, to the extent required by applicable Law, any information provided by it for use in the Proxy Statement which shall have become false or misleading by filing an appropriate amendment or supplement describing such information with the SEC and the Company shall disseminate such information to its stockholders, as applicable. If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of either the Company or Parent’s Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, respectively, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders Meeting”) including, (x) not more than 5 Business Days after the Proxy Statement has been cleared by the SEC, mailing the Proxy Statement to the holders of Common Stock as of the record date established for the Company Stockholders Meeting and (y) holding the Company Stockholders Meeting; provided, however, that in no event shall such meeting be held earlier than 60 days (and no later than 30 days following clearance of the Proxy Statement by the SEC) following the date of this Agreement and any adjournments or postponements of such meetings shall require the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned; provided, that notwithstanding the foregoing, Parent may require the Company to adjourn or postpone such meeting one (1) time, (ii) shall advise Parent as Parent may reasonably request, and at least on a daily basis on each of the last ten Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval and (iii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.4(c), (A) include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval of this Agreement and the Merger (the “Recommendation”), (B) use its reasonable best efforts to obtain from its stockholders the Company Stockholder Approval in favor of the adoption of the agreement of merger (as such term is used in Section 251 of the Corporation Law) contained in this Agreement required to consummate the transactions contemplated by this Agreement, including the Merger and (C) publicly reaffirm the Recommendation within two (2) Business Days after any request by Parent which request may be made one (1) time by Parent (not including any requests or communications by Parent with respect to any reaffirmations that are made by the Company Board in response to any disclosure obligations as set forth in Section 6.4(e)) no later than seven (7) Business Days prior to the Company Stockholders Meeting. At such Company Stockholders Meeting, the Company shall, through the Company Board or any committee thereof, make the Recommendation. Unless this Agreement is validly terminated in accordance with Article VIII, the Company shall establish a record date for, duly call, give notice of, convene and hold a Company Stockholders Meeting at which it shall submit this Agreement to its stockholders even if the Company Board shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Changed or proposed or announced any intention to do so. Without the prior written consent of Parent, adoption of this Agreement and the transactions contemplated hereby (including the Merger) is the only matter (other than procedural matters) which the Company shall propose to be acted on by the Stockholders at the Company Stockholders Meeting.

Section 6.6 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement pursuant to Article VIII hereof, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, officers, directors and Representatives to, (i) afford to Parent reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, financing sources and Representatives, properties, offices, other facilities, documents, agreements, contracts (including customer contracts) and books and records, (ii) promptly furnish Parent with all financial, operating and other data and information as Parent shall reasonably request (including, monthly financial reports prepared by management consistent with past practice; and, as and when received or developed, performance information regarding any “earn out” obligations of the Company) and (iii) promptly upon request by Parent, furnish Parent with a copy of each report, schedule and other document filed or received by the Company or any of its Subsidiaries after the date hereof pursuant to the requirements of the federal or state securities or Tax Laws. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees, in the aggregate, of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information to the extent that such access or disclosure would (x) breach any agreement with any third-party, (y) constitute a waiver of the attorney-client or other privilege held by the Company or (z) otherwise violate any applicable Law. The parties shall seek appropriate substitute disclosure arrangements under circumstances in which the immediately preceding sentence applies.

(b) Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms; provided, that (i) Parent and Merger Sub shall be entitled to contact third parties as potential sources of equity financing for the transactions contemplated hereby so long as such Persons agree to be bound by the terms and conditions of the Confidentiality Agreement and (ii) the execution of this Agreement by the Company constitutes written consent of the Company allowing all actions of the Parent or Merger Sub permitted or contemplated by this Agreement (including Section 6.4). The Company agrees that the Confidentiality

Agreement is hereby amended to permit Parent, Merger Sub and their Affiliates to purchase any debt or equity securities of the Company at any time, and from time to time, following the filing of the Proxy Statement with the SEC.

Section 6.7 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the conditions set forth in Article VII to be satisfied and to consummate the Merger and the other transactions contemplated by this Agreement; provided that all obligations of the Company, Parent and Merger Sub relating to the Financings shall be governed exclusively by Section 6.2 and not this Section 6.7. In furtherance and not in limitation of the foregoing, each party hereto agrees to use its reasonable best efforts to (i) make appropriate filings under and take all reasonable steps as may be necessary to receive approval from, or to avoid an action or proceeding under, any Antitrust Law, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five (5) Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for in the HSR Act, (ii) obtain all approvals, consents, registrations, licenses, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the transactions contemplated hereby and to maintain and preserve the benefits of any Contracts or agreements to which the Company or any of its Subsidiaries is a party after the consummation of the transactions contemplated by this Agreement; provided, however, that in obtaining consent or approval from any Person (other than a Governmental Entity) with respect to the transactions contemplated hereby, (x) without the prior written consent of Parent, which shall not be unreasonably withheld or delayed, none of the Company nor any of its Subsidiaries shall pay or commit to pay any amount to any Person or incur any liability or other obligation or materially modify any Contract and (y) neither Parent nor Merger Sub shall be required to pay or commit to pay any amount or incur any liability or obligation. In the event that the Company shall fail to obtain any third party approval, consent, registration, licenses, permit, authorization or other confirmation described in clause (ii) above, the Company shall use its reasonable best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could be reasonably expected to result, after the Effective Time, from the failure to obtain such approval, consent, registration, licenses, permit, authorization or other confirmation.

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, and (iv) subject to applicable Laws relating to the exchange of information and advice of counsel, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated hereby.

(c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.7(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, Parent and Merger Sub and the Company shall each use its reasonable best efforts to promptly resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, including, without limitation, (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or business of Parent or its Subsidiaries or the Company or its Subsidiaries and (ii) otherwise taking or committing to take any actions that after the Closing would limit the freedom of Parent or its Subsidiaries’ (including the Surviving Corporation’s) freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to resolve such objections or suits; provided, however, that neither the Company nor any of its Subsidiaries nor Parent nor any of its Subsidiaries or Affiliates shall be obligated to, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, hold separate, dispose of any assets or conduct or change its business unless such requirement, condition, understanding, agreement or order is binding on the Company or any of its Subsidiaries or on Parent or any of its Subsidiaries or Affiliates, as the case may be, only in the event the Closing occurs. Notwithstanding the foregoing, in no event shall the provisions of this Section 6.7 obligate the Guarantors or any of their Affiliates to agree to (i) limit in any manner whatsoever its ability to conduct their respective businesses or otherwise or own and control the Parent or the Surviving Corporation or (ii) divest any portfolio investments.

(d) Subject to the obligations under Section 6.7(c), in the event that any administrative or judicial Action is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(e) For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Section 6.8 Employment and Employee Benefits Matters; Other Plans.

(a) Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each a “Company Employee”) may have under any Company Plan, except as otherwise agreed in writing between Parent or any of its Affiliates and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to maintain the severance-related provisions of existing Company Plans set forth in Section 6.8(a) of the Company Disclosure Letter and to provide 100% of the severance payments and benefits required thereunder to be provided to any Company Employee terminated during that twelve (12) month period.

(b) Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent or any of its Affiliates and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof, to maintain for any Company Employee (i) subject to paragraph (a) above, cash compensation levels (such term to include salary, bonus opportunities, commissions and severance, but shall not include any equity-based compensation) that are in the aggregate no less favorable than, and (ii) benefits (including the costs thereof to Company Plan participants) provided under Company Plans to the extent such Company Plans are disclosed in Section 6.8(b) of the Company Disclosure Letter (other than any equity based benefits) that in the aggregate are no less favorable than, the overall cash compensation levels and benefits ( other than any equity-based compensation or benefits) maintained for and provided to such Company Employees immediately prior to the Effective Time; provided, however, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform to or comply with applicable Law or that are permitted by the existing terms of any Company Plans, and nothing in this Agreement shall be construed to limit the ability of Parent, the Company, the Surviving Corporation, or any of their Affiliates to terminate the employment of any employee (including any Company Employee) at any time and for any or no reason.

(c) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation (other than any equity based plans or arrangements or any non-qualified deferred compensation plans or arrangements) for the Company Employees’ service with the Company, its Subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company immediately prior to the Effective Time under an analogous Company Plan. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall, to the extent permitted by the law: (i) cause there to be waived any pre-existing condition or eligibility limitations in the plan year in which the Effective Time occurs to the extent waived or otherwise satisfied under an analogous Company Plan immediately prior to the Effective Time and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations for the plan year in which the Effective Time occurs, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar Company Plans immediately prior to the Effective Time.

(d) From and after the Effective Time, except as otherwise agreed in writing between Parent or any of its Affiliates and a Company Employee or as otherwise provided in this Agreement, Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms, (i) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any officer, director or employee of that company to the extent disclosed in Section 6.8(d)(i) of the Company Disclosure Letter, (ii) all obligations in effect as of the Effective Time under any non equity-based bonus or bonus deferral plans, programs or agreements of the Company or its Subsidiaries to the extent such plans, programs and agreements are disclosed in Section 6.8(d)(ii) of the Company Disclosure Letter and (iii) all obligations in effect as of the Effective Time pursuant to outstanding restoration plans, programs or agreements, and all vested and accrued benefits under any non equity-based employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or its Subsidiaries to the extent such plans, programs, agreements and arrangements are disclosed in Section 6.8(d)(iii) of the Company Disclosure Letter; provided, however, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform to or comply with applicable Law or that are permitted by the existing terms of any Company Plan.

(e) Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending ninety (90) days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local Law, “WARN”) without complying with all provisions of WARN or any similar provision of applicable foreign Law.

(f) No provision of this Section 6.8 or any other provision of this Agreement, express or implied: (i) shall be construed to establish, amend, or modify any Company Plan, any benefit plan, program, agreement, or arrangement or the terms of any sub-agreements or sub-plans, terms and conditions, restrictive covenants, or participation requirements thereof, except and to the extent such amendment is explicitly contemplated by the express language of this Agreement; (ii) shall limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and any of its Subsidiaries) to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; (iii) is intended to confer upon any current or former employee (including any Company Employee) or any other Person any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) is intended to confer upon any Person (including any Company Employee) any rights or remedies hereunder, including the right to enforce any obligations of Parent or the Surviving Corporation contained herein as a third party beneficiary; provided that this Agreement shall be deemed to confer on the applicable individuals the right to the payments described in Section 3.2.

(g) The Company shall take any actions with respect to the Employee Stock Purchase Plan (the “ESPP”) as are necessary to provide that (i) participation in the ESPP shall be limited to those employees who were participants on the date hereof, (ii) such participants may not increase their payroll deduction election or purchase elections from those in effect on the date hereof, (iii) the ESPP shall terminate, effective immediately before the Effective Time, (iv) each purchase right under the ESPP outstanding immediately before the Effective Time shall be automatically exercised by applying the payroll deductions of each current participant in the ESPP for such offering period, as defined in the ESPP (each, an “Offering Period”) to the purchase of whole shares of Company common stock (subject to the provisions of the ESPP regarding the number of shares purchasable per participant) at a purchase price per share equal to 95% of the lower of (A) the fair market value per share of Company common stock on the Purchase Date (as defined in the ESPP) and (B) the fair market value per share of Company common stock on the last business day before the Effective Time and (v) there shall not be any additional Offering Period commencing following the date of this Agreement under the ESPP.

Section 6.9 Takeover Laws. Parent, the Company and their respective Boards of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions provided for in this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions provided for in this Agreement.

Section 6.10 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby (the “Transaction Litigation”), it being agreed that Parent shall be given an opportunity to participate, at its own cost and expense, in the defense and/or prosecution of such Transaction Litigation or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure. The parties agree and acknowledge that, except with respect to clause (c) of the first sentence of this Section 6.10, the Company’s compliance or failure of compliance with this Section 6.10 shall not be taken into account for purposes of determining whether the condition referred to in section (c) of Annex II to this Agreement shall have been satisfied.

Section 6.11 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer and director of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) the Merger, this Agreement and the transactions and actions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof. In the event of any such Action, each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof, within ten (10) Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced first provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification; provided further, that neither Parent nor the Surviving Corporation shall be required to indemnify or advance expenses to any Indemnified Party in connection with an Action (or part thereof) initiated by such Indemnified Party unless such Action (or part thereof) was authorized by the board of directors.

(b) Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party for a period of six (6) years from the Effective Time.

(c) For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 400% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, that if the Surviving Corporation purchases a “tail policy” and the coverage thereunder costs more than 400% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 400% of such last annual premium. Parent and the Company shall work together to purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such tail prepaid policy has been obtained prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.11 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 6.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 6.11.

Section 6.12 Rule 16b-3. Prior to the Effective Time, the Company shall use its reasonable best efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 6.14 Tender Offer. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement or otherwise, in the event that Parent determines, the Parent shall have the right but not the obligation to commence, or to cause Merger Sub or another one of its affiliates (such entity, the “Tender Offeror”) to commence, at any time after the date hereof, a cash tender offer for 100% of the issued and outstanding shares of Common Stock at a purchase price per share, net to the holders thereof, equal to the Merger Consideration; provided, that (i) it shall be a condition to the obligation of the Tender Offeror to accept for payment and pay for shares of Common Stock tendered in the tender offer that more than 50% of the outstanding shares of Common Stock be tendered in the tender offer (such condition, the “Minimum Condition”), (ii) except for the Minimum Condition, the obligation of the Tender Offeror to accept for payment and pay for shares of Common Stock tendered in the tender offer shall not be materially more conditional than the obligation of the Parent and Merger

Sub to consummate the Merger, (iii) the Parent, Merger Sub and/or the Tender Offeror shall be obligated to consummate (x) the Merger or (y) a merger providing for cash consideration at least equal to the Merger Consideration and which shall otherwise be on terms and conditions no less favorable to the holders of shares of Common Stock than the Merger, (iv) the tender offer shall comply with all applicable Laws, including the Exchange Act, Sections 14(d) and 14(e) thereof and the rules, regulations and schedules promulgated thereunder, and (v) the tender offer shall otherwise be conducted on the terms and conditions set forth on Annex II. The parties hereto shall (a) negotiate in good faith and as expeditiously as practicable any and all amendments, modifications or waivers of this Agreement and the Confidentiality Agreement necessary or appropriate to implement this Section 6.14, (b) make any and all amendments or modifications to the Proxy Statement, (c) make any and all filings with or submissions to (and/or make any and all amendments or modifications to existing filings or submissions), and seek any and all consents, authorizations and permits from, any Governmental Authority necessary or appropriate in light of the tender offer, including under the HSR Act, any other Antitrust Law or other applicable Law or otherwise, and (d) otherwise use reasonable best efforts to implement this Section 6.14 and to ensure the Merger and the tender offer comply with all applicable Laws and are consummated. For avoidance of doubt, the Company acknowledges that the representations and warranties set forth in Sections 4.19 and 4.20 apply to the tender offer described in this Section 6.14.

Section 6.15 Termination of Indebtedness. Prior to the Effective Time, the Company shall deliver to Parent copies of payoff letters, in commercially reasonable form, from the administrative agent under the Credit Agreement and shall make arrangements for the release of all Liens and the release of all obligations and guarantees under the Credit Agreement over the Company’s and its Subsidiaries’ properties and assets securing such obligations, in each case subject to delivery of funds as arranged by Parent and Merger Sub, if necessary.

Section 6.16 Settlement of Related Actions. Neither the Company nor any of its Subsidiaries shall compromise, settle, come to an arrangement regarding or agree to compromise settle or come to an arrangement regarding any Action relating to this Agreement or the transactions contemplated hereby, or consent to the same unless Parent shall otherwise consent in writing; provided, that with respect to any Action involving monetary damages only, such consent shall not be unreasonably withheld or delayed.

Section 6.17 Resignation of Directors. The Company shall cause each of the directors of the Company and its Subsidiaries, in each case, to the extent requested by Parent no less than ten (10) Business Days prior to the Closing Date, to submit a letter of resignation or otherwise be removed, effective on the Closing Date.

Section 6.18 Termination of Affiliate Arrangements. Prior to the Effective Time, the Company shall terminate all Contracts and other arrangements with all officers, directors and shareholders of the Company, without any monetary or other liability having been incurred or satisfied by the Company or any of its Subsidiaries under such Contracts or other arrangements, on or after the date hereof.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger; and

(c) HSR Act; Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 7.2 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.

Section 7.3 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of, or waiver by Parent of, the following further conditions:

(a) the representations and warranties of the Company contained in Sections 4.1 (Organization, Standing and Power), 4.2 (Capital Stock), 4.3 (Authority), 4.19 (State Takeover Statutes), 4.20 (Rights Plan) and 4.22 (Brokers) shall be true and correct in all respects, and the remaining representations and warranties of the Company contained in this Agreement (without giving effect to any materiality, “Material Adverse Effect” or dollar thresholds qualifications therein) shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of another date, in which case as of such date) and the Company shall have delivered to Parent a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that to such officer’s knowledge the conditions set forth in this Section 7.3(a) have been satisfied; and

(b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing and the Company shall have delivered to Parent a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that to such officer’s knowledge the conditions set forth in this Section 7.3(b) have been satisfied.

Section 7.4 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of, or waiver by the Company of, the following further conditions:

(a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications) shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, in each case as of the Closing with the same effect as though made on and as of the Closing (except to the extent expressly made as of another date, in which case as of such date) and Parent shall have delivered to the Company a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of Parent, certifying to the effect that to such officer’s knowledge the conditions set forth in Section 7.4(a) have been satisfied;

(b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing and Parent shall have delivered to the Company a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of Parent, certifying to the effect that to such officer’s knowledge the conditions set forth in Section 7.4(b) have been satisfied; and

(c) consistent with Section 3.4, Parent shall have caused to be deposited with the Paying Agent cash in an aggregate amount sufficient to pay the aggregate Merger Consideration.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger has not been consummated on or before October 31, 2008 (the “Outside Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date and such action or failure to perform constitutes a breach of this Agreement;

(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 6.7; or

(iii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain such Company Stockholder Approval at a duly held Company Stockholders Meeting or at any adjournment or postponement thereof.

(c) by the Company:

(i) if Parent or Merger Sub shall have materially breached or failed to perform any of their representations, warranties, covenants or agreements set forth in this Agreement (other than the breach or failure to perform by either of Parent or Merger Sub of any of its covenants and agreements in Section 6.2, which such breach or failure to perform shall permit the Company to terminate this Agreement only on or following the Outside Date) which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 and (B) cannot be cured by the Outside Date; provided, that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii) prior to the receipt of the Company Stockholder Approval, in order to enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal; provided, that the Company has complied with Section 6.4; or

(iii) if the conditions set forth in Section 7.1 and Section 7.3 of this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at Closing) on the final day of the Marketing Period and Parent or Merger Sub has failed to consummate the Merger no later than five (5) Business Days after the later of (A) the final day of the Marketing Period and (B) the date on which the Company notifies Parent that all conditions to closing set forth in Section 7.4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at Closing but which conditions would be satisfied if such date were the Closing Date).

(d) by Parent:

(i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 and (B) cannot be cured by the Outside Date; provided, that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating the Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) (A) the Company Board shall have effected an Adverse Recommendation Change, or (B) the Company shall have breached in any material respect any of its obligations under Section 6.4, Section 6.5 or, if applicable, Section 6.14.

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than under clause (a)) shall give written notice of such termination to the other party specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected.

Section 8.2 Effect of Termination. In the event of termination of the Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Sections 4.22 and 5.10 (Brokers), Section 6.13 (Public Announcements), this Section 8.2, Section 8.3 (Fees and Expenses), Section 8.4 (Amendment or Supplement), Section 8.5 (Extension of Time; Waiver) and Article IX (General Provisions) of this Agreement shall survive the termination hereof and there shall be no liability on the part of Parent or Merger Sub or the Company, except (a) the Company or Parent may have liability as provided in Section 8.3 and (b) subject to the provisions of Section 8.3 and Section 9.10, nothing shall relieve any party from liability for willful breach of its representations and warranties or covenants under this Agreement or fraud.

Section 8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Merger, and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger or the Offer (as contemplated by Section 6.14) is consummated.

(b) In the event that:

(i) (A) an Acquisition Proposal shall have been publicly disclosed or communicated to the Company following that date hereof, (B) this Agreement is terminated by Parent or Company pursuant to Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i), and (C) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, an Acquisition Proposal; provided, that for purposes of clause (C) of this Section 8.3(b)(i), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii)

then, in any such case, the Company shall pay Parent or an Affiliate of Parent designated in writing by Parent a termination fee of $50,000,000 (the “Termination Fee”), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion and provided that in no event shall any portion of the Termination Fee be paid to any Apax Guarantor. Notwithstanding anything in this Agreement to the contrary, the payment of the Termination Fee shall be the exclusive remedy of Parent and Merger Sub with respect to a termination of this Agreement described in Sections 8.3(b)(i)-(iii). Payment of the Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the earlier of the execution of a definitive agreement with respect to or consummation of any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 8.3(b)(i); (ii) simultaneously with, and as a condition precedent to the effectiveness of, termination, in the case of a termination by the Company pursuant to Section 8.1(c)(ii) (and any purported termination pursuant to this Section shall be void and of no force and effect unless the Company shall have made such payment) or (iii) within two (2) Business Days after termination by Parent pursuant to Section 8.1(d)(ii).

(c) In the event that the Company shall terminate this Agreement pursuant to Section 8.1(c)(iii), then Parent shall pay to the Company a termination fee of $65,000,000 in cash, (the “Parent Termination Fee”), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. If the Parent Termination Fee becomes payable pursuant to this Section 8.3(c), it shall be paid no later than two (2) Business Days after the termination of this Agreement pursuant to Section 8.1(c)(iii). Any amount that becomes payable pursuant to this Section 8.3(c) shall be paid by wire transfer of same day funds to an account designated in writing by the Company.

(d) Each of the parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amounts due pursuant to this Section 8.3, and, in order to obtain such payment, Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the amounts set forth in this Section 8.3, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3 from the date of termination of this Agreement through the date such payment is actually received at a rate per annum equal to 6%.

(e) Except in the event of willful breach by either Parent or Merger Sub of its representations and warranties or covenants under this Agreement or fraud by Parent or Merger Sub, (i) the Company’s right to receive payment of the Parent Termination Fee from Parent pursuant to Section 8.3(c) or the Guarantors pursuant to the Limited Guarantees in respect thereof shall be the sole and exclusive remedy of the Company and its Affiliates against the Parent Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party or a party’s stockholders, taking into consideration all relevant matters, including other combination opportunities, the time value of money, a party’s obligation to mitigate, and relevant market conditions (tested over a relevant period), “Company Damages”), and (ii) upon payment of such amount none of the Parent Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that Parent shall also be obligated with respect to Section 8.3(d) and the Guarantors under the Limited Guarantees in respect of Section 8.3(d)). Without limiting the Company’s right to receive the Parent Termination Fee, in the event of willful breach by either Parent or Merger Sub of its representations and warranties or covenants under this Agreement or fraud by Parent or Merger Sub, the Company and any of the Affiliates that are controlled by the Company shall be entitled to seek Company Damages against Parent or Merger Sub; provided, that the maximum aggregate liability (inclusive of the Parent Termination Fee) of Parent or Merger Sub shall not exceed the Parent Liability Limitation (as defined below).

(f) Without limiting Parent’s rights under Section 9.10, and except in the event of willful breach by the Company of its representations and warranties or covenants under this Agreement or fraud by the Company, (i) Parent’s right to receive payment from the Company of the Termination Fee pursuant to Section 8.3(b) shall be the sole and exclusive remedies of Parent and Merger Sub against the Company Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party or a party’s stockholders, taking into consideration all relevant matters, including other combination opportunities, the time value of money, a party’s obligation to mitigate, and relevant market conditions (tested over a relevant period), “Parent Damages”), and (ii) upon payment of such amount(s), none of the Company Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that the Company shall also be obligated with respect to Section 8.3(d)). Without limiting Parent’s rights to receive the Termination Fee, or its remedies under Section 9.10, in the event of willful breach by the Company of its representations and warranties or covenants under this Agreement or fraud by the Company, Parent shall be entitled to seek Parent Damages against the Company, whether or not the Termination Fee has been paid or is payable; provided, that the maximum aggregate liability (inclusive of the Termination Fee and the Parent Expenses) of the Company shall not exceed the Company Liability Limitation.

(g) Notwithstanding anything herein to the contrary, the maximum aggregate liability of Parent and Merger Sub for all Company Damages shall be limited to $100,000,000 and including, to the extent of any payment, the Parent Termination Fee) plus any amounts that may be payable under Section 8.3(d) (the “Parent Liability Limitation”) and the maximum aggregate liability of Company for all Parent Damages shall be limited to $100,000,000 (including, to the extent of any payment, the Termination Fee) plus any amounts that may be payable under Section 8.3(d) (the “Company Liability Limitation”), and in no event shall (i) the Company or any of the Affiliates that are controlled by the Company seek or permit to be sought on the Company’s behalf any other Company Damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub, the Guarantors or any other Parent Parties in excess of the Parent Liability Limitation in connection with this Agreement or the transactions contemplated hereby and (ii) Parent or Merger Sub seek any other Parent Damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against the Company, its Subsidiaries or any other Company Parties in excess of the Company Liability Limitation in connection with this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 8.3 shall limit the rights of Parent and Merger Sub under Section 9.10. Parent and Merger Sub acknowledge and agree that each of them has no right of recovery against, and no personal liability shall attach to, in each case with respect to Parent Damages, any of the Company Parties (other than the Company to the extent provided in this Agreement), through the Company or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against any Company Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to Company Damages, any of the Parent Parties (other than Parent to the extent provided in this Agreement and the Guarantors to the extent provided in the Limited Guarantees), through Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent against the Guarantors or any other Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights to recover from the Guarantors (but not any other Parent Party (including any general partner or managing member)) under and to the extent provided in the Limited Guarantees and subject to the Parent Liability Limitation and the other limitations described therein. Recourse against the Guarantors under the Limited Guarantees shall be the sole and exclusive remedy of the Company and its Affiliates against the Guarantors and any other Parent Party (other than Parent to the extent provided in this Agreement) in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby. The Company acknowledges that both Parent and Merger Sub are newly-formed companies and do not have any material assets or liabilities except in connection with this Agreement.

Section 8.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors or general partner, as applicable, at any time prior to the Effective Time, whether before of after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law or the rules of the Nasdaq Global Select Market requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors or general partner, as applicable, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law or the rules of the Nasdaq Global Select Market requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent, Merger Sub or the Surviving Corporation, to:

c/o Apax Partners, L.P.
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention:	Buddy Gumina
Facsimile:	(646) 349-3306

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention:	Kirk A. Radke and Kim Taylor
Facsimile:	(212) 446-4900

(b) if to Company, to:

The TriZetto Group, Inc.
567 San Nicolas Drive, Suite 360
Newport Beach, CA 92660
Attention:	General Counsel
Facsimile:	(949) 219-2197

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612
Attention:	Thomas D. Magill
Facsimile:	(949) 475-4648

Section 9.3 Certain Definitions. For purposes of this Agreement:

(a) “2005 Indenture” means the Indenture dated as of October 5, 2005 by and between the Company and Wells Fargo Bank, National Association.

(b) “2007 Indenture” means the Indenture dated as of April 17, 2007 by and between the Company and Wells Fargo Bank, National Association.

(c) “2012 Notes” means the Company’s 1.125% Convertible Senior Notes due 2012.

(d) “2025 Notes” means the Company’s 2.75% Convertible Senior Notes due 2025.

(e) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(f) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executed order to be closed;

(g) “Company Parties” means, collectively, the Company and its Subsidiaries and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing;

(h) “Confidentiality Agreement” means that certain confidentiality agreement, dated January 17, 2008 by and between Apax Partners, L.P. and The TriZetto Group, Inc. which supersedes any previous confidentiality agreement entered into between such parties.

(i) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(j) “Convertible Notes” means each of the 2012 Notes and the 2025 Notes.

(k) “Indentures” means each of the 2005 Indenture and the 2007 Indenture.

(l) “knowledge” of the Company means the actual knowledge of the individuals listed in Section 9.3(l) of the Company Disclosure Letter;

(m) “Parent Parties” shall mean, collectively, Parent, Merger Sub, the Guarantors or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing;

(n) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(o) “SEC” means the Securities and Exchange Commission; and

(p) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

Section 9.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

Section 9.5 Entire Agreement. This Agreement (including the Annex and Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 9.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than with respect to the provisions of Section 6.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof.

Section 9.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 9.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10 Enforcement. The parties agree that immediate and irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company. Accordingly, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement against the Company in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity (in each case subject to the Company Liability Limitation in respect of Parent Damages). Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. Notwithstanding anything herein to the contrary, the parties further acknowledge and agree that none of the Company or its Affiliates shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub, to enforce specifically the terms and provisions of this Agreement against Parent or Merger Sub or otherwise to obtain any equitable relief or remedy against Parent or Merger Sub and that the Company’s sole and exclusive remedy with respect to any such breaches, acts or omissions by Parent or Merger Sub shall be the remedies available to the Company pursuant to the terms and conditions of, and subject to the limitations of, Section 8.3.

Section 9.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 9.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 9.15 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 9.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TZ HOLDINGS, L.P.

By:	TZ Holdings GP, L.L.C.,
its General Partner

By:	Apax Partners, L.P., its sole Member

By:	/s/ Peter Jeton
Name:	Peter Jeton
Title:	Chief Operating Officer

TZ MERGER SUB, INC.

By:	/s/ William Gumina
Name:	William Gumina
Title:	Vice President

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE TRIZETTO GROUP, INC.

By:	/s/ Jeffrey H. Margolis
Name:	Jeffrey H. Margolis
Title:	Chief Executive Officer

ANNEX I

Form of Rights Plan Amendment

See Attached.

ANNEX II

1. Subject to compliance with Section 6.14 of the Agreement, Merger Sub (i) shall not be required to accept for payment or pay for any tendered Shares, (ii) may delay the acceptance for payment of, or the payment for, any tendered Shares, and (iii) may terminate or amend the tender offer contemplated under Section 6.14 of the Agreement (the “Offer“) as to Shares not then paid for, in the event that at or prior to the scheduled expiration of the Offer (as it may be extended pursuant to Section 6.14 of the Agreement): (A) the Minimum Condition shall not have been satisfied; (B) the applicable waiting period (and any extension thereof) applicable to the transactions contemplated by the Agreement (including the Offer and the Merger) under the HSR Act shall not have expired or been terminated; or (C) any of the following conditions exists:

(a) there shall be instituted or pending any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, or a Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Offer, the Merger or any other transaction contemplated by the Agreement;

(b) the representations and warranties of the Company contained in Sections 4.1 (Organization, Standing and Power), 4.2 (Capital Stock), 4.3 (Authority), 4.19 (State Takeover Statutes), 4.20 (Rights Plan) and 4.22 (Brokers) shall be true and correct in all respects, and the remaining representations and warranties of the Company contained in this Agreement (without giving effect to any materiality, “Material Adverse Effect” or dollar thresholds qualifications therein) shall be true and correct except for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect, in each case as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of another date, in which case as of such date) and the Company shall have delivered to Parent a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that to such officer’s knowledge the conditions set forth in this Section (b) have been satisfied;

(c) the Company shall have breached or failed to perform in any material respect any of its obligations under the Agreement and such breach or failure to perform shall not have been cured and the Company shall have delivered to Parent a certificate, dated as of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that to such officer’s knowledge the conditions set forth in this Section (c) have been satisfied;

(d) (i) an Adverse Recommendation Change shall have occurred and not been withdrawn, or (ii) the Company shall have approved, endorsed or recommended to the Company’s stockholders an Acquisition Proposal other than the Merger or shall have publicly proposed to effect any of the foregoing; or

(e) the Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to such condition, in whole or in part at any applicable time or from time to time in their sole discretion prior to the expiration of the Offer, except that the conditions relating to receipt of any approvals from any Governmental Entity may be asserted at any time prior to the acceptance for payment of Shares, and all conditions (except for the Minimum Condition) may be waived by Parent or Merger Sub in their sole discretion in whole or in part at any applicable time or from time to time, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. The failure of Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Notwithstanding anything herein to the contrary, if Parent delivers payment of the Parent Termination Fee to the Company, then the Offer shall automatically terminate.

2. Parent Representation on Board. To the extent permitted by applicable Law and the Company Charter and Company Bylaws as in effect on the date hereof, the Company shall take all actions necessary to ensure that, from and after the closing of the Offer, the Company Board and each committee thereof shall include a number of representatives of Parent that is in proportion to the percentage ownership of the Company represented by the Shares tendered and purchased by Parent in the Offer.

3. Short-form Merger. Upon closing of the Offer, if permitted by the DGCL, the Company shall take all action necessary and permitted by applicable Law or the rules of any applicable stock exchange (including the issuance of a “top-up” option to Parent) to give effect to a “short form” merger in lieu of the Merger; provided, that the per share consideration payable in such merger shall be a cash amount equal to the Merger Consideration.

4. Subsequent Offering Periods. Subject to Parent’s obligations under Section 6.14 of the Merger Agreement (including with respect to the timing of the consummation of the Merger), the Offer may be extended at Parent’s discretion up to the Outside Date.

5. Shareholder Lists. To the extent permitted by applicable Law, the Company shall provide Parent and its representatives with reasonable access to the Company’s shareholder lists and take other reasonable and customary actions as required to facilitate the Offer.

Notwithstanding anything contained in this Annex II, neither Parent nor Merger Sub may rely on the failure of any condition set forth herein to be satisfied if such failure was caused by the breach of the Agreement by Parent or Merger Sub, or the failure by Parent or Merger to fulfill any of their respective obligations thereunder.

The capitalized terms used in this Annex II and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger (the “ Agreement”), dated as of April 11, 2008, between TZ Holdings, L.P., a Delaware limited partnership, TZ Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent and The TriZetto Group, Inc., a Delaware corporation.

Annex B

[LETTERHEAD OF UBS SECURITIES LLC]

April 10, 2008

The Board of Directors

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

Dear Members of the Board:

We understand that The TriZetto Group, Inc., a Delaware corporation (“TriZetto”), is considering a transaction whereby TZ Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of TZ Holdings, L.P. (“TZ Holdings”), a Delaware limited partnership newly formed on behalf of certain affiliates of Apax Partners Worldwide LLP (“Apax”), BlueCross BlueShield of Tennessee Inc., Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield, will merge with and into TriZetto (the “Transaction”). Pursuant to the terms of an Agreement and Plan of Merger, an execution form of which was provided to us on April 10, 2008 (the “Merger Agreement”), among TZ Holdings, Merger Sub and TriZetto, each outstanding share of the common stock, par value $0.001 per share, of TriZetto (“TriZetto Common Stock”), excluding shares of TriZetto Common Stock as to which treatment in the Transaction is separately agreed by TZ Holdings and the holders thereof after the date of the Merger Agreement (such holders of excluded shares of TriZetto Common Stock, together with their respective affiliates, “Excluded Holders”), will be converted into the right to receive $22.00 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of TriZetto Common Stock (other than Excluded Holders) of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to TriZetto in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided services to TriZetto unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including having (i) acted as joint bookrunner in connection with a convertible notes offering by TriZetto in April 2007 and as a counterparty in connection with the related bond hedge and warrant transactions entered into by TriZetto (the “BHW Transaction”) and (ii) provided certain cash management services to TriZetto. In addition, an affiliate of UBS is a participant in a credit facility of TriZetto for which it received and continues to receive fees and interest payments, which credit facility is expected to be repaid in connection with the Transaction. UBS and its affiliates also in the past have provided and currently are providing services to Apax and certain of its affiliates unrelated to the Transaction, for which UBS and its affiliates received and expect to receive compensation, including acting as financial advisor to Apax and certain of its affiliates in connection with certain acquisition and disposition transactions. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of TriZetto and certain affiliates of Apax and, accordingly, may at any time hold a long or short position in such securities. As you are aware, UBS and its affiliates currently hold (i) warrants to acquire TriZetto Common Stock that were issued by TriZetto as part of the BHW Transaction and (ii) convertible notes of TriZetto, and will be entitled to receive, upon consummation of the Transaction, cancellation payments relating to such warrants and the conversion value and certain make-whole payments relating to such notes. In addition, an affiliate of UBS currently is a counterparty to an agreement entered into as part of the BHW Transaction pursuant to which, under certain circumstances, UBS is obligated to deliver shares of TriZetto

The TriZetto Group, Inc.

April 10, 2008

Common Stock to TriZetto, which obligation will be triggered upon consummation of the Transaction and settled by UBS in shares of TriZetto Common Stock or cash. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to TriZetto or TriZetto’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any stockholder of TriZetto as to how such stockholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Merger Agreement or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Merger Agreement will not differ in any material respect from the form that we have reviewed, (ii) TriZetto and TZ Holdings will comply with all material terms of the Merger Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on TriZetto or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to TriZetto; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of TriZetto that were provided to us by the management of TriZetto and not publicly available, including certain financial forecasts and estimates prepared by the management of TriZetto that you have directed us to utilize for purposes of our analyses; (iii) conducted discussions with members of the senior management of TriZetto concerning the business and financial prospects of TriZetto; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of TriZetto Common Stock; (vii) reviewed the Merger Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with TriZetto and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TriZetto, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TriZetto as to the future financial performance of TriZetto. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

The TriZetto Group, Inc.

April 10, 2008

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of TriZetto Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Transaction.

Very truly yours,

/s/ UBS Securities LLC

UBS SECURITIES LLC

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

▼  DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY

THE TRIZETTO GROUP, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of THE TRIZETTO GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders of THE TRIZETTO GROUP, INC. to be held on Monday, June 30, 2008, at 1:00 p.m. Pacific Time, at The Island Hotel Newport Beach, 690 Newport Center Drive, Newport Beach, California 92660 and hereby appoints Jeffrey H. Margolis and James J. Sullivan, and each of them, its proxies and attorneys-in-fact, each with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders and at any postponements or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorneys or substitutes as shall be present and shall act at said meeting or any adjournments or postponements thereof shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

All other proxies heretofore given by the undersigned to vote shares of THE TRIZETTO GROUP, INC.’s common stock are expressly revoked.

IMPORTANT – PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY CARD.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:		+

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 11, 2008, by and among TZ Holdings, LP., TZ Merger Sub, Inc. and The TriZetto Group, Inc.:

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR ITEMS 1 AND 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated by marking (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

	For	Against	Abstain
	☐	☐	☐
2.	Proposal to approve any adjournments of the Special Meeting, if determined necessary by The TriZetto Group, Inc., to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve and adopt the Agreement and Plan of Merger:
	For	Against	Abstain
	☐	☐	☐

B	Non-Voting Items

Change of Address – Please print new address below.

C	Authorized Signatures – This section must be completed for your Vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should each sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

+